PROSPECTUS

Filed pursuant to Rule 424(b)(4)

Registration No. 333-288004

DARKIRIS INC.

黑瞳科技

1,500,000 Class A Ordinary Shares

This is an initial public offering of the Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) of DarkIris Inc. 黑瞳科技 (“DarkIris”). This is the initial public offering of our Class A Ordinary Shares. Prior to this offering, there has been no public market for Class A Ordinary Shares. The initial public offering price of the Class A Ordinary Shares is $4 per share.

Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “DKI” on or promptly after the date of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Our Being an “Emerging Growth Company” and “Risk Factors” on pages 4 and 12, respectively.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Hong Zhifang, our Chief Executive Officer, director and Controlling Shareholder, will beneficially own approximately 31.14% of our issued and outstanding share capital, and approximately 90.04% aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. See “Risk Factor — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder will own 5,449,600 Class B Ordinary Shares, representing approximately 31.14% of our total issued and outstanding ordinary shares, and representing approximately 90.04% of the total voting power, assuming the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers. See section titled “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares — We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantial part of our operations through our operating subsidiaries in Hong Kong, Quantum Arts Co., Limited (“Quantum”) and Hongkong Stellar Wisdom Co., Limited (“Stellar”). This is an offering of the Class A Ordinary Shares of DarkIris, the holding company in the Cayman Islands, instead of the shares of Quantum and Stellar. References to the “Company”, “we”, “us”, and “our” in the prospectus are to DarkIris, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered. Our Hong Kong subsidiary, Quantum, is the main entity operating the business and generating all revenue and profit stated in the consolidated financial statements of the Company included elsewhere in this prospectus. The Company owns 100% of Quantum and Stellar. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Hong Kong operating companies directly. Investors are purchasing equity solely in DarkIris, our Cayman Islands holding company, which directly owns issued shares and equity interests in the Hong Kong operating companies. Because of our corporate structure, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in mainland China may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like DarkIris. The Company used to conduct its operations through Guangzhou Turing Interactive Entertainment Technology Co., Ltd (“Turing”), a subsidiary of Quantum. On May 14, 2025, Quantum entered into a share transfer agreement with Xiamen Yusanjia Culture Communication Co., Ltd (“Xiamen Yusanjia”), an unaffiliated third party, to transfer all outstanding shares of Turing, at the price approximately at RMB2.0 million (US$268,000) based on its unaudited net assets as of April 30, 2025 (the “Disposition”). After the Disposition, Turing is no longer owned by Quantum, and we have no operating subsidiary in mainland China.

Such governmental actions, if and when they occur:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our Group’s operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by PRC government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Shares to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures published by Cyberspace Administration of China (“CAC”), National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. Cybersecurity Review Measures also requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. Furthermore, on September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Network Data Regulation”), which became effective on January 1, 2025. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Also as of the date of this prospectus, we do not believe we are in a monopolistic position in the property management industry. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong and Mainland China — “Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale. PRC laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.” and “Risk Factors — Risks Related to Doing Business in Hong Kong—There are political risks associated with conducting business in Hong Kong as well as Changes in China’s economic, social conditions or government policies could have a material adverse effect on our business and operations.”

On February 17, 2023, CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within three working days after the relevant application is submitted overseas, and PRC domestic enterprises shall complete filings with the CSRC prior to their overseas offerings and listings. As advised by our PRC counsel, AllBright Law Offices (Fuzhou), we believe that we are not subject to the CSRC filing requirement because (i) as of the date of this prospectus, we do not, directly or indirectly, own or control any entity or subsidiary in mainland China; (ii) we are headquartered in Hong Kong and all of our officers are employed by our operating subsidiaries in Hong Kong; (iii) most of our revenues and profits are generated by our subsidiaries in Hong Kong; and (iv) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the mainland China subsidiary are all under 50%. If our understanding to the Trial Measures is wrong or incorrect and we fail to comply with the Trial Measures, we will be required to correct our behaviours, face warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. If our understanding to the Trial Measures is wrong or in correct, and we fail to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors - Risks Related to Doing Business in Hong Kong and Mainland China - “Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.”

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by the PRC authorities in those jurisdictions.    In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Enrome LLP, the independent registered public accounting firm that issued the audit report included in this prospectus, is a PCAOB-registered public accounting firm headquartered in Singapore. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor has not been subject to PCAOB’s determinations and our offering has not been affected by the HFCA Act and related regulations. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our audit works in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our Shares may be prohibited under the HFCA Act. On August 26, 2022, the PCAOB signed the Statement of Protocol (the “SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from a stock exchange. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and, on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in Hong Kong and Mainland China — “Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

DarkIris is incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our operations in Hong Kong through our Hong Kong subsidiaries, Quantum and Stellar. Although other means are available for us to obtain financing at the holding company level, DarkIris’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by Quantum and Stellar.

As of the date of this prospectus, we have not made any transfers between the holding company and our subsidiaries, and none of our subsidiaries have ever issued any dividends or distribution to the holding company or their respective shareholders outside of Hong Kong or mainland China. There can be no assurance that the cash maintained in the PRC could be transferred out for the payment of dividends or the cash could be deployed into our business which shall be subject to the PRC regulations and policies.

Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to Quantum and Stellar, our Hong Kong operating entities, , from DarkIris in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Quantum and Stellar to DarkIris. As of the date of this prospectus, we do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred and have not made any transfers for both directions. To the extent cash in the business is in the PRC or in a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of DarkIris and its subsidiaries by the PRC government to transfer cash, and we cannot assure you that the PRC government will not intervene in or impose restrictions on the ability of DarkIris and its subsidiaries to transfer cash.

In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries. In order for us to pay dividends to our shareholders, we may rely on payments made by Quantum and Stellar. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Current restrictions and limitations by the PRC government to transfer cash do not apply to Hong Kong entities and we do not currently anticipate any obstacles in transferring foreign currencies from Hong Kong to the U.S., such restrictions and limitations by the PRC government could become applicable to Hong Kong and Hong Kong entities in the future, which may result in cash in the business in Hong Kong or a Hong Kong entity being unavailable to fund operations or for other use outside of Hong Kong. For more detailed information, see “Risks Related to Doing Business in Hong Kong— Regulations of currency conversion may limit our ability to transfer cash between us, our subsidiaries or investors including to utilize our net revenues effectively and affect the value of your investment.”

We receive most of our revenues in U.S. dollars. Under our current corporate structure, our Company in the Cayman Islands will rely on dividend payments from our Hong Kong subsidiaries to fund any cash and financing requirements we may have.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 4 of this prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	PER SHARE	TOTAL(4)
Initial public offering price	$4.00	$6,000,000
Underwriting discounts and commissions(1)(2)	$0.28	$420,000
Proceeds, before expenses, to us	$3.72	$5,580,000

(1)	The underwriters will receive compensation in addition to the discounts and commissions. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 110.

(2)	Does not include a non-accountable expense allowance equal to $60,000, equal to one percent (1%) of the gross proceeds received by us from this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 110.
(3)	Based on the initial public offering price of $4 per share.
(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1.3 million, exclusive of the above discounts and commissions. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting commissions and discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$483,000 based on the initial public offering price of US$4.00 per Class A Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be US$6,900,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment on or about August 11, 2025.

US Tiger Securities, Inc.

Prospectus dated August 7, 2025

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

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Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“ARPGs” refers to action role-playing games;

●	“ARPPU” refers to Average Revenue per Paying User;

●	“Class A Ordinary Shares” refers to the Company’s Class A ordinary shares, par value US$0.0001 per share, with 450,000,000 Class A Ordinary Shares authorized and 10,550,400 Class A Ordinary Shares outstanding as of the date of this prospectus;

●	“Class B Ordinary Shares” refers to the Company’s Class B ordinary shares, par value US$0.0001 per share, with 50,000,000 Class B Ordinary Shares authorized and 5,449,600 Class B Ordinary Shares outstanding as of the date of this prospectus;

●	“China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau unless explicitly stated otherwise;

●	“Controlling Shareholder” refers to Mr. Hong Zhifang, our Chief Executive Officer and director, beneficially owns 5,449,600 ordinary shares issued and outstanding through RongStar Holdings Ltd, consisting of 5,449,600 Class B Ordinary Shares which represents 34.06% of our total issued and outstanding share capital and 91.17% of our aggregate voting power as of the date of this prospectus and, will beneficially own approximately 31.14% of our issued and outstanding share capital and approximately 90.04% of the aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. See “Management” and “Principal Shareholders” for more information;

●	“DAU” refers to Daily Active Users;

●	Depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “DarkIris” refer to DarkIris Inc. 黑瞳科技, a Cayman Islands company that will issue the Class A Ordinary Shares being offered. References to the “Group” refers to DarkIris Inc. and its subsidiaries;

●	“Divine Serpent” refers to Record of the Divine Serpent in the Ninth Heaven (九霄靈蛇錄);

●	“Hong Kong” refers to Hong Kong Special Administrative Region in the PRC;

●	“mainland China” refers to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan);

●	“MMOs” refers to massively multiplayer online games;

●	“MDU” refers to Monthly Download Users;

●	“MPU” refers to Monthly Paying Users;

●	“Floating Sky” refers to the Myth of the Floating Sky (浮空神話);

●	“Our games” refers to both self-developed games owned by the Group and licensed games from third parties published and operated by the Group;

●	“PC” refers to personal computer;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in the PRC, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in the PRC;

●	“Quantum” refers to Quantum Arts Co., Limited, incorporated as a limited company in Hong Kong;

●	“RMB” or “Chinese Yuan” refers to the legal currency of China;

●	“SEC” refers to the Securities and Exchange Commission;

●	“shares”, “Shares” or “Ordinary Shares” refer to the Ordinary Shares of DarkIris, consisting of Class A Ordinary Shares and Class B Ordinary Shares;

●	“Stellar” refers to Hongkong Stellar Wisdom Co., Limited, incorporated as a limited company in Hong Kong;

●	“Turing” refers to Guangzhou Turing Interactive Entertainment Technology Co., Ltd, incorporated as a limited liability company in the PRC, a wholly-owned subsidiary of Quantum and disposed of by Quantum on May 14, 2025;

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

●	“Wei, Shu & Wu” refers to The Great Story of Wei, Shu and Wu (大話魏蜀吳);

●	“Xiamen Yusanjia” refers to Xiamen Yusanjia Culture Communication Co., Ltd, incorporated as a limited company in the PRC; and

●	“Xiqi” refers to Xiamen Xiqi Network Technology Co., Ltd, incorporated as a limited liability company in the PRC.

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Hong Kong uses HKD as the functional currency, and the Company’s disposed subsidiary in mainland China used RMB as the functional currency. Our consolidated financial statements are presented in United States Dollar. Amounts in US$ are presented for the convenience of the reader and these dollar references are based on the exchange rates of HKD to U.S. dollars and RMB to U.S. dollars, determined as of a specific date or for a specific period. Our consolidated financial statements for the years ended September 30, 2024 and 2023, amounts in US$ are translated at the rate of US$1.00 = RMB7.07432 and US$1.00=HK$7.7693, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on September 30, 2024. Our consolidated financial statements for the six months ended March 31, 2025 and 2024, amounts in US$ are translated at the rate of US$1.00 = RMB7.2567 and US$1.00=HK$7.7799, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on March 31, 2025. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate. The equity accounts were stated at their historical rate. Cash flows were also translated at average translation rates for the periods, therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act of the Cayman Islands (the “Companies Act”), as the case may be.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

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Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial and Other Information

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Hong Kong uses HKD as the functional currency, and the Company’s disposed subsidiary in mainland China used RMB as the functional currency. Our consolidated financial statements are presented in United States Dollar. Amounts in US$ are presented for the convenience of the reader and are translated at the rate of US$1.00 = RMB7.07432 and US$1.00=HK$7.7693, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on September 30, 2024. The equity accounts were stated at their historical rate. Cash flows were also translated at average translation rates for the periods, therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Class A Ordinary Shares. This prospectus also contains information and statistics relating to Hong Kong’s and China’s economy and the industries in which we operate which are derived from various publications issued by market research companies and the Hong Kong and PRC governmental entities, and have not been independently verified by us, the underwriter or any of its respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of Hong Kong and China.

Overview

DarkIris Inc. is a holding company incorporated as an exempted company on May 31, 2024 under the laws of the Cayman Islands. We operate substantially all of our business through our subsidiaries in Hong Kong, namely Quantum Arts Co., Limited (“Quantum”) and Hongkong Stellar Wisdom Co., Limited (“Stellar”).

Operated in Hong Kong, we are a comprehensive technology enterprise engaged in the development, publishing and operating of mobile digital games via various third-party digital storefronts. Our activities encompass including game design, programming and graphics, as well as distribution and operation of mobile games on various platforms. We leverage on (i) the innovative, creative and technical expertise of the gaming industry communities in Hong Kong and (ii) the multicultural environment and diversified interests of mobile game players in these regions. Our goal is to create and promote a broader array of engaging, immersive, and captivating mobile game genres to cater to a global audience of gamers. Over the past seven years, we have successfully released numerous popular games. We are committed to consistently demonstrating exceptional strength and unique allure across diverse sectors of games, leading the way in pioneering advancements within the gaming industry.

Quantum is our operating subsidiary in Hong Kong dedicated to games development and publishing, which is committed to bringing unique gaming experiences to game players around the world. It has a team of game developers who are not only technically proficient, but also have keen market insights to quickly capture and respond to the diverse needs of the global game market.

Historically, Turing was our operating subsidiary in Guangzhou, PRC, committed to mobile game publishing and management of our intellectual property resources, and successfully published a broad range of games. In addition, Turing has always operated as a cost center of the Company, relying on personnel for research and development to support the overall business of the group. To align with the nature of our business, in which the majority of our revenue was generated overseas and the revenue generated from Turing only accounted for less than 3% of the Company, improve the operation efficiency, and lower our operation costs, we began shifting our business focus toward overseas operations centered in Hong Kong, starting from early 2025. During the transition period, all the software copyrights and trademarks owned by Turing have been or in the process of transferring to Quantum. On May 14, 2025, Quantum entered into a share transfer agreement with Xiamen Yusanjia, an unaffiliated third party, to transfer all outstanding shares of Turing, at the price approximately at RMB2.0 million (US$268,000) based on its unaudited net assets as of April 30, 2025. After the Disposition, our operation remains the same.

Over the past seven years, we have rapidly grown into a mobile game publisher with significant influence in popular game categories such as card games, action role-playing games (“ARPGs”), and massively multiplayer online games (“MMOs”) by virtue of its deep insight into the global game market.

Our core product offerings are:

●	Games Development. We develop, market and distribute our self-developed mobile games; and

●	Games Publishing and Operation. We publish and operate our self-developed mobile games and mobile games we license from other game developers.

Our Competitive Strengths

We believe our main competitive strengths are as follows:

●	Strong Production and Content Creative Capabilities with an International Perspective
●	Experienced Management Team in Game Production and Publishing
●	Global Reach and Market Expertise
●	Global Infrastructure and Player Support
●	Key Platform and Payment Partnerships

Our Business Strategies and Future Plans

●	Expansion of Game Portfolio
●	Development and Expansion of Intellectual Property Rights
●	Strategic Investments and Partnerships
●	Product Line Diversification

Our Corporate Structure and History

	Date of	Place of	% of
Name of Entity	Incorporation	Incorporation	Ownership	Principal Activities
DarkIris	May 31, 2024	Cayman Islands	Parent	Holding company

Quantum	March 19, 2021	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products

Stellar	May 11, 2018	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products, and video marketing

DarkIris, the issuer in this offering, was incorporated in the Cayman Islands on May 31, 2024 as an exempted company. The Group first began operations in 2017 through its previous operating subsidiary, Turing. For a description of the reorganization primarily to facilitate our offering in the United States, see “Our Corporate Structure And History.” In June 2025, we issued additional 10,517,430 Class A Ordinary Shares and 5,432,570 Class B Ordinary Shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there are 10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares issued and outstanding as of the date hereof.

Our Controlling Shareholder, Hong Zhifang, our Chief Executive Officer, beneficially owns 5,449,600 ordinary shares issued and outstanding through RongStar Holdings Ltd, consisting of 5,449,600 Class B Ordinary Shares which represents 34.06% of our total issued and outstanding share capital and 91.17% of our aggregate voting power as of the date of this prospectus and, will beneficially own approximately 31.14% of our issued and outstanding share capital and approximately 90.04% of the aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

The following diagram illustrates our corporate structure as of the date of this prospectus.

Corporate Information

Our principal office is Unit D1, 2/F, Kingdom Power Commercial Building, 32-36 Des Voeux Road West, Sheung Wan, Hong Kong. The telephone number of our principal office is +852 6670 1632. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our corporate website is www.darkiris.com. Information contained on our website does not constitute part of this prospectus.

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Transfers of Cash To and From Our Subsidiaries

We conduct substantially all of our operations in Hong Kong through our Hong Kong subsidiaries, Quantum and Stellar. Accordingly, substantially all our cash and assets are denominated in Hong Kong Dollars. As of the date of this prospectus, DarkIris and our subsidiaries Quantum and Stellar have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 28, “Dividend Policy” and “Summary Financial Information” for further details.

Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to Quantum from DarkIris in the form of capital contributions or shareholder loans, as the case may be; (ii) dividends or other distributions may be paid by Quantum to DarkIris; (iii) funds are transferred to Stellar from DarkIris in the form of capital contribution or shareholder loans, as the case may be; and (iv) dividends or other distributions may be paid by Stellar to DarkIris. As of the date of this prospectus, we do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred and have not made any transfers for both directions.

In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries. In order for us to pay dividends to our shareholders, we may rely on payments or dividend distribution made by our subsidiaries, including Quantum, and Stellar. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. While as advised by our Hong Kong counsel, Bird & Bird, current restrictions and limitations by the PRC government to transfer cash do not apply to Hong Kong entities, such restrictions and limitations by the PRC government could become applicable to Hong Kong and Hong Kong entities in the future, which may result in cash in the business in Hong Kong or Hong Kong entities being unavailable to fund operations or for other use outside of Hong Kong. For more detailed information, see Risks Related to Doing Business in Jurisdictions We Operate — Regulations of currency conversion may limit our ability to transfer cash between us, our subsidiaries or investors including to utilize our net revenues effectively and affect the value of your investment.

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Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We mainly receive our revenues in U.S. dollars. Under our current corporate structure, our Company in the Cayman Islands will rely on dividend payments from our subsidiaries to fund any cash and financing requirements we may have.

Dual-Class Nature

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Hong Zhifang, our Chief Executive Officer, director and Controlling Shareholder, will beneficially own approximately 31.14% of our issued and outstanding share capital and approximately 90.04% of the aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. See “Risk Factor — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

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Implications of Being a Controlled Company

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules because our Controlling Shareholder will beneficially own approximately 31.14% of our issued and outstanding share capital, and approximately 90.04% aggregate voting power, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors — Risks Related to This offering and the Class A Ordinary Shares — We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” for more information.

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers. See section titled “Risk Factors — Risks Related to This offering and the Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.” for more information.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited consolidated financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors — Risks Related to This offering and the Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

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Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors” Beginning on page 12 of this prospectus.

Risks Related to Our Business and Industry

●	Our new games may not be commercially successful and we may not be able to attract new gameplayers.

●	We may fail to maintain and grow our gameplayer base or keep our gameplayers engaged through popular games.

●	We highly rely on the in-game purchase made by our gameplayers, and therefore we may fail to monetize our gameplayers effectively.

●	We have incurred, and may in the future continue to incur, net losses.

●	We historically derived a substantial percentage of our revenue from a small number of popular games and a small group of high-spending gameplayers.

●	We may not be able to develop successful new games.

●	We may not be successful in licensing intellectual property and games, and may not be successful in generating significant revenue in the future.

●

Operations in international markets may subject us to additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

●	Any loss or deterioration of our relationship with publishing channels may result in the loss of gameplayers and revenues.

●	Our business is subject to risks related to third-party publishing channels and payment processing channels.

Risks Related to Our Corporate Structure

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Our Controlling Shareholder currently owns an aggregate of 34.06% of our outstanding Ordinary Shares representing 91.17% of the total voting power, and approximately 31.14% of our outstanding Ordinary Shares representing approximately 90.04% of the total voting power immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. Our corporate actions will be substantially controlled by our Controlling Shareholder, who will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your shares and materially reduce the value of your investment.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

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Risks Related to Doing Business in Hong Kong and Mainland China

●	Substantially all our operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Furthermore, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

●	There are political risks associated with conducting business in Hong Kong.

Risks Related to This Offering and the Class A Ordinary Shares

●	There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

●	The market price for the Ordinary Shares may be volatile.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

●	Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

●	You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Class A Ordinary Shares.

Recent Regulatory Development in China

We are aware that, recently, certain laws and regulations especially regarding the cyber security and listing overseas of China-based companies have been issued and taken effect.

Cybersecurity Laws

On December 28, 2021, the CAC, the National Development and Reform Commission (the “NDRC”), and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. Under the New Measures, (i) where a critical information infrastructure operator procures network products and services, it shall anticipate the national security risks that may be posed by the products and services once they are put into use. Those that affect or may affect national security shall be reported to the Cybersecurity Review Office for cybersecurity review; (ii) online platform operators controlling personal information of more than one million users, which are listing in a foreign country, must apply for cybersecurity review with the Cybersecurity Review Office; and (iii) the Cybersecurity Review Office will conduct cybersecurity review on critical information infrastructure operators and network platform operators in accordance with the laws if it considers necessary.

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As have relied on the opinion of our PRC counsel, AllBright Law Offices (Fuzhou), given that, as of the date of this prospectus, (i) we and our Hong Kong subsidiaries publish both self-developed games and licensed games from third parties (collectively as “our games”) through third party platforms which do not disclose any personal information of the gameplayers to us, and we do not collect or hold any personal information of the gameplayers and we do not collect or hold any personal information of the gameplayers; (ii) we and our Hong Kong subsidiaries have not been notified by any authorities of being classified as critical information infrastructure operators; and (iii) we and our Hong Kong subsidiaries have not been involved in any investigations initiated by the CAC or any other competent authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, we believe that we are not subject to cybersecurity review.

Laws on Offshore Securities Offering

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which have become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, established a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, if an issuer concurrently meets the following conditions, it shall be deemed a domestic enterprise indirectly conducting overseas offering and listing: (i) among the operating revenue, total profits, total assets or net assets of a domestic enterprise in the most recent fiscal year, any index accounts for over 50% of the relevant data in the audited consolidated financial statements of the issuer in the same period, (ii) the main business activities are carried out in China or the main business places are located in China, most senior executives responsible for business operation are Chinese citizens, or their habitual residences are located in the territory of China. The recognition of indirect overseas offering and listing of domestic enterprises shall follow the principle of substance over form. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall make filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application.

As advised by our PRC counsel, AllBright Law Offices (Fuzhou), we believe that we are not subject to the CSRC filing requirement because as of the date of this prospectus, (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China; (ii) we are headquartered in Hong Kong and all of our officers are employed by our operating subsidiaries in Hong Kong; (iii) most of our revenues and profits are generated by our subsidiaries in Hong Kong; and (iv) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the mainland China subsidiary are all under 50%. If our understanding to the Trial Measures is wrong or incorrect and we fail to comply with the Trial Measures, we will be required to correct our behaviors, face warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. Any failure by us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Class A Ordinary Shares offering hereby due to our violation of the Trial Measures or other regulations. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. Any occurrence of such situations could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of HFCA Act

Our Class A Ordinary Shares may be prohibited from being trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021.

Our auditor, Enrome LLP, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor.

The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act.

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On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating HFCA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted if the PCAOB is unable to inspect our auditor. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Regulatory Approval of Hong Kong and China

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Quantum and Stellar are the operating entities in Hong Kong with substantial operations. Based on the Company’s understanding of the current Hong Kong laws, as of the date of this prospectus, we, Quantum and Stellar, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation, and that we, including Quantum and Stellar are not required to obtain any permission or approval from Hong Kong authorities to offer our Class A Ordinary Shares to foreign investors provided that the offering activities are conducted outside Hong Kong. However, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Quantum and Stellar, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

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THE OFFERING

Shares offered by us:	1,500,000 Class A Ordinary Shares.

Offer Price:	The initial public offering price is US$4.00 per Class A Ordinary Share

Number of Shares outstanding before this Offering:	10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares.

Shares to be outstanding immediately after this Offering:

12,050,400 Class A Ordinary Shares, and 5,449,600 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option.

12,275,400 Class A Ordinary Shares, and 5,449,600 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option.

Over-allotment option:	We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:	We intend to use the proceeds from this offering for expansion of the operations team and rewards to existing team members, product development and for working capital and other general corporate purposes. See “Use of Proceeds” on page 41 for more information.

Lock-up:

All of our directors, executive officers, and owners of 5% or more of our Class A Ordinary Shares as of the effective date of the registration statement, of which this prospectus forms a part, have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six months from the closing of this offering. We have agreed with the underwriters that, for a period of six (6) months from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. See “Underwriting” for more information.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Controlled Company	After this offering, assuming an offering size as set forth in this section, our Controlling Shareholder will own 31.14% of our issued and outstanding share capital, and approximately 90.04% aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. As a result, we expect to be a controlled company within the meaning of the corporate governance standards of the Nasdaq Capital Market, or Nasdaq. See section titled “Prospectus Summary — Implications of Being a Controlled Company”

Nasdaq Capital Market symbol:	Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “DKI” on or promptly after the date of this prospectus.

Transfer Agent:	Transhare Corporation

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares outstanding as of the date of this prospectus.

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SUMMARY FINANCIAL INFORMATION

The following summary presents consolidated statements of operation data and balance sheet data as of September 30, 2023 and 2024 and March 31, 2024 and 2025. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. You should read this “Selected Consolidated Financial And Operating Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

	For the Six Months Ended March 31,
Statements of Operation Data	2025	2024
Revenues	$5,204,659	$2,920,791
Cost of revenues	(3,752,527)	(1,354,417)
Total operating expenses	(448,805)	(772,500)
Income from operations	1,003,327	793,874
Total other income, net	19,318	527
Income before income taxes	1,022,645	794,401
Income tax expenses	(115,253)	(99,946)
Net income	$907,392	$694,455

Earnings per share
Basic and diluted	$0.06	$0.04
Weighted average ordinary share outstanding
Basic and diluted	16,000,000	16,000,000

	As of
	March 31,	September 30,
Balance Sheet Data	2025	2024
	US$	US$
Cash	$58,490	$313,735
Total current assets	$3,536,579	$2,213,825
Total non-current assets	$57,379	$16,651
Total assets	$3,593,958	$2,230,476
Total current liabilities and total liabilities	$1,166,320	$1,295,482
Total shareholders’ equity	$2,427,638	$934,994
Total liabilities and shareholders’ equity	$3,593,958	$2,230,476

	For the Years Ended September 30,
Statements of Operation Data	2024	2023
Revenues	$7,920,461	$3,951,074
Cost of revenues	(4,912,281)	(1,551,295)
Total operating expenses	(1,851,966)	(3,658,512)
Income (loss) from operations	1,156,214	(1,258,733)
Total other income, net	38,749	909
Income (loss) before income taxes	1,194,963	(1,257,824)
Income tax expenses	(98,158)	-
Net income (loss)	$1,096,805	$(1,257,824)

Earnings (loss) per share
Basic and diluted	$0.07	$(0.08)
Weighted average ordinary share outstanding
Basic and diluted	16,000,000	16,000,000

	As of
	September 30,	September 30,
Balance Sheet Data	2024	2023
	US$	US$
Cash	$313,735	$80,864
Total current assets	$2,213,825	$555,950
Total non-current assets	$16,651	$12,261
Total assets	$2,230,476	$568,211
Total current liabilities and total liabilities	$1,295,482	$3,421,279
Total shareholders’ equity (deficit)	$934,994	$(2,853,068)
Total liabilities and shareholders’ equity	$2,230,476	$568,211

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RISK FACTORS

Risks Related to Our Business and Industry

Our new games may not be commercially successful and we may not be able to attract new gameplayers.

We cannot assure you that new games launched by us will be commercially successful. You should not use the success of our existing games as an indication of the future commercial success of any of the games in our pipeline. There are many factors that could adversely affect the popularity of our new games, including our ability to:

●	anticipate and adapt to future technological developments, new business models and changed gameplayer preferences and requirements;

●	efficiently operate the games and resolve technical difficulties and gameplayer complaints;

●	plan and organize marketing and promotional activities; and

●	differentiate our new games from those offered by other companies.

If we fail to launch new games according to our timetable or at all or if our new games are not commercially successful, our business prospects and results of operations would be materially and adversely affected and we may not be able to recover our game development, game licensing and other operating costs, which can be significant.

Further, many of our new games require significant build-up periods during which gameplayers are first introduced to the games and the rise in popularity of some games can be slow, if it happens at all. Thus, if a game fails to gain acceptance by our gameplayers, we may not be able to realize this failure until several months after the game has been released. If we do not introduce additional games to maintain our gameplayer base, the failure of recently introduced games to gain popularity could affect our ability to retain our existing gameplayers or attract new ones. Further, if a build-up period coincides with the inevitable phasing-out period of our older games, the result could be a decrease in the total number of gameplayers as well as revenue during that period.

We may fail to maintain and grow our gameplayer base or keep our gameplayers engaged through popular games.

In order to achieve the sustainable growth of our business, we must retain our existing players and attract new players. This requires that we consistently launch popular games and release updates for our existing games to keep our players engaged. In order to deliver a better gameplay experience and deepen our understanding of our players, we need to invest in technology and research and development. If we are unable to consistently deliver a satisfying player experience, we may lose players and games may have shorter lifecycles than we anticipate. If we are unable to anticipate player preferences or behaviors or industry changes in order to market and promote new games, or if we are unable to extend the lifecycle of the games that we currently operate, or if we fail to engage existing players and enhance their gameplay experience, our player base may not increase at the rate we anticipate, or at all, and it may even decrease.

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We cannot guarantee that new games launched by us will gain popularity within a short period of time, if at all. Nor can we guarantee that the games operated by us will continue to sustain their current level of popularity. Gameplayers may lose interest in our games over time in spite of any improvements or upgrades to our existing games or our efforts to offer a diversified portfolio of games. Gameplayers may not choose our games or services if our technology or game services becomes unreliable. Gameplayers may choose to play games offered by other publishers if they offer better game services or social networking features. If a game fails to gain the anticipated gameplayer acceptance and we fail to introduce additional games to maintain our gameplayer base, the phasing out of previous games could result in a prolonged period of, or permanent decrease in, our total active and paying gameplayers. If we fail to effectively schedule the initial launches of our games, our results of operation may be materially and adversely affected.

We highly rely on the in-game purchase made by our gameplayers, and therefore we may fail to monetize our gameplayers effectively.

All of our games are free to download, and gameplayers can play with basic functions for free. We believe that this freemium model attracts a wider audience of players and increases the number of potential paying gameplayers. However, the success of this business model largely depends on whether we can attract gameplayers to play our games and whether we can successfully encourage more gameplayers to purchase in-game virtual items. We highly rely on the in-game purchase made by the gameplayers. For the six months ended March 31, 2025 and 2024, we recorded revenue of approximately $5,204,659 and $2,920,791, representing 100% of our total revenue, respectively, from in-game purchase. For the years ended September 30, 2023 and 2024, we recorded revenue of approximately $7,920,461 and $3,951,074, representing 100% of our total revenue, respectively, from in-game purchase. It is possible that we may not be able to market our virtual items effectively, or we might fail to accurately identify and introduce new and popular virtual items or price them properly. In addition, this business model may cease to be commercially successful. For example, we need to make prepaid expenses to certain of game developers who develop new games for us. In the event that our new game cannot attract gameplayers, or even if new gameplayers are attracted, they may not make enough in-game purchase as we expect, and therefore our business model may not succeed, and our business may experience a shortage of available cash for operations. We cannot assure you that a sufficiently broad base of gameplayers will continue to accept this model or that a new, competing business model will not emerge.

As in line with industry norms, not all of the gameplayers who play our games are paying gameplayers. As such, in order to sustain revenue growth, we must effectively monetize our gameplayer base by converting active gameplayers to paying gameplayers and by encouraging paying gameplayers to spend more on our games. We invest in gameplayer data mining and analysis to better understand our gameplayers’ in-game consumption patterns. This allows us to better localize games for our gameplayers in different geographic markets and enhance the attractiveness of our games, as well as design virtual items that are desirable to our gameplayers and to properly deploy and price them to enhance our monetization. Our gameplayers are willing to pay for premium functions and purchase in-game virtual items because of the perceived value of these functions or items, which is dependent on the benefits such services or items confer upon the gameplayers in the game. Spending in our games is discretionary and our gameplayers can be sensitive to price. It is crucial to balance, on the one hand, the creation of sufficient in-game monetization opportunities and, on the other hand, the maintenance of experience that can be enjoyed by non-paying gameplayers. To stimulate in-game spending, we need to constantly launch marketing and promotional activities to drive gameplayer interest. We must also provide easy, fast and safe payment solutions to our gameplayers to facilitate in-game purchasing so they are not discouraged or inconvenienced by online payment processing procedures. If we fail to effectively monetize our gameplayers, our business, financial condition and results of operations may be materially and adversely affected.

We have incurred, and may in the future continue to incur, net losses.

We did not incur net loss and recorded a net income of approximately $0.91 million and $0.70 million for the six months ended March 31, 2025 and 2024, respectively, and approximately $1.1 million for the fiscal year ended September 30, 2024. However, we incurred net loss of approximately $1.3 million for the fiscal year ended September 30, 2023. We cannot assure you that we will be able to generate net profits or positive operating cash flows in the future. Our ability to achieve and maintain profitability depends in large part on our ability to expand our user base, improve monetization, and manage our costs and expenses. Our profitability is affected by various factors beyond our control, such as the regulatory environment, the macroeconomic condition, and competitive dynamics in the industry. Accordingly, you should not rely on our financial results of any prior period as an indication of our future performance.

We historically derived a substantial percentage of our revenue from a small number of popular games.

We have historically derived a significant percentage of our gross revenue from a small number of popular games. Our top three games, including our self-developed game, “Record of the Divine Serpent in the Ninth Heaven”, and two licensed games, “The Great Story of Wei, Shu, and Wu” and “Myth of the Floating Sky” contributed approximately 62% and 53% of our total gross revenue for the fiscal years ended September 30, 2024 and 2023, respectively, and contributed approximately 48% and 78% of our total gross revenue for the six months ended March 31, 2025 and 2024. In addition, we also highly rely on Apple App Store, Google Play Store, My1737 and Let’s Play Art Planet to publish our games. Over 85% of our revenues are generated from these platforms after the gameplayers make in-game purchase. There is no guarantee that gameplayers will continue spending time, making in-game purchase, or maintaining the same spending habit in our popular games in the future. If any of those happens, our gross revenue may decrease accordingly. We expect our existing popular games to continue to contribute to a substantial portion of our gross revenue in the foreseeable future. However, our top games may have a finite life span and may fall out of favor with gameplayers. There can be no assurance that our efforts in enhancing existing popular games will sustain their current level of popularity and extend their life cycles, and any such decline may materially and adversely affect our business and results of operations.

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We may not be able to develop successful new games.

We have made significant investments in in-house game development and have developed new successful games since 2024, including but not limited to titles such as Wei, Shu & Wu, which was launched in February 2024. Divine Serpent is still actively played by our gameplayers. Our ability to develop successful new games will largely depend on our ability to:

●	attract, retain and motivate talented game development personnel;

●	minimize launch delays and cost overruns in the development of new games;

●	effectively monetize games without degrading the gameplay experience for our gameplayers; and

●	effectively execute our game development plans.

In-house development requires substantial initial investments prior to the launch of a game. Depending on the genre and complexity, the initial development of a new game can take up to several years. It is often difficult to predict how successful a game will become before significant efforts and investments are made, particularly with respect to innovative titles without a built-in fan base. If any new game developed by us does not become popular or does not generate as much revenue as anticipated, we may not be able to recoup our initial investments, and our business, results of operations and prospects will be adversely affected as a result.

We may not be successful in licensing intellectual property and games, and may not be successful in generating significant revenue in the future.

We engage in publication and operation of licensed games from third parties, and licensed games have continued to be a crucial part of our portfolio. For example, our major games are licensed from unrelated third parties. In addition, we have co-developed games with third parties.

As of March 31, 2025, we held 5 games licensed from third-party game developers. Our game licensing agreements generally have a term of three years after their commercial launch. Generally, our licensing partners can terminate our game licensing agreements by providing a 30 days written notice prior to the expiration of the contract term. In addition, the licensing partners can terminate our game licensing agreements if we violated the licensing agreements or are adjudged bankrupt or insolvent.

For the six months ended March 31, 2025 and 2024, we generated approximately $3.02 million and $2.62 million from publishing games licensed from third parties, which represented approximately 57% and 92% of our total revenue for the six months ended March 31, 2025 and 2024, respectively. For the fiscal years ended September 30, 2024 and 2023, we generated approximately $5.68 million and $3.94 million from publishing games licensed from third parties, which represented approximately 73% and 99% of our total revenue for the fiscal years ended September 30, 2024 and 2023, respectively.

Our licensing partners may terminate their licensing agreements with us prior to their expiration or refuse to renew the licensing agreements. Even if these partners are willing to renew the licensing agreements, they may demand commercial terms, such as revenue-sharing ratios, that are less favorable to us than under the existing licensing agreements. The partners may also choose to partner with our competitors, allowing them to enhance their game portfolios and better compete against us. Although terminations of license agreements are expected in our industry, any loss or deterioration of our relationship with any of our licensing partners may result in a loss of revenues and materially and adversely affect our business and results of operations.

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We cannot assure you that we will be able to successfully license games developed by third-party developers. Our failure to license games without generating revenue from our other service offerings could negatively impact our game portfolio and pipeline, and consequently our results of operations and financial condition.

The laws and regulations regulating mobile games in Hong Kong and the Mainland China continue to evolve and change, which may make it difficult for us to obtain or maintain all applicable permits and approvals.

Our operating entities in Hong Kong, Quantum and Stellar, have obtained business registration certificates to conduct our business operations in Hong Kong.

Moreover, as we expand our businesses, we may be required to obtain new licenses and be subject to additional laws and regulations in the markets in which we plan to operate. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary, we may be subject to various penalties, such as confiscation of the revenue or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and discontinuation or restriction of our business operations.

We cannot assure you that in the future we will be able to obtain all requisite permits, licenses and approvals in a timely manner, or at all, and any failure to do so could result in penalties, or requirements to curtail or cease operating all or parts of our business, any of which may materially and adversely affect our financial condition, results of operations and future prospects.

Operations in international markets may subject us to additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

Further expansion into overseas markets is important for our growth. We face risks associated with expanding into markets where we have limited or no experience or recognition. We may be unable to attract a sufficient number of gameplayers, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. Due to the evolving and potentially conflicting regulatory environment over the game industry, particularly mobile games, across the globe, we may be required to comply with more stringent compliance requirements in overseas markets. Failure to timely comply with them may adversely affect our business overseas. Complying with the laws and regulations of different countries may also require us to invest more resources and costs, which may have a certain impact on the profitability of the Company.

Successful operations in international markets depend on a number of factors, including our ability to:

●	identify appropriate overseas markets;

●	localize games and adapt them to local preferences;

●	compete with local game developers, publishers and operators with existing market shares and experience;

●	protect our intellectual property rights in multiple jurisdictions and manage the related costs;

●	comply with applicable laws and regulations in foreign jurisdictions;

●	identify appropriate partners and establish and maintain cooperative relationships with them;

●	manage costs associated with doing business in foreign jurisdictions; and

●	address the impact of potential political, economic and social instability.

These and other risks associated with international activities could also significantly affect our financial condition and operating results.

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We are a young company with a short operating history, our historical performance may not be indicative of our future performance.

We started our operating subsidiary and business in 2017. Although we have experienced growth, our historical performance may not be indicative of our future performance due to our limited operating history. Additionally, we encountered a deficit in 2023. We cannot assure you that our current games will maintain their popularity among gameplayers. Furthermore, we may not be able to continue to identify, develop, license, and upgrade games that are suitable for the rapidly evolving mobile game market in a timely and cost-effective manner, or at all. As our business grows, we may adjust our product and service offerings. For example, we intend to expand into new game genres, gaming platforms, geographic markets. These strategies may not bring about expected results and may instead have a material and adverse impact on our financial condition and results of operations. You should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in evolving industries.

We highly rely on third-party publishing channels, which are our customers, to publish and operate our games. Any loss or deterioration of our relationship with publishing channels may result in the loss of gameplayers and revenues.

We publish our games primarily on third-party publishing channels, including Apple App Store, Google Play Store, My1737 and Let’s Play Art Planet. Further, we do not have any long term contracts with Apple App Store, Google Play Store or the distribution agent aforementioned. For both the six months ended March 31, 2025 and 2024, over 99% of our revenue was derived from publishing channels, including Apple App Store, Google Play Store, My1737 and Let’s Play Art Planet. For both the fiscal years ended September 30, 2024 and 2023, over 85% of our revenue was derived from publishing channels, including Apple App Store, Google Play Store, My1737 and Let’s Play Art Planet. Publishing channels have strong bargaining power in dealing with mobile game publishers like us. We are often subject to the standard service terms and conditions of these publishing channels with regard to the promotion, distribution, operation and payment methods for our mobile games. If any of these publishing channels (i) goes out of business, (ii) discontinues its relationship with us for any reason, such as our failure to comply with any laws or regulations in any jurisdiction where our games are offered, (iii) limits our access to its platforms, (iv) modifies its terms of services or other policies, (v) changes its fee structure, (vi) provides more favorable terms to our competitors, or (vii) is forced to cease its business relationship with us due to its lack of required licenses or permits or other regulatory compliance issues, our business could be adversely affected.

In addition, we have benefited from the widely recognized brand names and large user bases of these publishing channels. If any of these publishing channels loses its market position or otherwise falls out of favor among mobile game players or other factors cause its user base to stop growing or shrink, or if any of them fails to perform its contractual obligations to us, we would need to identify alternative channels for marketing, promoting and distributing our mobile games, which would consume substantial resources and may not be effective or available.

We highly rely on licensing games developed by third-parties, which is our substantial revenue source. We may not be able to renew contract with or obtain licenses from third-parties, which may result in revenue decrease.

Our business model is significantly reliant on licensing games developed by third parties, serving as a substantial revenue source. We currently operate 12 games licensed from third-parties. As of the six months ended March 31, 2025 and 2024, we generated approximately $3.02 million and $2.62 million from games licensed from third parties, which represented approximately 57% and 92% of our total revenue. As of the fiscal year September 30, 2024 and 2023, we generated approximately $5.68 million and $3.94 million from games licensed from third parties, which represented approximately 73% and 99% of our total revenue. This highlights the significant role these licensed games play in our financial performance and emphasizes the need of managing the risks associated with our heavy reliance on them.

Our game licensing agreements generally have a term of three years after their commercial launch. However, our licensing partners can terminate our game licensing agreements with us prior to their expiration by providing a 30 days written notice or refuse to renew the license agreements. The licensing partners can terminate our game licensing agreements if we violated the licensing agreements or are adjudged bankrupt or insolvent. Any loss or deterioration of our relationship with any of our licensing partners may result in a loss of revenues and materially and adversely affect our business and results of operations.

Our business is subject to risks related to third-party publishing channels and payment processing channels.

We make available a variety of mobile payment solutions to our gameplayers, enabling them to easily make in-game purchases of virtual item through our third-party publishing channels such as Apple App Store, Google Play Store, My1737 and Let’s Play Art Planet, and our third-party payment processing channels such as Mycard, PayPal, WeChat, and Alipay. Our reliance on publishing and payment channel partners may subject us to payment collection issues beyond our control, or even fraud and other illegal activities in connection with these payment methods. Interruption in the ability of gameplayers to use these publishing and payment channels could adversely affect our payment collection, and in turn, our revenue.

Our publishing and payment channel partners are entitled to a prescribed percentage of the gross revenue charged to gameplayers. If our publishing and payment channel partners fail to remit to us the proceeds collected from gameplayers in a timely fashion or at all, or if our publishing and payment channel partners become unwilling or unable to provide payment services or if their service quality deteriorates, our business may be disrupted. Our publishing and payment channel partners are also subject to evolving rules and regulations, regulatory or otherwise, governing electronic funds transfers, which could become difficult or impossible for them to comply with. As a result, they may be subject to fines or higher transaction fees or lose their ability to accept credit and debit card payments when processing electronic funds transfers or facilitating other types of online payments from gameplayers, all of which may adversely affect our payment collection and monetization, and, in turn, our results of operations and financial condition.

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We also rely on the stability of payment transmissions by payment channel partners to ensure that uninterrupted payment services are available to gameplayers. We do not have control over the security measures of third-party payment channels. If any of them fails to process, or ensure the security of, user payments for any reason, our reputation may suffer, and we may lose paying gameplayers and potential purchases, which, in turn, may materially and adversely affect our business, results of operations, financial condition and prospects.

We may face increasing competition.

The mobile and online gaming industry in PRC is highly competitive with low barriers to entry and we expect more companies to enter this industry and a wider range of mobile games to be introduced. The industry is characterized by the frequent introduction of new games and services, short game lifecycles, evolving industry standards, regulatory uncertainties, rapid adoption of technological and game advancements, as well as price sensitivity on the part of gameplayers. We compete directly with other mobile game developers and publishers, as well as large PRC-based game companies that operate in the mobile and online gaming industry, such as Shanghai Junmeng Network Technology Co., Ltd (referred to as Junmeng Games) and SPGame Co., Limited (referred to as SPGame). Our games offered internationally are also subject to intense competition.

In addition, competition within the broader entertainment industry is intense and our existing and prospective gameplayers may be attracted to competing forms of entertainment, including television, movies, sports, mobile music, mobile books, social network services and other entertainment options on the internet. New and different types of entertainment may increase in popularity at the expense of mobile games. For example, platforms for user-generated short videos, such as Instagram, Facebook and Douyin, have attracted a large number of gameplayers, which may reduce their time spent on other forms of entertainment, including on mobile games. A decline in the popularity of mobile games in particular would harm our business and prospects.

Some of our existing and potential competitors have significantly greater financial, technological and marketing resources and stronger relationships with industry participants than we do. Some of our competitors or potential competitors have greater mobile game publishing experience and resources than we do. If there are new entrants in the market or intensified competition among existing competitors, we may have to provide more incentives to industry participants, such as publishing channels, which could adversely affect our profitability. If we fail to compete effectively, our market share could decrease and our results of operations could be materially and adversely affected.

Our new games may attract gameplayers away from our existing games.

Our new mobile games may attract gameplayers away from our existing games and shrink the gameplayer base of our existing games, which could in turn make those existing games less attractive to other gameplayers, resulting in decreased revenues from our existing games. Gameplayers of our existing games may also spend less money on virtual items in our new games than they would have spent if they had continued playing our existing games. In addition, our gameplayers may migrate from our existing games with a higher profit margin to new games with a lower profit margin. The occurrence of any of the above may have a material adverse effect on our business, financial condition, results of operations and prospects.

Failure to maintain effective gameplayer service could harm our reputation or decrease market acceptance of our games.

Our business is significantly affected by the overall size of our gameplayer base and our ability to monetize our gameplayer base, which in turn are determined by, among other factors, their experience with our services and products. Gameplayer support, including gameplayer service and technical support, is critical to retaining current gameplayers and attracting potential gameplayers. For example, if we fail to provide effective gameplayer service, our gameplayers may be less inclined to play our games or recommend our games to other potential gameplayers, and may decide to play games offered by our competitors. Some Hong Kong-based internet companies have experienced group complaints, sometimes organized by their competitors or people attempting to profit from such complaints. If we experience similar group complaints, we may not be able to effectively handle routine customer service requests from our gameplayers. Failure to maintain effective gameplayer support could harm our reputation and our ability to retain high paying players, which may materially and adversely affect our results of operations.

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Violations of our game policies, such as sales and purchases of virtual items used in our games through unauthorized third parties, may impede our revenue growth.

All of our games are free to download, and gameplayers can play with basic functions for free. We have generated substantially all of our revenues from the sale of virtual in-game items. Some of our gameplayers may sell or purchase such virtual items through unauthorized third-party sellers in exchange for real currency. These unauthorized transactions are usually arranged on third-party platforms which we do not and are unable to track or monitor. Accordingly, these unauthorized purchases and sales from third-party sellers may affect our revenue- generating opportunities and may impede our revenue and profit growth by, among other things, reducing the revenues we could have generated and exerting downward pressure on the prices we charge for our virtual items.

We may not be successful in effectively promoting our brands, and any negative publicity may harm our brands and the specific games we publish.

Our brands have gained recognition among gameplayers. Promoting these brands and enhancing their recognition is an integral part of our growth strategies. However, we may not be able to effectively promote or develop our brands and, if we fail to do so, our growth may be adversely affected. In addition, any negative publicity or dispute in relation to us regarding our brands, games and services, company or management, regardless of their veracity, could harm the image of our brands and the games we publish, which in turn may reduce the number of active gameplayers of our games. Any impact on our ability to effectively promote our brands and any significant damage to the public perception of our brands or our products and services could materially and adversely affect our prospects and results of operations.

Third parties may claim that we have infringed their proprietary rights, which could cause us to incur significant legal expenses and prevent us from promoting our products and services.

Some of the games published by us are licensed from third-party game developers. Although prior to licensing a game we conduct due diligence to determine that the game developer is the rightful holder of the intellectual property with respect to the game, these steps may prove inadequate. Further, the in-game characters and/or in-game virtual items that we create for our own developed games may also infringe on third-party game developers’ intellectual property. Although prior to releasing our own developed game, we conduct due diligence to determine that the in-game characters and/or in-game virtual items do not infringe third-party game developers’ intellectual property, these steps may prove inadequate. Any unresolved claims, with or without merit, could result in costly litigation and distract our management from day-to-day operations. If we fail to successfully defend against such claims, we could be required to withdraw the affected games and/or pay monetary damages. This exposure to liability could materially and adversely disrupt our business and affect our operating results.

Some of our employees were previously employed at other companies, including our main competitors. We may hire additional personnel to expand our development team and technical support team as our business grow. To the extent these employees were involved in the development of content or technology similar to ours at their former employers, we may become subject to claims that these employees or we have appropriated proprietary information or intellectual properties of the former employers of our employees. If we fail to successfully defend such claims against us, we may be exposed to liabilities which could have a material adverse effect on our business.

We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a combination of software copyright, domain and trade secret laws, as well as non-disclosure agreements and other methods to protect our intellectual property rights. The protection of intellectual property rights in the PRC may not be as effective as those in the United States or other countries. Some gameplayers may illegally modify our games so that they can obtain our in-game virtual items for free. The steps we have taken may be inadequate to prevent the misappropriation of our technology or unauthorized use of our brands or games. Reverse engineering, unauthorized copying or other misappropriation of our technologies, or unauthorized access of our games could enable third parties to benefit from our technologies or games without compensating us. Moreover, unauthorized use of our technology could enable our competitors to offer products and services that are comparable to or better than ours, which could harm our business and competitive position. From time to time, we may have to enforce our intellectual property rights and brands through litigation, which may result in substantial costs and diversion of resources and management attention.

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Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

Our business generates and processes a large quantity of transaction, demographic and behavioral data. It faces risks inherent in handling large volumes of data and in protecting the security of such data, including those relating to:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; and

●	addressing concerns related to privacy and sharing, safety, security and other factors.

We are subject to laws and regulations of Hong Kong, PRC, and other countries and regions relating to the collection, use, retention, security and transfer of identifiable information with respect to our customers and employees. In many cases, these laws not only apply to third-party transactions, but may also restrict cross-border transfers of identifiable information. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require it to change its business practices. Any failure, or perceived failure, by us to comply with any privacy policies or regulatory requirements or laws, rules and regulations related to privacy protection could result in proceedings or actions against it by government authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt its business.

In addition, the secure transmission of confidential information over public networks is essential for maintaining user confidence. We do not have control over the security measures of our third-party payment channel partners, and their security measures may not be adequate. We could be exposed to litigation and possible liability if we fail to safeguard confidential user information, which could harm our reputation and its ability to attract or retain gameplayers, and may materially and adversely affect our business.

Any failure or significant interruption in our technology infrastructure could impact its operations and harm our business.

Our technology infrastructure is critical to the performance of our games and to gameplayers’ satisfaction. If a particular game is unavailable when gameplayers attempt to access it, they may stop playing that game or become unlikely to return to the game as often, if at all. Accordingly, failure or significant interruption in our technology infrastructure would harm our reputation and operations. For the six months ended March 31, 2025 and 2024 and the fiscal years ended September 30, 2024 and 2023, no significant interruption occurred in our technology infrastructure. Some elements of our technology infrastructure are maintained by third parties beyond our control. For example, we work with cloud server service providers for cloud computing, data storage and bandwidth services. We may experience website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Our growing operations are likely to place increasing pressure on our servers and network capacity as we launch more games and further expand our gameplayer base. Our infrastructure is also vulnerable to damage from fires, floods, earthquakes, power loss, and telecommunication failures. To the extent that our disaster recovery systems are not adequate, or we do not address issues such as capacity constraints effectively, upgrade our systems as needed and continually develop our technology infrastructure to accommodate increasing traffic, our business and results of operations may suffer.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our operation may necessitate periodic collection, usage, storage, transmission, or processing of data or information. Our products, as well as our servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We were recently informed, in July of 2025, by our underwriter that it had suffered a cybersecurity incident and specifically a ransomware incident, which has resulted in unauthorized access to some of the underwriter’s systems and data, and the exfiltration of certain data from the underwriter’s systems as well. Based on information currently available to the underwriter regarding the incident, the underwriter believes confidential information regarding the Company that we had provided to the underwriter in connection with its due diligence for this offering was included in the data that was exfiltrated. The underwriter is still investigating the extent of this incident, and has also informed us that it does not have any evidence that this data has been publicly posted or otherwise misused by that threat actors at this time. The incident has not impacted our business operations, and we do not expect the incident to impact our business operations in the future, as it did not involve unauthorized access to our systems or third party systems that we use in our business operations. While we believe that any material data regarding the Company that was exfiltrated is reflected in this prospectus and the registration statement of which this prospectus is a part, and therefore is publicly available, we could be subject to liability risks to the extent the data consists of sensitive information about our officers, directors, personnel, contractors, customers, suppliers or vendors. We believe that any such risk is manageable and can be absorbed and addressed by our existing cybersecurity policies, procedures, and controls.

To that end, we employ robust security to defend against intrusion and attack of our systems, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, to protect our data and to resolve and mitigate the impact of any incidents. We also regularly educate our employees on these risks, and provide training to them to learn how to identify and respond to the same. Like most companies today, despite these efforts there is no way to fully remove the possibility of a cybersecurity incident from occurring and we, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to our data and ability to do business, and reputational harm.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition.

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Undetected flaws in our games could harm our reputation or decrease market acceptance of our games.

We regularly launch new games and update our existing games. New games or new versions of existing games may contain bugs or flaws that become apparent only after they are published and accessed by gameplayers, particularly as we launch new updates under tight time constraints. From time to time, gameplayers may inform us of programming bugs affecting their gameplay experience, and we are generally able to resolve such flaws promptly. However, if for any reason, programming bugs or flaws are not resolved in a timely fashion, we may lose gameplayers and our revenues will be affected negatively, and our reputation and the market acceptance of our games may also be harmed.

Any failure or weakness in data analysis or our ability to collect and use data may materially and adversely affect our ability to develop and implement appropriate business strategies, monetize our games and generate revenues.

We process large volumes of non-personal data related to gameplay. We use sophisticated algorithms to determine the likelihood of gameplayer engagement with specific game recommendations based on the gameplayer’s profile and gameplay history. Moreover, our servers embedded in our mobile game applications support various functions within our games, including analysis of gameplayer and game data, central management of gameplayer accounts, account security, payment gateway connectivity, gameplayer communication and cross-promotion functions. Any systems failure or compromise of our ability to process and analyze large volumes of player data could significantly limit our ability to optimize gameplayer experience and develop appropriate business strategies, which may materially and adversely affect our results of operations.

We may collect non-personally identifiable data about our gameplayers and we use this data to provide a better experience for gameplayers through the introduction of more interesting contents and in-game virtual items into the games. Our gameplayers or the evolving laws and regulations may not to allow us to collect such data and any limitation on our ability to collect data about gameplayers and game interactions would likely make it more difficult for us to deliver targeted game contents and in-game virtual items to our gameplayers. Our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Interruptions, failures or defects in our data collection, mining analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding collection of non-personally identifiable data could also limit our ability to aggregate and analyze gameplayer data. If that happens, we may not be able to successfully adapt to gameplayer preferences to improve and enhance our games, retain existing gameplayers and maintain popularity of our games, which could cause our business, financial condition, or result of operations to suffer.

The growth of our business may be adversely affected due to breaches of our security measures and unintended disclosures of our intellectual property or our gameplayer data.

We collect and store an increasing amount of gameplayer non-personal data during the course of our business. We rely on proprietary encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of this information, such as user login names. It is possible that our security controls over such gameplayer data may not prevent the improper disclosure of information. A party who is able to circumvent these security measures could misappropriate proprietary information or cause interruptions in our operations. A security breach that leads to disclosure of gameplayer account information could harm our reputation and subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. We may be required to expend significant capital and other resources to prevent such security breaches or to alleviate problems caused by such breaches. We may also lose our current gameplayers or deter potential gameplayers from playing our mobile games that require the collection of gameplayer data because of the perception that we cannot adequately protect our gameplayers’ privacy.

Additionally, our business operation may be harmed by gameplayers’ concerns over playing games on their mobile devices. For instance, malware has been disguised as popular mobile games on Android devices. Some malware may subscribe or paid for services without gameplayer consent, resulting in fraudulent charges to gameplayers. We cannot assure you that our security measures will prevent security breaches or that gameplayers’ interest in playing mobile games would continue if we experienced problems with malware. Failure to prevent security breaches or gameplayers’ concerns over malware may have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our success depends on the continuing and collaborative efforts of our management team and other key personnel.

Our future success depends heavily upon the continuing services of our management team. If one or more of our executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for management and key personnel in our industry in Hong Kong is intense, the pool of qualified candidates is limited, and we may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executives or other key personnel joins a competitor or forms a competing company, we may lose critical know-how. We have entered into an employment agreement with each of our executive officers and key employees, which contains confidentiality and non-compete provisions. However, if any disputes arise between us and any of our executives or key personnel, we cannot assure you the extent to which any of these agreements may be enforced.

We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

We and our directors and officers have been, and may in the future be, the subject of complaints or litigation from customers, employees, government authorities or other third parties for various actions. Litigation is often expensive and requires significant management time and attention. The proceedings we and our directors and officers may be involved in from time to time could incur substantial judgments, fines, legal fees or other costs, harm our reputation, and have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to credit risk in respect of our trade receivables.

Our trade receivables mainly represent accounts receivable from third-party publishing channels and customers of game development services. Our trade receivables are generally settled within 90 days depending on the specific publishing channel and the underlying contractual payment terms of the game development service contract. We assess the credit quality of our publishing channel partners and game development service contract customers based on knowledge of our directors and officers. We also monitor our outstanding trade receivables regularly. However, we cannot guarantee collection of amounts due from our publishing channel partners and game development contract customers in a timely manner.

We track certain performance metrics with internal and third-party tools and do not independently verify such metrics. Certain of our performance metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our business.

We track certain performance metrics, including the number of active and paying gameplayers of our games using a combination of internal and third-party analytics tools, including such tools provided by Apple and Google. Our performance metrics tools have a number of limitations, including limitations placed on third-party tools, such as the complicated and time consuming process of the validation of our data by comparison to the third-party data due to (a) differences between calendar periods used in our systems and billing periods used in the third-party tools and (b) differences in foreign exchange rates applied in our systems, which use the rates at the date of each in-game purchase, and certain third-party tools that use the exchange rates as at the date of the invoice. Such tools are subject to change unilaterally by the relevant third parties and our methodologies for tracking these metrics or access to these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we report. If the internal or external tools we use to track these metrics under-count or over-count performance or contain technical errors, the data we report may not be accurate, and we may not be able to detect such inaccuracies, particularly with respect to third-party analytics tools. In addition, limitations or errors with respect to how we measure data (or how third parties present that data to us) may affect our understanding of certain details of our business, which could affect our long-term strategies. Furthermore, such limitations or errors could cause gameplayers, analysts or business partners to view our performance metrics as unreliable or inaccurate. If our performance metrics are not accurate representations of our business, gameplayer base or traffic levels, if we discover material inaccuracies in our metrics or if the metrics we rely on to track our performance do not provide an accurate measurement of our business or otherwise change, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

To grow our business and remain competitive, we may require additional capital. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our future financial condition, results of operations and cash flows;

●	general market conditions for capital raising activities by companies offering internet and mobile products and services; and

●	economic, political and other conditions in Hong Kong and internationally.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or ability to pay dividends to our shareholders.

We have limited insurance coverage which could expose us to significant costs and business disruption.

From October 2024 to March 2025, we did not maintain employee’s compensation insurance to safeguard against risks and unexpected events for our office equipment and our employees in Hong Kong, which is required by the law of Hong Kong. Since April 2025, we have maintained employees’ compensation insurance to safeguard against risks and unexpected events for our office equipment and our employees in Hong Kong. We do not maintain business interruption insurance or key-man life insurance. Any disruption in our network infrastructure or business operations, litigation or natural disaster may result in the incurrence of substantial costs and the diversion of its resources. Our insurance coverage may not be sufficient to compensate us for any loss and we cannot assure you that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

The wars in Ukraine and in the Middle East may materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus, to the best knowledge of the Company, we and our operating subsidiaries in Hong Kong (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Similarly, the war in Gaza is unpredictable and may expand into a regional or even possibly a global conflict. To date, this newest chapter in the long Middle East conflict has not resulted in any material adverse impact on the Company, but a prolonged conflict and/or significant escalation of hostilities would likely cause disruption in international relations and global trade, which in turn would likely adversely affect our business and the price of our Shares.

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Risks Related to Our Corporate Structure

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20)  votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Hong Zhifang, our Chief Executive Officer, director and Controlling Shareholder, will beneficially own approximately 31.14% of our outstanding Ordinary Shares representing 90.04% of the total voting power of the aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.  The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our Controlling Shareholder currently owns an aggregate of 34.06% of our outstanding Ordinary Shares representing 91.17% of the total voting power, and approximately 31.14% of our outstanding Ordinary Shares representing approximately 90.04% of the total voting power immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. Our corporate actions will be substantially controlled by our Controlling Shareholder, who will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your shares and materially reduce the value of your investment.

Currently, Hong Zhifang, our Chief Executive Officer and director, through RongStar Holdings Ltd, beneficially owns an aggregate of approximately 34.06% of our outstanding Ordinary Shares representing approximately 91.17% of the total voting power of our outstanding Ordinary Shares. Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because after the offering, our Controlling Shareholder will beneficially own 31.14% of our ordinary shares issued and outstanding, and 90.04% of our aggregate voting power, assuming the underwriters do not exercise their over-allotment option.

As a result, Hong Zhifang will have the ability to control or exert significant influence over important corporate matters and investors may be prevented from influencing important corporate matters involving our company that require approval of shareholders, including:

●	the composition of our board of directors and, through the voting of the board of directors, any determinations with respect to our operations, business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our disposition of all or substantially all of our assets; and

●	any change in control.

These actions may be taken even if they are opposed by our other shareholders, including the holders of the Class A Ordinary Shares. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. Furthermore, this concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and reducing the price of the shares. As a result of the foregoing, the value of your investment could be materially reduced. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our second amended and restated memorandum and articles of association (as may be amended from time to time), the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of exempted companies incorporated under the laws of the Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records (other than memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our second amended and restated memorandum and articles of association (as may be amended from time to time) to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents — Differences in Corporate Law”.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of the rights to vote at such general meeting, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 5 clear days is required for the convening of a general meeting (including an annual general meeting (if any)). A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy, representing not less than one-third of the outstanding shares of our company carrying the right to vote at such general meeting.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands, as is our Company. Based on the current interpretation of the Substance Law, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. Although it is presently anticipated that the Substance Law will have little material impact on our Company or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong. In addition, our current officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and other countries other than the United States may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Risks Related to Doing Business in Hong Kong

Substantially all our operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Furthermore, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

DarkIris is a holding company and we conduct our operation substantially through our Hong Kong subsidiaries. Substantially all our operations are located in Hong Kong, and a majority of our customers are located in Hong Kong. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. We are subject to a variety of laws and other obligations regarding incorporation, operation, and management of our operating subsidiaries, Quantum and Stellar, in Hong Kong. Stellar was not fully complied with certain provisions under the Companies Ordinance (Chapter 622 of the laws of Hong Kong) (“CO”) that Stellar failed to convene any annual general meetings and lay its audited financial statements at general meetings before we acquired Stellar in November 2024. There is no assurance that the relevant authorities would not take any enforcement action against us in relation to the non-compliance matters. The Company’s management team estimates that the outcome will not adversely affect our financial condition, corporate reputation, or results of operations.

As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. As substantially all of our business is operated in Hong Kong, we could be subject to the laws and regulations of the PRC in the future, which can be continuously evolving, new laws, regulations, and other rules in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Class A Ordinary Shares.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions were recent, it is highly uncertain what additional new laws and regulations will be promulgated and what impacts the modified or new laws and regulations will have on our business operations, the ability to accept foreign investments and list on an U.S. or another foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control currently do not have any material impact on the transfer of cash between DarkIris and any of our Hong Kong subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from DarkIris in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our products and services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

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The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the Standing Committee of the National People’s Congress of China adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our Hong Kong subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

On March 23, 2024, the Hong Kong government enacted the Safeguarding National Security Ordinance (“SNSO”), which is a domestic security legislation under Article 23 of the Basic Law, to prohibit four types of offenses, including secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security, as well as other offences relating to the endangering of national security, which has been considered as having further significantly undermined the autonomy of Hong Kong. It is difficult for us to predict the degree of adverse impact of the legislation of the SNSO on Hong Kong or our business operations in Hong Kong. However, in any event, since substantially all of our operations are based in Hong Kong, any change in the political arrangements between Hong Kong and the PRC may pose an adverse impact on the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

As advised by our PRC counsel, we believe that we are not subject to cybersecurity review by the CAC or CSRC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities. However, as advised by Bird & Brid, our Hong Kong counsel, given the nature of our operations and business, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

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In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfillment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 74.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our Hong Kong subsidiaries conducting business operations in Hong Kong is found to be in violation of certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since substantially all of our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and certain external affairs, such as economic, trade and cultural matters, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Hong Kong National Security Law enacted by the Standing Committee of the PRC National People’s Congress and subsequently promulgated in Hong Kong in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

DarkIris and its subsidiaries face various other legal and operational risks associated with doing business in the PRC. Such risks associated with doing business in the PRC also apply to our operations in Hong Kong.

DarkIris and its subsidiaries face various other legal and operational risks associated with doing business in the PRC, including but not limited to the risk that, to the extent DarkIris’s cash in the business is in the PRC or a PRC entity, to distribute dividends to DarkIris’s investors, or to transfer cash outside of the PRC shall be subject to the relevant laws and regulations of the PRC. DarkIris cannot assure you that the transfer of cash by DarkIris or its subsidiaries could always obtain approval from the government authorities according to the relevant PRC laws or regulations. Such risks associated with doing business in the PRC also apply to our operations in Hong Kong.

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It may be difficult, cumbersome, and time-consuming to deliver legal process documents to us or such current officers reside within China from outside of China against us or our management named in the prospectus based on foreign laws.

We conduct a substantial part of our operations in Hong Kong and a small part of our operations used to be in mainland China. In addition, most of our current officers and directors, Hong Zhifang, Xu Jiang and Hong Yuanfang, as well as our independent director nominees, Ng Chee Jiong and Law Chee Hui, all reside within China. As a result, it may be difficult, cumbersome, and time-consuming to deliver legal process documents to us or above mentioned current officers and directors residing within China from outside of China.

We may rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We rely principally on dividends and other distributions on equity from our Hong Kong subsidiaries for our cash requirements, including for services of any debt we may incur.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Currently, there are no restrictions on foreign exchange, nor limitations on the ability of DarkIris to transfer cash to or from our Hong Kong subsidiaries or to investors under Hong Kong laws. In addition, currently, there are no restrictions or limitations under the laws of Hong Kong on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange for cash transfers between DarkIris and any of our Hong Kong subsidiaries, across borders or to U.S. investors. Further, currently, there are no restrictions or limitations on distributing earnings from our Hong Kong subsidiaries to DarkIris or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Hong Kong subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our Hong Kong subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on our Hong Kong subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on Hong Kong subsidiaries from making transfers or distributions to DarkIris or U.S. investors.

Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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The Hong Kong and mainland China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, mainland China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the mainland China government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, mainland China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in mainland China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, mainland China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale. PRC laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, these laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Shares.

On December 28, 2021, Cybersecurity Review Measures published by the CAC, NDRC, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, the CSRC, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, CIIOs that intend to purchase internet products and services and DPOs engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. Furthermore, on September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Network Data Regulation”), which became effective on January 1, 2025, which requires cyber data processors engaging in data processing activities that affect or may affect national security to file a cybersecurity review with the Office of Cybersecurity Review. As our operating subsidiaries publish our games through third party platforms which do not disclose any personal information of the gameplayers to us, and we do not collect or hold any personal information of the gameplayers, and as of the date of this prospectus, we have not been notified by any authorities of being classified as CIIOs, we do not believe that we are a CIIO or a DPO as defined in Cybersecurity Review Measures. Nevertheless, the aforementioned measures and any related implementation rules to be enacted may subject us to additional compliance requirement in the future.

We cannot rule out the possibility that the competent authorities will institute a licensing regime or pre-approval requirement covering our industry at some point in the future. If such a licensing regime or approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, it may be difficult to evaluate the effects of the outcome of administrative and court proceedings. Furthermore, we may not be aware of our violation of any of the policies and rules until sometime after the violation.

Such risks, including risks over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

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Any failure of us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

On December 28, 2021 the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than 1 million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. Given that, as of the date of this prospectus, (i) our operating subsidiaries publish our games through third party platforms which do not disclose any personal information of the gameplayers to us, and we do not collect or hold any personal information of the gameplayers; (ii) we and our Hong Kong subsidiaries have not been notified by any authorities of being classified as critical information infrastructure operators; and (iii) we and our Hong Kong subsidiaries have not been involved in any investigations initiated by the CAC or any other competent authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, we believe that we are not subject to cybersecurity review.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have become effective on March 31, 2023. According to the Trial Measures, our offering will be identified as an indirect overseas issuance and listing by the CSRC, we shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. As advised by our PRC counsel, AllBright Law Offices (Fuzhou), we believe that we are not subject to the CSRC filing requirement because as of the date of this prospectus, (i) As of the date of this prospectus, we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China; (ii) we are headquartered in Hong Kong and all of our officers are employed by our operating subsidiaries in Hong Kong ; (iii) most of our revenues and profits are generated by our subsidiaries in Hong Kong; and (iv) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the mainland China subsidiary are all under 50%. If our understanding to the Trial Measures is wrong or incorrect and we fail to comply with the Trial Measures, we will be required to correct our behaviors, face warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. Any failure by us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the PRC governmental authorities that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, the legal consequences arising from this could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Shares to investors and cause the value of such Shares to significantly decline or become worthless.

Changes in China’s economic, social conditions or government policies could have a material adverse effect on our business and operations.

As a substantial part of our business is operated in Hong Kong, our business, financial condition, results of operations and prospects may be influenced to a significant degree by economic and social conditions in the PRC generally. In addition, the PRC government plays a significant role in regulating industry development by imposing industrial policies. The PRC government also has significant impact on the PRC’s economic growth through guiding resource allocation, standardizing payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any changes in economic conditions in the PRC, in the policies of the PRC government or in the laws and regulations in the PRC could have a material effect on the overall economic growth of the PRC. Such changes could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by future laws or regulations which impose restrictions on capital investments or changes in tax regulations. In addition, changes of policies like interest rate adjustments in the PRC, may also adversely affect our business and operating results.

As a substantial part of our business is operated in Hong Kong and a small part of our business used to operate in mainland China, we are subject to the laws and regulations of the PRC, which can be continuously evolving. New laws, regulations, and other rules may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may result in a material change in the operations of us and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Laws and regulations in China are developing rapidly. Recently, the PRC regulatory authorities initiated a series of regulatory actions to regulate business operations in China, including strengthened supervision on overseas listings by China-based companies, adopting new measures to expand the scope of cybersecurity reviews and data security protection. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of the securities being registered for sale. If the PRC regulatory authorities promulgate new laws and regulations to exert more oversight and control on overseas offerings conducted by China-based issuers in the future, it may limit our ability to offer or continue to offer securities to investors and cause the value of such securities to decline substantially or even become worthless.

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Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and was amended in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts.

Companies operating in mainland China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing provident funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. Companies operating in mainland China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

As of the date of this prospectus, the Company does not have any employees in mainland Chins but it used to have some employees in mainland China and as of the date of this prospectus, the Company has estimated that it has outstanding contributions of social insurance premium and housing provident funds based on the actual wages of eligible employees.

In respect of the social insurance, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the social insurance contributions as legally required, the social insurance authority may order it to pay the outstanding amount of the social insurance contributions within a prescribed time limit and may impose a late fee at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due. If the enterprise still fails to make such payment within the prescribed time, the social insurance authority may further impose an additional fine ranging from one to three times of the total outstanding balance. In respect of the housing provident fund, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the housing provident fund contributions as legally required, the housing provident fund authority may order it to pay the outstanding amount of the housing provident fund within a prescribed time limit. If the enterprise still fails to make such payment within the prescribed time, the housing provident fund authority may apply for an order from the relevant people’s courts to make such payment.

As of the date we completed the Disposition, our disposed mainland China subsidiary, Turing, has not received any notification from the PRC governmental authorities requiring us to pay any outstanding amount of the social insurance and housing provident fund contributions. The management believes that the likelihood the Company may be required to make these additional contributions is very low.

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Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The HFCA Act, was signed into law on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act is reduced from three years to two, then our shares and shares could be prohibited from trading in the United States in 2023.

On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCA Act, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

The lack of access to the PCAOB inspection or investigation of auditors, including but not limited to inspection of auditors’ audit working papers related to their clients in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may not enjoy the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections or investigations of auditors, including but not limited to inspection of auditors’ audit working papers related to their clients, in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections and investigations, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our consolidated financial statements.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

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On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree the PCAOB’s intervention in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our current auditor, Enrome LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and, as of the date of this annual report, was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021.

Uncertainties of the ability of auditors to comply with the requirements of the HFCA Act, as well as further rulemakings by U.S. regulators with respect to their work in China, could cause the market price of our Shares to fall. If the PCAOB determines that it cannot inspect the audits of our Hong Kong operating subsidiaries, Quantum and Stellar, the trading of our securities may be prohibited under the HFCA Act and, as a result, the Nasdaq may delist our securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners to liability or penalties, , or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

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As of the date of this disclosure, the current ultimate individual shareholders of the Company who are PRC residents have completed foreign exchange registration under the SAFE Circular 37 and other related rules. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

Any disclosure of documents or information located in PRC by foreign agencies may be subject to jurisdiction constraints and must comply with PRC laws. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in PRC. Furthermore, an on-site inspection of our facilities by any of these regulators shall also be subject to the current PRC laws.

We may undertake relevant obligations under PRC Tax laws with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. According to SAT Bulletin 7 the transfer of taxable assets through offshore transfer of a foreign intermediate holding company may need to pay taxes in accordance with relevant PRC laws. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We may undertake relevant obligations under PRC Tax laws as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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Risks Related to This Offering and the Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there was no public market for our Class A Ordinary Shares. Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market. If an active trading market for the Class A Ordinary Shares does not develop after this offering, the market price and liquidity of the Class A Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters determine the initial public offering price for the Class A Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Class A Ordinary Shares will develop or that the market price of the Class A Ordinary Shares will not decline below the initial public offering price.

The market price for the Class A Ordinary Shares may be volatile.

The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers or our industry;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other property management businesses;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

The trading market for the Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Class A Ordinary Shares to decline.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay more for your Class A Ordinary Shares than the amount paid per share by our existing shareholders for their Class A Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$3.62 per Class A Ordinary Share, representing the difference between the initial public offering price of US$4.00 per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share as of $0.38 after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Class A Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. Immediately after the completion of this offering, we will have 12,050,400 Class A Ordinary Shares outstanding. All Class A Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. Class A Ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Class A Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Class A Ordinary Shares.

As of March 31, 2025, our cash was USD$58,490. Immediately following the completion of this offering, we expect to receive net offering proceeds of approximately USD$4.3 million after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds.”

However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Class A Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of approximately 90.85% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Class A Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Class A Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our shareholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As an exempted company with limited liability incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance requirements. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance after the completion of this offering.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder will hold approximately 31.14% of our total issued and outstanding Shares and will be able to exercise 90.04% of the total voting power of our issued and outstanding share capital after this offering, assuming that the underwriters do not exercise their over-allotment option.

Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consists of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq rules regarding corporate governance, which could make our Class A Ordinary Shares less attractive to investors or otherwise harm our stock price.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we fail to establish and maintain proper internal control over financial reporting, our ability to produce accurate consolidated financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

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As of September 30, 2024, material weaknesses were identified, including: (i) a lack of financial reporting personnel with appropriate level of knowledge and experience in application of U.S. GAAP and SEC rules and regulations commensurate with reporting requirements; and (ii) a lack of the key monitoring mechanisms such as internal audit department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures.

In order to address and resolve the foregoing material weakness, we have begun to implement measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring a consultant who have requisite training and experience in the preparation of consolidated financial statements in compliance with applicable SEC requirements. In addition to hiring outside consultant, we also plan to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our consolidated financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

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In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains certain data and information including industry data and information from us. Statistical data in these publications also include projections based on a number of assumptions. The gaming industry in Hong Kong and mainland China may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the gaming industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$4.3 million, if the underwriters do not exercise their over-allotment option, and US$5.1 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. These estimates are based upon the initial offer price of $4.00 per share.

We plan to use the net proceeds of this offering in the following order of priority:

●	approximately 40% for expansion of the operations team and rewards to existing team members;

●	approximately 40% for product development; and

●	the balance to fund for working capital and other general corporate purposes.

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To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following tables set forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of the 1,500,000 Class A Ordinary Shares at the initial public Offer Price of $4.00 per share after deducting the underwriting discounts and commissions and offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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	As of March 31, 2025
	Actual	Pro forma as adjusted (1)
	USD	USD
Shareholders’ equity:
Class A ordinary shares (par value of US$0.0001 per share; 450,000,000 Class A ordinary shares authorized, 10,550,400 shares issued and outstanding as of March 31, 2025) (2)	$1,055	$1,205
Class B ordinary shares (par value of US$0.0001 per share; 50,000,000 Class B ordinary shares authorized, 5,449,600 shares issued and outstanding as of March 31, 2025) (2)	545	545
Additional paid-in capital	5,271,748	9,576,372
Accumulated deficits	(2,798,985)	(2,798,985)
Accumulated other comprehensive loss	(46,725)	(46,725)
Total shareholders’ equity	$2,427,638	$6,732,412
Total capitalization	$2,427,638	$6,732,412

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $4.3 million (offering proceeds of $6.0 million less underwriting discounts of $420,000, non-accountable expense allowance of $60,000 and offering expenses of $1.2 million. The Class A Ordinary Shares and the additional paid-in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, non-accountable expense and offering expenses.

(2)

On June 10, 2025, the Company allotted and issued an aggregate of 10,517,430 Class A Ordinary Shares and 5,432,570 Class B OrdinaryShares of the Company, par value of $0.0001 each respectively, and to all existing shareholders on a pro-rata basis (Issuance). Immediately after the completion of the Issuance, Class A Ordinary Shares and Class B Ordinary Shares were 10,550,400 and 5,449,600, respectively. The aforementioned Issuance were considered nominal issuance, and were recapitalizations in substance. In applying the requirements of FASB ASC Topic 260, nominal issuances of ordinary shares should be reflected in a manner similar to a share split or share dividend for which retroactive treatment is required by FASB ASC paragraph 260-10-55-12.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offer price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offer price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets less our total liabilities. Our net tangible book value as of March 31, 2025 was US$2.4 million, or US$0.15 per ordinary share.

After giving effect to share allotment on June 10, 2025, the issuance and sale of 1.5 million Class A Ordinary Shares in this offering at the initial public offer price of US$4 per share, and after deducting underwriting discounts and offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been US$6.7 million, or US$0.38 per outstanding ordinary share. This represents an immediate increase in net tangible book value of US$0.23 per total Class A and Class B ordinary share to existing shareholders and an immediate dilution in net tangible book value of US$3.62 per total Class A and Class B ordinary share to investors purchasing Class A Ordinary Shares in this offering. The following table illustrates such dilution:

Post-
Offering(1)
Initial public offer price per Class A Ordinary Share	$4.00
Net tangible book value per total Class A and Class B Ordinary Share as of March 31, 2025	$0.15
Pro forma net tangible book value per Class A Ordinary Share after giving effect to this offering	$0.38
Amount of dilution in net tangible book value per Class A Ordinary Share to investors in this offering	$3.62

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per total Class A and Class B Ordinary Share after this offering would be US$7.6 million, the increase in net tangible book value per total Class A and Class B Ordinary Share to existing shareholders would be US$0.28, and the immediate dilution in net tangible book value per total Class A and Class B Ordinary Share to new investors in this offering would be US$3.57.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma as adjusted basis as of March 31, 2025, the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this offering. The table below reflects the initial public offering price of US$4 per share, for Shares purchased in this offering and excludes underwriting discounts and commissions and offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	16,000,000	91%	$2,427,638	29%	$0.15
Investors in this offering	1,500,000	9%	$6,000,000	71%	$4.00
Total	17,500,000	100%	$8,427,638	100%	$0.48

As of the date of this prospectus, no share options, restricted share units or other securities convertible into ordinary shares are issued and outstanding.  As of the date of this prospectus, we have reserved 2,400,000 Class A Ordinary Shares for issuance under the 2025 Equity Incentive Plan for future issuance.

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SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

	For the Six Months Ended March 31,
Statements of Operation Data	2025	2024
Revenues	$5,204,659	$2,920,791
Cost of revenues	(3,752,527)	(1,354,417)
Total operating expenses	(448,805)	(772,500)
Income from operations	1,003,327	793,874
Total other income, net	19,318	527
Income before income taxes	1,022,645	794,401
Income tax expenses	(115,253)	(99,946)
Net income	$907,392	$694,455

Earnings (loss) per share
Basic and diluted	$0.06	$0.04
Weighted average ordinary share outstanding
Basic and diluted	16,000,000	16,000,000

	As of
	March 31,	September 30,
Balance Sheet Data	2025	2024
	US$	US$
Cash	$58,490	$313,735
Total current assets	$3,536,579	$2,213,825
Total non-current assets	$57,379	$16,651
Total assets	$3,593,958	$2,230,476
Total current liabilities and total liabilities	$1,166,320	$1,295,482
Total shareholders’ equity	$2,427,638	$934,994
Total liabilities and shareholders’ equity	$3,593,958	$2,230,476

	For the Years Ended September 30,
	2024	2023

Revenues	$7,920,461	$3,951,074
Cost of revenues	(4,912,281)	(1,551,295)
Gross profit	3,008,180	2,399,779
Operating expenses:
Selling expenses	(1,036,243)	(2,734,324)
General and administrative expenses	(815,723)	(924,188)
Total operating expenses	(1,851,966)	(3,658,512)

Income (loss) from operations	1,156,214	(1,258,733)

Other income (expenses):
Government subsidy income	498	1,994
Interest income	1,174	549
Other income (expenses)	37,077	(1,634)
Total other income, net	38,749	909

Income (loss) before income taxes	1,194,963	(1,257,824)
Income tax expenses	(98,158)	-
Net income (loss)	1,096,805	(1,257,824)
Other comprehensive income (loss) :
Foreign currency translation (loss) gain	(50,668)	55,652
Comprehensive income (loss)	$1,046,137	$(1,202,172)

Earnings (loss) per share
Basic and diluted	$0.07	$(0.08)
Weighted average shares outstanding
Basic and diluted	16,000,000	16,000,000

	As of
	September 30,	September 30,
Balance Sheet Data	2024	2023
	US$	US$
Cash	$313,735	$80,864
Total current assets	$2,213,825	$555,950
Total non-current assets	$16,651	$12,261
Total assets	$2,230,476	$568,211
Total current liabilities and total liabilities	$1,295,482	$3,421,279
Total shareholders’ equity (deficit)	$934,994	$(2,853,068)
Total liabilities and shareholders’ equity	$2,230,476	$568,211

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our company’s financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors.

Key Operating Metrics

We manage our business by tracking certain performance metrics, including the number of active and paying gameplayers of our games using a combination of internal and third-party analytics tools, including such tools provided by Apple and Google. These key metrics are influenced by a variety of factors that may cause fluctuations on a quarterly basis, such as policies and restrictions imposed by platform providers, seasonality, user connectivity, conversion of users into paying users, and the addition of new content or storylines to certain games. In some cases, our operating metrics may not directly correlate with our revenue trends. Future growth in our player base will depend on our ability to retain existing players, attract new players, acquire or launch new games and features, and expand into new markets and distribution platforms.

The following operating metrics are the key performance indicators we use to evaluate our business. The primary drivers of changes in these metrics are listed below in order of importance:

For the Six Months ended March 31, 2025 and 2024

Daily Active Users

We define Daily Active Users (DAU) as the number of individuals who played one of our games on a given calendar day. Under this metric, a player who plays two different games on the same day is counted as two DAUs. The Average DAU for a particular period is calculated by averaging the number of DAUs for each day within that period. We believe DAU is a useful metric to measure the scale and usage of our games on a specific day, and it more accurately reflects player engagement with our games.

	For the Six Months Ended March 31,
	2025	2024
Quarterly Average DAU(1)
Q1 (October 1 – December 31)	4,164	5,627
Q2 (January 1 – March 31)	4,471	7,572

(1) Quarterly Average DAU refers to the Average DAU calculated on a quarterly basis, facilitating year-over year comparisons.

The decline in DAU in the Q1 of 2025 compared to the same period in 2024 is mainly due to the impact of the lifecycle rhythm of certain mature products. Among them, “Hammer Explosion Wulin”, “Little Zombie” and “Guardian Domain” are gradually entering the later stage of operation, and investment has been reduced, with a focus on long-term revenue harvesting strategy. In addition, during Q1 and Q2 of the 2024 fiscal year, ‘Nine Sky Spirit Snake Record’ was at its peak of performance, which raised the base for the same period and further amplified the year-on-year decline.

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Monthly Paying Users

We define Monthly Paying Users (MPU) as the number of individuals who have made at least one purchase of virtual goods on a specific platform within the 30-day period leading up to the measurement date. According to this metric, an individual who purchases virtual goods in two different games within the same 30-day period is counted as two MPUs. Similarly, an individual who makes purchases on two different platforms, such as Apple iOS or Google Play, for any of our games is counted as two MPUs. The Average MPU for a specific period is calculated by averaging the MPU for each month within that period. We believe that MPU is a useful metric to measure the monetization of our games.

	For the Six Months Ended March 31,
	2025	2024
Quarterly Average MPU(1)
Q1 (October 1 – December 31)	36,349	8,684
Q2 (January 1 – March 31)	34,517	22,449

(1) Quarterly Average MPU refers to the Average MPU calculated on a quarterly basis, facilitating year-over year comparisons.

The average MPU for Q1 and Q2 of 2025 were 36,349 and 34,517, respectively. This change was mainly influenced by the following factors: firstly, in the second half of the 2024 fiscal year, multiple main products focused on marketing and content updates, driving MPU to reach a temporary peak; At the beginning of 2025, as key products such as “Wei Shu Wu” entered a stable operation stage, the conversion rate of new users and the number of active paying users tend to normalize. Secondly, the Company had made adjustments to its resource allocation, focusing more on long-term operations and cost efficiency optimization. The reduction in early promotion investment has also had a certain impact on short-term MPU. Nevertheless, the overall MPU remained in a healthy range in the first half of 2025, laying a solid foundation for the subsequent launch of new products and adjustment of operational pace.

Average Revenue per Paying User (ARPPU)

We define Average Revenue per Paying User (ARPPU) as the total revenue attributed to in-game purchases during a given time period, divided by the number of months in that period, and then divided by the Average MPU for that period. We believe that ARPPU is a useful metric to describe monetization.

	For the Six Months Ended March 31,
	2025	2024
Quarterly ARPPU
Q1 (October 1 – December 31)	21.99	15.58
Q2 (January 1 – March 31)	19.01	16.35

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In Q1 2025, ARPPU reached $21.99, a year-on-year increase of about 41.2% compared to $15.58 in the same period of 2024. In Q2 2025, ARPPU reached $19.01, a year-on-year increase of about 16.3% compared to $16.35 in the same period of 2024. This was mainly due to the successful launch of multiple high-quality new products such as “Immortal Fate” and “Floating Myth”, which drove the rapid growth of middle and high value users and significantly improved the overall payment level. At the same time, the consistent maintenance of quarterly ARPPU indicated that the Company has effectively stimulated users’ willingness to pay and consumption depth by strengthening content design, limited time activities, and precision marketing, while maintaining the stable performance of its core products. Overall, the ARPPU performance in Q1 and Q2 of 2025 not only continued its growth momentum, but also laid a solid foundation for optimizing the annual revenue structure.

Monthly Download Users (MDU)

We define Monthly Download Users (MDU) as the number of users who completed the download and installation of a game within a given calendar month. It is important to note that we track each user based on the unique identification associated with each download device, and multiple downloads by the same user are typically counted once. The Average MDU for a specific period is calculated by averaging the MDU for each month within that period. MDU is a key metric for assessing the reach and market appeal of a game. It is particularly indicative during the initial launch phase or during periods of major promotional campaigns, offering a clear reflection of user acquisition effectiveness and the potential market scale.

	For the Six Months Ended March 31,
	2025	2024
Quarterly Average MDU (1)
Q1 (October 1 – December 31)	118,187	43,273
Q2 (January 1 – March 31)	105,791	110,111

In the first half of 2025, the average MDU continued to remain high, with Q1 of 2025 reaching 118,187 MDU, an increase of about 173.1% compared to the same period in 2024 with 43,273 MDU; Q2 of 2025 had 105,791 MDU, although slightly lower than the previous quarter, it shows minimal fluctuation compared to the 110,111 MDU in the same period of 2024, demonstrating strong user acquisition capabilities and product attractiveness. The significant growth in Q1 2025 is mainly due to the concentrated launch of new products such as “Immortal Fate” and “Floating Myth”. Through efficient preheating and social media diffusion in the early stages of release, they successfully leveraged large-scale natural traffic; Although the Q2 of 2025 showed a slight decrease compared to the previous period, it is a normal fluctuation under high base numbers, mainly due to the slowing pace of new product launches and periodic adjustments in market promotion rhythm.

Results of Operations for the Six Months Ended March 31, 2025 and 2024

The following table summarizes our results of operations for the six months ended March 31, 2025 and 2024:

	For the Six Months Ended March 31,		Variance
	2025	2024	Amount	%

Revenues	$5,204,659	$2,920,791	$2,283,868	78.2%
Cost of revenues	(3,752,527)	(1,354,417)	2,398,110	177.1%
Gross profit	1,452,132	1,566,374	(114,242)	(7.3)%
Operating expenses:
Selling expenses	-	(339,750)	(339,750)	(100.0)%
General and administrative expenses	(448,805)	(432,750)	16,055	3.7%
Total operating expenses	(448,805)	(772,500)	(323,695)	(41.9)%
			-
Income from operations	1,003,327	793,874	209,453	26.4%

Other income:
Government subsidy income	839	497	342	68.8%
Interest income	465	646	(181)	(28.0)%
Other income (expenses)	18,014	(618)	18,632	3,014.9%
Total other income, net	19,318	525	18,793	3,579.6%

Income before income taxes	1,022,645	794,399	228,246	28.7%
Income tax expenses	(115,253)	(99,946)	15,307	15.3%
Net income	907,392	694,453	212,939	30.7%

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Revenue

Revenue increased by $2.28 million, or 78.2%, to $5.2 million for the six months ended March 31, 2025 from $2.92 million for the six months ended March 31, 2024. The increase was mainly attributable to the increase of monthly paying gamers from 31,133 gamers for the six months ended March 31, 2024 to 70,866 gamers for the six months ended March 31, 2025. Additionally, the average revenue per paying gamer increased from $15.97 for the six months ended March 31, 2024 to $20.50 for the six months ended March 31, 2025, which further contributed to the increase in revenue.

Cost of revenue

Cost of revenue increased by approximately $2.4 million, or 177.1%, to approximately $3.8 million for the six months ended March 31, 2025 from approximately $1.4 million for the same period of last year.

The following table sets forth the breakdown of cost of revenues for the six months ended March 31, 2025 and 2024, respectively:

	For the Six Months Ended March 31,		Variance
	2025	2024	Amount	%
Platform handling fees	$3,032,345	$832,154	$2,200,191	264.4%
Revenue sharing with game developers	679,034	452,420	226,614	50.1%
Cloud server costs	41,076	69,574	(28,498)	(41.0)%
Stamp duty and value-added tax surcharge	72	269	(197)	(73.2)%
Total cost of revenues	$3,752,527	$1,354,417	$2,398,110	177.1%

Platform handling fees

Platform handling fees increased by approximately $2.2 million, or 264.4%, to approximately $3.0 million for the six months ended March 31, 2025 from $0.8 million for the same period of last year. Revenue generated from game players are shared between the platform and the Company, typically ranging from 15% to 60%. These third party digital platforms have been successful in promoting the games, attracting gamer to make in-game purchase and game revenues increased from approximately $2.9 million for the six months ended March 31, 2024 to approximately $5.2 million for the six months ended March 31, 2025, resulting in a synchronous increase in revenue sharing with these platforms.

Revenue sharing with game developers

Revenue sharing with game developers is typically ranging from 10% to 20%. Revenue sharing with game developers increased by approximately $0.2 million, or 50.1%, to approximately $0.7 million for the six months ended March 31, 2025 from approximately $0.5 million for the same period of last year. The increase was mainly attributed to the increased gamers spending which resulted in increase in game revenue, revenue sharing with game developers were correspondingly increased.

Cloud server costs

Cloud server costs decreased by $28,498, or 41.0%, to approximately $0.04 million for the six months ended March 31, 2025 from approximately $0.07 million for the same period of last year. Game revenue generated from Google and Apple digital platforms reduced which, in turn, reduced data requirements from cloud servers and the corresponding cloud server costs. Also, the decrease in cloud server costs was attributable to the provision of cloud servers by certain third party digital platforms and, as a result, the Company did not need to incur cloud server costs for certain games.

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Gross profit

Gross profit decreased by approximately $0.1 million, or 7.3%, to approximately $1.5 million for the six months ended March 31, 2025 from approximately $1.6 million for the same period of last year, while gross profit margin decreased by 26%, from 54% for the six months ended March 31, 2024 to 28% for the six months ended March 31, 2025. The decrease in gross profit margin was mainly attributable to the significant increase in platform handling fees and revenue sharing with game developers.

Selling expenses

Selling expenses primarily relate to advertising and promotional expenses. Selling expenses decreased by approximately $0.3 million, or 100%, to nil for the six months ended March 31, 2025 from approximately $0.3 million for the same period of last year. The main sources of revenue growth for the six months ended March 31, 2025 were from two gaming platforms, which have more targeted gamers and did not require additional advertising, the Company could therefore reduce spending on advertising and promotional expenses with these gaming platforms. Platforms such as Apple and Google are comprehensive platforms that require advertising expenses to acquire gamers.

General and administrative expenses

General and administrative expenses increased by approximately $16,055, or 3.7%, to approximately $0.45 million for the six months ended March 31, 2025 from approximately $0.43 million for the same period of last year. The increase was mainly attributable to expenses incurred in the preparation of initial public offering.

Other income (expenses)

Other income (expenses) mainly related to bank charges, foreign exchange losses and other miscellaneous income. Other income increased by $18,632, or 3,014.9%, to other income of $18,014 for the six months ended March 31, 2025 from other expenses of $618 for the same period of last year. The increase was mainly attributable to singular instance of marketing and promotion services provided to a customer.

Income tax expenses

For the six months ended March 31, 2025 and 2024, our income tax expense was approximately $0.1 million and $0.1 million, respectively. The income tax expenses were as a result of taxable income from operations.

Net income

As a result of the foregoing, net income was approximately $0.9 million for the six months ended March 31, 2025, an increase of approximately $0.2 million from net income of approximately $0.7 million for the six months ended March 31, 2024.

Liquidity and Capital Resources

As of March 31, 2025, the Company had cash of approximately $58,490.

In assessing liquidity, management monitors and analyzes our cash on-hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments.

As of March 31, 2025, the Company had working capital of approximately $2.4 million. The Company’s working capital requirements are influenced by the level of operations, revenue generated from mobile digital games, costs and expenses controlled, encashment of accounts receivable.

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The Company intends to finance future working capital requirements and capital expenditures from cash generated from operating activities and funds raised from financing activities. The Company may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions that the Company may decide to pursue. With the financial support from shareholders, the Company believes that the current cash together with cash generated from operating activities and financing activities will be sufficient to meet the present anticipated working capital requirements and capital expenditures. If existing cash is insufficient to meet requirements, the Company may seek to issue debt or equity securities or obtain additional credit facilities. Financing may be unavailable in the amounts the Company’s need or on terms acceptable to the Company, if at all. Issuance of additional equity securities, including convertible debt securities, would dilute earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict operations and ability to pay dividends to shareholders. If the Company is unable to obtain additional equity or debt financing as required, the Company’s business and prospects may suffer.

Indebtedness. As of March 31, 2025, the Company did not have any debts, finance leases, purchase commitments, guarantees, or other material contingent liabilities.

Off-Balance Sheet Arrangements. The Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, the Company has not entered into any derivative contracts that are indexed to shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, the Company does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, the Company does not have any variable interest in any unconsolidated entity that provide financing, liquidity, market risk or credit support to or engages in hedging services with the Company.

Capital Resources. The primary drivers and material factors impacting liquidity and capital resources include ability to generate sufficient cash flows from operations and financial support from shareholders, as well as proceeds from equity and debt financing, to ensure future growth and expansion plans.

Working Capital. Total working capital as of March 31, 2025 amounted to approximately $2.4 million, compared to approximately $0.9 million as of September 30, 2024. The increase in working capital was mainly caused by increase in accounts receivable, prepayment of game development, and reduction of amount due to related parties.

Capital Needs. The Company’s capital needs include daily working capital needs and capital needs to finance the development of business. Management believes that income generated from current operations can satisfy daily working capital needs over the next 12 months. The Company may also raise additional capital through public offerings or private placements to finance business development and to consummate any merger or acquisition, if necessary.

Cash flows

For the six months ended March 31, 2025 and 2024

The following table sets forth a summary of our cash flows for the six months ended March 31, 2025 and 2024, respectively.

	For the Six Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$730,838	$729,690
Net cash used in investing activities	(794,239)	(7,389)
Net cash used in financing activities	(191,484)	(762,461)
Effect of exchange rate changes on cash	(359)	(10,536)
Net decrease in cash	(255,244)	(50,696)
Cash, beginning of period	313,734	80,864
Cash, end of period	$58,490	$30,168

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Operating activities

Net cash provided by operating activities was approximately $0.7 million for the six months ended March 31, 2025, which mainly consisted of (i) net income of approximately $0.9 million; (ii) a decrease of prepaid expenses and other current assets of $0.3 million arising from the refund of the security deposit from the game developer, and (iii) an increase of taxes payable of approximately $0.1 million arising from provision of corporate income tax. The increase in cash in operating activities was partially offset by an increase in accounts receivable of approximately $0.6 million due to revenue generated from game players.

Net cash provided by operating activities was approximately $0.7 million for the six months ended March 31, 2024, which mainly consisted of (i) net income of approximately $0.7 million, and (ii) an increase in accounts payable of approximately $0.2 million arising from game developer supplying new games. The increase in cash provided by operating activities was partially offset by an increase in accounts receivable of approximately $0.1 million due to revenue generated from game players.

Investing activity

Net cash used in investing activity was approximately $0.8 million for the six months ended March 31, 2025, which mainly consisted of prepayment for game development.

Net cash used in investing activity was $7,389 for the six months ended March 31, 2024, which mainly consisted of purchases of plant and equipment.

Financing activities

Net cash used in financing activities was approximately $0.2 million for the six months ended March 31, 2025, which mainly consisted of (i) proceeds of approximately $0.6 million capital contribution from shareholders; and (ii) advances of approximately $1.0 million from shareholders. The cash provided by financing was partially offset by repayments of approximately $1.2 million to shareholders and deferred initial public offering costs of $0.5 million.

Net cash used in financing activities was approximately $0.8 million for the six months ended March 31, 2024, which mainly consisted of (i) proceeds of approximately $2.2 million capital contribution from shareholders; and (ii) advances of approximately $1.8 million from shareholders. The cash provided by financing was partially offset by repayments of approximately $4.7 million to shareholders.

Contractual Obligations and Commitments

As of March 31, 2025, the Company does not have any contractual obligations and commitments.

For the Years Ended September 30, 2024 and 2023

Daily Active Users

We define Daily Active Users (DAU) as the number of individuals who played one of our games on a given calendar day. Under this metric, a player who plays two different games on the same day is counted as two DAUs. The Average DAU for a particular period is calculated by averaging the number of DAUs for each day within that period. We believe DAU is a useful metric to measure the scale and usage of our games on a specific day, and it more accurately reflects player engagement with our games.

	For the Years Ended September 30,
Quarterly Average DAU(1)	2024	2023
Q1 (October 1 – December 31)	5,627	3,380
Q2 (January 1 – March 31)	7,572	2,561
Q3 (April 1 – June 30)	6,209	4,277
Q4 (July 1 – September 30)	5,146	3,346

For the fiscal year ended September 30, 2024, our user activity has maintained robust growth, with the overall DAU showing a significant year-over-year increase. Average DAUs in each quarter for the fiscal year ended September 30, 2024 were higher than the corresponding quarters in 2023, with the Average DAU for the year increasing by approximately 80.4% compared to the previous fiscal year. This demonstrates that the penetration and daily engagement of our games among players continue to improve, further consolidating the platform’s user base.

(1) Quarterly Average DAU refers to the Average DAU calculated on a quarterly basis, facilitating year-over year comparisons.

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The primary drivers of DAU growth for the fiscal year ended September 30, 2024 are due to expansion effect of new product lines and optimized user operation mechanism and engagement strategies. Several new self-developed or licensed games launched in 2024 have significantly contributed to user activity, with games including Immortal Fate and Floating Sky being particularly outstanding, forming the core source of our user growth. Immortal Fate has demonstrated stable mid-term engagement, with Average DAUs of 829, 821, and 853 in Q2 to Q4 for the fiscal year ended September 30, 2024, respectively, remaining roughly flat. This indicates that the game’s content and monetization structure have gradually stabilized and gained support from a core user base. Floating Sky has also performed well, with Average DAUs 793, 784, and 761 in Q2 to Q4 for the fiscal year ended September 30, 2024, respectively, supporting the consistent maintenance of overall DAUs. We further strengthened daily login rewards, version event pacing, and community interactions, which have increased daily user participation, effectively extended user lifecycles, and improved active play durations.

In summary, the significant increase in DAUs for the fiscal year ended September 30, 2024 not only reflects the effectiveness of our game products and operational strategies but also provides a solid user base for future revenue growth and product expansion. With the continued optimization of product content depth and interactive mechanisms, we expect DAU performance to have further upside potential.

Monthly Paying Users

We define Monthly Paying Users (MPU) as the number of individuals who have made at least one purchase of virtual goods on a specific platform within the 30-day period leading up to the measurement date. According to this metric, an individual who purchases virtual goods in two different games within the same 30-day period is counted as two MPUs. Similarly, an individual who makes purchases on two different platforms, such as Apple iOS or Google Play, for any of our games is counted as two MPUs. The Average MPU for a specific period is calculated by averaging the MPU for each month within that period. We believe that MPU is a useful metric to measure the monetization of our games.

	For the Years Ended September 30,
Quarterly Average MPU(1)	2024	2023
Q1 (October 1 – December 31)	8,684	13,552
Q2 (January 1 – March 31)	22,449	19,096
Q3 (April 1 – June 30)	33,491	15,601
Q4 (July 1 – September 30)	37,029	14,623

For the fiscal year ended September 30, 2024, our quarterly Average MPU showed significant growth, increasing from 13,552 players in Q4 2023 to 37,092 players in Q4 2024. The total MPU for the fiscal year ended September 30, 2024 reached 101,653, a substantial increase of 61.8% compared to the previous fiscal year ended September 30, 2023. This growth was primarily driven by the launch and operational efficiency of self-developed games, expansion effect of multiple product lines, and strategic placement and enhanced marketing. In particular, Wei, Shu & Wu gradually entered its maturity phase starting from Q1 2024. The MPU of Wei, Shu & Wu for Q2, Q3 and Q4 for the fiscal year ended September 30, 2024 were 6,155, 9,305, and 9,624, showing significant growth. This proves that the product has strong user attraction and retention capabilities. We allocated more promotional resources to high-potential games, increasing exposure and player acquisition, which significantly boosted the quarterly Average MPU performance. Although certain games experienced fluctuations in MPU performance during certain quarters, with adjustments in product update cycles and event scheduling, they still contributed a stable user base, providing a foundation for long-term operations in the future.

(1) Quarterly Average MPU refers to the Average MPU calculated on a quarterly basis, facilitating year-over year comparisons.

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Average Revenue per Paying User (ARPPU)

We define Average Revenue per Paying User (ARPPU) as the total revenue attributed to in-game purchases during a given time period, divided by the number of months in that period, and then divided by the Average MPU for that period. We believe that ARPPU is a useful metric to describe monetization.

	For the Years Ended September 30,
Quarterly ARPPU	2024	2023
	US$	US$
Q1 (October 1 – December 31)	15.58	7.99
Q2 (January 1 – March 31)	16.35	8.27
Q3 (April 1 – June 30)	16.77	13.17
Q4 (July 1 – September 30)	20.38	19.34

For the fiscal year ended September 30, 2024, our ARPPU also showed steady growth, increasing from US$15.58 in Q1 to US$20.38 in Q4, with an overall average of US$17.27 for the year. This indicates substantial progress in enhancing product quality, user payment depth, and content value.

The main drivers include expansion of mid-to-high value user and improvement in paid scenarios and event operations. In key games such as Divine Serpent, Floating Sky, and Immortal Fate, the high-value user base grew steadily. In Divine Serpent, the average revenue per user for the third quarter for the fiscal year ended September 30, 2024 was US$35.07, and in Q4 it was US$35.80, demonstrating solid performance in terms of user value. Through time-limited promotions, version content updates, themed items, and other diversified revenue models, we increased user conversion efficiency and average payment amounts. Overall, we will continue to optimize content experiences and consumption designs, guided by the user lifecycle, to further drive growth in ARPPU per quarter and optimize our revenue structure.

Monthly Download Users (MDU)

We define Monthly Download Users (MDU) as the number of users who completed the download and installation of a game within a given calendar month. It is important to note that we track each user based on the unique identification associated with each download device, and multiple downloads by the same user are typically counted once. The Average MDU for a specific period is calculated by averaging the MDU for each month within that period. MDU is a key metric for assessing the reach and market appeal of a game. It is particularly indicative during the initial launch phase or during periods of major promotional campaigns, offering a clear reflection of user acquisition effectiveness and the potential market scale.

	For the Years Ended September 30,
Quarterly Average MDU (1)	2024	2023
Q1 (Oct 1 – Dec 31)	43,273	47,185
Q2 (Jan 1 – Mar 31)	110,111	64,841
Q3 (Apr 1 – Jun 30)	132,769	70,613
Q4 (Jul 1 – Sep 30)	121,158	51,636

For the fiscal year ended September 30, 2024, our quarterly Average MDU demonstrated strong growth momentum, particularly in Q2 and Q3. Average MDU of the fiscal year ended September 30,2024 surged from 43,273 in Q1 to 110,111 in Q2, representing a remarkable 154.5% quarter-over-quarter increase. This was one of the most significant quarterly growth figures of the fiscal year ended September 30, 2024 and underscores our exceptional execution in product promotion and market penetration.

This substantial increase can be primarily attributed to several key factors. The surge was largely driven by a concentrated rollout of new product lines, which fueled a sharp rise in organic traffic. Between Q1 and Q2 for the fiscal year ended September 30, 2024, we launched several new games, including Floating Sky and Wei, Su & Wu, as part of our strategic product pipeline. These games were major research and development initiatives backed by comprehensive multi-channel promotional campaigns. Their successful market reception upon release significantly contributed to the spike in organic user downloads, serving as a major source of quarterly user growth.

(1) Quarterly Average MDU refers to the Average MDU calculated on a quarterly basis, facilitating year-over year comparisons.

Results of Operations for the Financial Years ended September 30, 2024 and 2023

	For the Financial Years Ended September 30,		Variance
	2024	2023	Amount	%
Revenues	$7,920,461	$3,951,074	$3,969,387	100.5%
Cost of revenues	(4,912,281)	(1,551,295)	3,360,986	216.7%
Gross profit	3,008,180	2,399,779	608,401	25.4%
Selling expenses	(1,036,243)	(2,734,324)	(1,698,081)	(62.1)%
General and administrative expenses	(815,723)	(924,188)	(108,465)	(11.7)%
Income (loss) from operations	1,156,214	(1,258,733)	2,414,947	191.9%
Government subsidy income	498	1,994	(1,496)	(75.0)%
Interest income	1,174	549	625	113.8%
Other income (expenses)	37,077	(1,634)	(38,711)	(2,369.1)%
Income (loss) before income taxes	1,194,963	(1,257,824)	2,452,787	195.0%
Income tax expenses	(98,158)	-	(98,158)	100.0%
Net income (loss)	$1,096,805	$(1,257,824)	$2,354,629	187.2%

Revenue

Revenue increased by $3.97 million, or 100.5%, to $7.92 million for the financial year ended September 30, 2024 (“FY2024”) from $3.95 million for the financial year ended September 30, 2023 (“FY2023). The increase was mainly attributable to revenue contribution of $4.9 million from six games launched in FY2024. The increase was partially offset by a decrease in contribution of $0.85 million of one game. In FY2024, the Company engaged with two new third-party digital platforms. These third-party digital platforms assisted the Company in promoting the games, encouraging gamers to make in-game purchases, therefore, contributing to the increase in revenues by approximately $4.9 million.

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Cost of revenue

Cost of revenue increased by approximately $3.4 million, or 216.7%, to approximately $4.9 million in FY2024 from approximately $1.6 million in FY2023.

The following table sets forth the breakdown of cost of revenues for FY2024 and FY2023, respectively:

	For the Financial Years Ended September 30,		Variance
	2024	2023	Amount	%
Platform handling fees	$3,517,961	$771,532	$2,746,429	356.0%
Revenue sharing with game developers	1,267,754	635,316	632,438	99.5%
Cloud server costs	126,296	144,415	(18,119)	(12.5)%
Stamp duty and value-added tax surcharge	270	32	238	743.8%
Total cost of revenues	$4,912,281	$1,551,295	$3,360,986	216.7%

Platform handling fees

Platform handling fees increased by approximately $2.7 million, or 356.0%, to approximately $3.5 million in FY2024 from $0.8 million in FY2023. The increase was primarily attributable to the increase in third party digital platforms from two platforms in FY2023 to four platforms in FY2024. In FY2024, the Company engaged with two new platforms which assist the Company to promote the games. Revenue generated from game players are shared between the platform and the Company, typically ranging from 15% to 60%. These third party digital platforms has been successful in promoting the games, attracting gamer to make in-game purchase and game revenues increased from approximately $3.9 million in FY2023 to approximately $7.9 million in FY2024, resulting in a synchronous increase in revenue sharing with these platforms.

Revenue sharing with game developers

Revenue sharing with game developers increased by approximately $0.63 million, or 99.5%, to approximately $1.27 million in FY2024 from approximately $0.64 million in FY2023. The increase was mainly attributed to expansion in cooperation with game developers from six game developers in FY2023 to twelve game developers in FY2024 with typical revenue sharing ranging from 10% to 20%. With the successful in promoting games by the above-mentioned third-party digital platforms, increased in gamers spending, and increased in game revenue, revenue sharing with game developers were correspondingly increased.

Cloud server costs

Cloud server costs decreased by $18,119, or 12.5%, to approximately $0.13 million in FY2024 from approximately $0.14 million in FY2023. The decrease in cloud server costs was primarily attributable to the increase in using above-mentioned third party digital platforms. Certain third party digital platforms absorbed cloud server costs for the Company.

Gross profit

Gross profit increased by approximately $0.6 million, or 25.4%, to approximately $3.0 million in FY2024 from approximately $2.4 million in FY2023, while gross profit margin decreased by 22.8%, from 60.7% in FY2023 to 38.0% in FY2024. The decrease in gross profit margin was mainly attributable to the significant increase in platform handling fees and revenue sharing with game developers.

Selling expenses

Selling expenses primarily relate to advertising and promotional expenses. Selling expenses decreased by approximately $1.7 million, or 62.1%, to approximately $1.0 million in FY2024 from approximately $2.7 million in FY2023. The main sources of revenue growth in the FY2024 were from two gaming platforms, which have more targeted gamers and did not require additional advertising, the Company could therefore reduce spending on advertising and promotional expenses with these gaming platforms. Platforms such as Apple and Google are comprehensive platforms that require advertising expenses to acquire gamers.

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General and administrative expenses

General and administrative expenses decreased by approximately $0.1 million, or 11.7%, to approximately $0.82 million in FY2024 from approximately $0.92 million in FY2023. The decrease was mainly attributable to the decrease in employees’ salaries and benefits as a result of reduction in headcount from 34 employees in FY2023 to 24 employees in FY2024. In addition, the Company has been collaborating with third parties to maintain gameplayers, reducing the need for back office maintenance personnel.

Other income (expenses)

Other income (expenses) mainly related to bank charges, foreign exchange losses and other miscellaneous income. Other income increased by $38,711, or 2,369.1%, to other income of $37,077 in FY2024 from other expenses of $1,634 in FY2023. The increase was mainly attributable to singular instance of marketing and promotion services provided to a customer.

Income tax expenses

In FY2024 and FY2023, our income tax expense was $98,158 and nil, respectively. The income tax expenses were as a result of taxable income from operations.

Net income

As a result of the foregoing, net income was approximately $1.1 million in FY2024, an increase of approximately $2.4 million from net loss of approximately $1.3 million in FY2023.

Liquidity and Capital Resources

As of September 30, 2024, the Company had cash of approximately $0.3 million.

In assessing liquidity, management monitors and analyzes our cash on-hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments.

As of September 30, 2024, the Company had working capital of approximately $0.9 million. The Company’s working capital requirements are influenced by the level of operations, revenue generated from mobile digital games, costs and expenses controlled, encashment of accounts receivable.

The Company intends to finance future working capital requirements and capital expenditures from cash generated from operating activities and funds raised from financing activities. The Company plans to utilize cash generated from operations to continue investing in acquiring new games and to increase our game portfolio. The Company may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions that the Company may decide to pursue. With the financial support from shareholders, the Company believes that the current cash together with cash generated from operating activities and financing activities will be sufficient to meet the present anticipated working capital requirements and capital expenditures. If existing cash is insufficient to meet requirements, the Company may seek to issue debt or equity securities or obtain additional credit facilities. Financing may be unavailable in the amounts the Company’s need or on terms acceptable to the Company, if at all. Issuance of additional equity securities, including convertible debt securities, would dilute earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict operations and ability to pay dividends to shareholders. If the Company is unable to obtain additional equity or debt financing as required, the Company’s business and prospects may suffer.

Indebtedness. As of September 30, 2024, the Company has approximately $0.2 million loans from a related party. Beside this indebtedness, the Company did not have any debts, finance leases, purchase commitments, guarantees, or other material contingent liabilities.

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Off-Balance Sheet Arrangements. The Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, the Company has not entered into any derivative contracts that are indexed to shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, the Company does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, the Company does not have any variable interest in any unconsolidated entity that provide financing, liquidity, market risk or credit support to or engages in hedging services with the Company.

Capital Resources. The primary drivers and material factors impacting liquidity and capital resources include ability to generate sufficient cash flows from operations and financial support from shareholders, as well as proceeds from equity and debt financing, to ensure future growth and expansion plans.

Working Capital. Total working capital as of September 30, 2024 amounted to approximately $0.9 million, compared to a negative $2.9 million approximately as of September 30, 2023. The increase in working capital was mainly caused by increase in cash and accounts receivable, and reduction of amount due to related parties.

Capital Needs. The Company’s capital needs include daily working capital needs and capital needs to finance the development of business. Management believes that income generated from current operations can satisfy daily working capital needs over the next 12 months. The Company may also raise additional capital through public offerings or private placements to finance business development and to consummate any merger or acquisition, if necessary.

We believe our current liquidity position, along with projected positive operating cash flows and a recent capital contribution of $0.57 million, provides a strong foundation to support our ongoing operations and strategic objectives. Our business has demonstrated stable cash generation capabilities, and we expect to remain cash-flow positive in the foreseeable future.

As our cash position improves, we intend to allocate additional resources to the continued development and enhancement of our game products. These investments will enable us to expand our content offerings and strengthen our market position over time.

We are confident that our available cash, combined with disciplined cost management and ongoing revenue from our core business, will be sufficient to meet our operational needs and support future product investment in the long-term. As of the date of this filing, we have not identified any material uncertainties that raise substantial doubt about our ability to continue as a going concern.

Cash flows

For the years ended September 30, 2024 and 2023

The following table sets forth a summary of our cash flows in FY2024 and FY2023, respectively.

	For the Financial Years ended September 30,
	2024	2023
Net cash provided by (used in) operating activities	$53,667	$(1,331,684)
Net cash used in investing activities	(12,148)	(2,766)
Net cash provided by financing activities	199,111	1,041,550
Effect of exchange rate changes on cash	(7,759)	(11,125)
Net increase (decrease) in cash	232,871	(304,025)
Cash, beginning of year	80,864	384,889
Cash, end of year	$313,735	$80,864

Operating activities

Net cash provided by operating activities was $53,667 in FY2024, which mainly consisted of (i) net income of approximately $1.1 million; and (ii) an increase of contract liabilities of approximately $0.38 million. The increase in cash in operating activities was partially offset by (i) an increase in accounts receivable of approximately $0.9 million due to revenue generated from game players; and (ii) an increase in prepaid expenses of approximately $0.33 million due to payment of security deposit to game developer for developing new games.

Net cash used in operating activities was approximately $1.3 million in FY2023, which mainly consisted of (i) net loss of approximately $1.3 million, and (ii) an increase of approximately $0.3 million in accounts receivable due to revenue generated from game players. The decrease in cash in operating activities was partially offset by an increase of approximately $0.16 million in accounts payable due to an increase in a game developer supplier supplying new games.

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Investing activity

Net cash used in investing activity was $12,148 in FY2024, which mainly consisted of purchase of plant and equipment.

Net cash used in investing activity was $2,766 in FY2023, which mainly consisted of purchases of plant and equipment.

Financing activities

Net cash provided by financing activities was approximately $0.2 million in FY2024, which mainly consisted of (i) proceeds of approximately $2.7 million from capital contribution; and (ii) advances of approximately $1.5 million from shareholder. The cash provided by financing was partially offset by repayments of approximately $4.0 million to shareholder.

Net cash provided by financing activities was $1.0 million in FY2023, which mainly consisted of (i) proceeds of approximately $0.4 million from capital contribution; and (ii) advances of approximately $5.6 million from shareholders. The cash provided by financing was partially offset by repayments of approximately $5.0 million to shareholders.

Contractual Obligations and Commitments

As of September 30, 2024, the Company does not have any contractual obligations and commitments.

Trend Information

There are no known trends or uncertainties that have had or are reasonably likely to have a material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations. During FY2024 and FY2023, inflation did not materially affect our business or the results of our operations.

Critical Accounting Policies and Estimates

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the combined financial statements for the years ended September 30, 2024, and 2023 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which we expect in exchange for the good or service transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

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The Company principal business is the development, publishing and operating mobile digital games via various third-party digital storefronts. Revenue is primarily derived from sales of mobile in-app purchases, virtual goods and downloadable content that can be purchased by the end users, as desired. When control of the promised products and services is transferred to the customers, the Company recognizes revenue in the amount that reflects the consideration it expects to receive in exchange for these products and services. Revenue from delivery of products is recognized at a point in time when the end consumers download the virtual goods and content.

Principal vs Agent Consideration

The Company offers certain software products via third-party digital storefronts, such as the Apple App Store and the Google Play Store. For sales of our software products via third-party digital storefronts and retail distributor, we determine whether or not we are acting as the principal in the sale to the end user, which we consider in determining if revenue should be reported based on the gross transaction price to the end user or based on the transaction price net of fees retained by the third-party digital storefront. An entity is the principal if it controls a good or service before it is transferred to the customer. Key indicators that we use in evaluating these sales transactions include, but are not limited to, the following:

●	The underlying contract terms and conditions between the various parties to the transaction;
●	Which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
●	Which party has discretion in establishing the price for the specified good or service.

Based on evaluation of the above indicators, for sales arrangements via the Apple App Store, the Google Play Store, and other third party digital platforms, the Company has discretion in establishing the price for the specified good or service and the Company determined that the Company is the principal to the end user and thus report revenue on a gross basis and mobile platform fees charged by these digital storefronts are expensed as incurred and reported within cost of revenues.

For the years ended September 30, 2024 and 2023, there was no revenue recognized on a net basis where the Company is acting as an agent.

OUR CORPORATE STRUCTURE AND HISTORY

The chart below illustrates our corporate structure as of the date of this prospectus and upon giving effect to our Group’s initial public offering:

Information on the Company and its subsidiaries is as follows:

	Date of	Place of	% of
Name of Entity	Incorporation	Incorporation	Ownership	Principal Activities
DarkIris	May 31, 2024	Cayman Islands	Parent	Holding company
Quantum	March 19, 2021	Hong Kong	100%	Software development, internet sales, wholesale and retail of cultural products
Stellar	May 11, 2018	Hong Kong	100%	Software development, internet sales, wholesale and retail of cultural products

DarkIris was incorporated under the laws of the Cayman Islands on May 31, 2024, as an exempted company with limited liability. Quantum was incorporated on March 19, 2021, in accordance with the laws and regulations in Hong Kong and was a wholly-owned subsidiary of Xiqi. Turing is a limited liability company incorporated on July 11, 2017, under the laws of the PRC and was a subsidiary of Xiqi, which held 80% equity interest in Turing. With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in 2024 and 2025. In May 2024, Xiqi and Hong Shixiong acquired the remaining 20% equity interest in Turing from other shareholders. In February, 2025, Quantum acquired the equity interest of Turing from Xiqi and Hong Shixiong, and Turing became a wholly-owned subsidiary of Quantum. In January 2025, DarkIris acquired the equity interest of Quantum from Xiqi. DarkIris issued a total of 50,000 Ordinary Shares to the ultimate shareholders of Xiqi and Turing in exchange for their shares owned in Quantum and Turing. We refer to this series of transactions as reorganization. After the reorganization, Quantum became a wholly-owned subsidiary of DarkIris and is one of our operating entities primarily engaged in games development and publishing. Turing was a wholly-owned subsidiary of Quantum after reorganization. On November 4, 2024, DarkIris acquired 100% equity interest in Hongkong Stellar Wisdom Co., Limited at nil consideration, in preparation for future business. In April 2025, Stellar commenced operations and has since become one of our operating entities primarily engaged in video marketing on social media and video content platforms such as YouTube.

To align with the nature of our business, we began shifting our business focus toward overseas operations centered in Hong Kong, starting from early 2025. On May 14, 2025, Quantum entered into a share transfer agreement with Xiamen Yusanjia, an unaffiliated third party, to transfer all outstanding shares of Turing, at the price approximately at RMB2.0 million (US$268,000) based on its unaudited net assets as of April 30, 2025. After the Disposition, Turing is no longer owned by Quantum, and we have no operating subsidiary in mainland China. In June 2025, we issued additional 10,517,430 Class A Ordinary Shares and 5,432,570 Class B Ordinary Shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there are 10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares issued and outstanding as of the date hereof.

Our Controlling Shareholder currently owns 34.06% of our Ordinary Shares, which represents 91.17% of our aggregate voting power and, upon consummation of this offering, our Controlling Shareholder will own 31.14% of our Ordinary Shares, which represents 90.04% of the total voting power of our outstanding Ordinary Shares. See “Risk Factors – Risks Related to This Offering and the Class A Ordinary Shares”.

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BUSINESS

Overview

DarkIris Inc. is a holding company incorporated as an exempted company on May 31, 2024 under the laws of the Cayman Islands. We operates substantially all of our business through our subsidiaries in Hong Kong, namely Quantum Arts Co., Limited (“Quantum”) and Hongkong Stellar Wisdom Co., Limited (“Stellar”).

Operated in Hong Kong, we are a comprehensive technology enterprise engaged in the development, publishing and operating of mobile digital games via various third-party digital storefronts. Our activities encompass including game design, programming and graphics, as well as distribution and operation of mobile games on various platforms. We leverage on (i) the innovative, creative and technical expertise of the gaming industry communities in Hong Kong and (ii) the multicultural environment and diversified interests of mobile game players in these regions. Our goal is to create and promote a broader array of engaging, immersive, and captivating mobile game genres to cater to a global audience of gamers. Over the past seven years, we have successfully released numerous popular games. We are committed to consistently demonstrating exceptional strength and unique allure across diverse sectors of games, leading the way in pioneering advancements within the gaming industry.

Quantum is our operating subsidiary in Hong Kong dedicated to games development and publishing, which is committed to bringing unique gaming experiences to game players around the world. It has a team of game developers who are not only technically proficient, but also have keen market insights to quickly capture and respond to the diverse needs of the global game market.

Stellar is our subsidiary in Hong Kong which commenced operations in April 2025. As of the date of this prospectus, it is dedicated to video marketing on social media and video content platforms such as YouTube.

Historically, Turing was our operating subsidiary in Guangzhou, PRC, committed to mobile game publishing and management of our intellectual property resources, and successfully published a broad range of games. In addition, Turing has always operated as a cost center of the Company, relying on personnel for research and development to support the overall business of the group. To align with the nature of our business, in which the majority of our revenue was generated overseas and the revenue generated from Turing only accounted for less than 3% of the Company, improve the operation efficiency, and lower our operation costs, we began shifting our business focus toward overseas operations centered in Hong Kong, starting from early 2025. During the transition period, all the software copyrights and trademarks owned by Turing have been or in the process of transferring to Quantum. On May 14, 2025, Quantum entered into a share transfer agreement with Xiamen Yusanjia, an unaffiliated third party, to transfer all outstanding shares of Turing, at the price approximately at RMB2.0 million (US$268,000) based on its unaudited net assets as of April 30, 2025. After the Disposition, our operation remains the same.

Our core product offerings are:

●	Games Development. We develop, market and distribute our self-developed mobile games; and

●	Games Publishing and Operation. We publish and operate our self-developed mobile games and mobile games we license from other game developers.

Industry Background and Market Opportunities

Industry Background

The gaming industry is characterized by several key features that shape its dynamics and growth trajectory.

Globalized operation

Globalized operation in the gaming industry transcends geographical limitations, allowing companies to establish a presence and engage with audiences worldwide. The pervasive reach of the internet acts as a catalyst, breaking down traditional market boundaries and enabling seamless connectivity between gaming enterprises and a diverse global demographic. Through online platforms, companies can effortlessly extend their products and services across regions, fostering cross-cultural interactions and catering to the unique preferences of players from various parts of the world. This global integration not only broadens the market scope for gaming companies but also promotes cultural exchange and diversity within the industry. By leveraging the power of globalized operations, gaming businesses can tap into new markets, forge international partnerships, and create immersive gaming experiences that resonate with a worldwide audience, thereby solidifying their position in the dynamic and expanding global gaming landscape.

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Rapid iteration cycle

The rapid iteration cycle in the gaming industry stands as a cornerstone of its operational ethos, driving innovation and evolution within the sector. This iterative process entails the swift and continuous updating of products, characterized by short lifecycles that demand a high degree of adaptability from companies. To thrive in this dynamic environment, gaming enterprises must cultivate agile development capabilities and implement efficient project management mechanisms. These foundational pillars enable companies to navigate the ever-changing landscape of consumer preferences and technological advancements with dexterity and precision.

The ability to iterate rapidly is not merely a competitive advantage but a strategic imperative, allowing businesses to stay ahead of trends, anticipate market shifts, and meet the evolving needs of players in real-time. By fostering a culture of agility and responsiveness, companies can proactively address emerging challenges, capitalize on new opportunities, and deliver innovative gaming experiences that resonate with their audience. This iterative approach not only enhances product quality and user satisfaction but also fosters a culture of continuous improvement and innovation within the organization.

Diversified revenue models

Within the gaming industry, the adoption of diversified revenue models emerges as a fundamental characteristic. While traditional one-time purchases have long been a staple, the industry has evolved to include various profit avenues like in-game purchase and in-game advertising. This breadth of revenue streams not only broadens the financial horizons of gaming companies but also underscores their ability to cater to a wide range of consumer preferences and spending habits.

The inclusion of diverse revenue models serves as a strategic advantage, enabling companies to mitigate risks associated with overreliance on a single revenue stream. By embracing multiple avenues for monetization, gaming companies enhance their operational flexibility, create new opportunities for revenue generation, and fortify their financial resilience in an increasingly competitive market environment. This strategic diversification not only bolsters companies against market fluctuations but also allows them to adapt to changing consumer behaviors and industry trends with greater agility and foresight.

Intense competition

The expanding market size within the gaming industry heralds a period of dynamic growth and opportunity, with prominent players. Despite these advancements, the industry finds itself amidst a landscape characterized by fierce competition, where established entities stand as formidable competitors alongside a multitude of nimble small to medium-sized developers all striving to carve out their share of the market.

This competitive environment fosters a climate of innovation and creativity as companies vie for consumer attention and loyalty. Established gaming giants bring with them a wealth of experience and resources, leveraging their brand recognition and market presence to maintain their competitive edge. Meanwhile, smaller developers inject fresh ideas and agility into the market, challenging industry norms and pushing boundaries with innovative gameplay concepts and novel approaches to game design. The intense competition prevalent in the gaming industry serves as a catalyst for ongoing evolution and improvement, driving companies to continuously enhance their offerings, optimize user experiences, and explore new avenues for growth.

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Market Size and Opportunities

Rapid growth of game players and geographical expansion

Based on Newzoo’s Global Games Market Report 2024 (August 2024), there is an impending rise in the total number of game players across all gaming categories, encompassing console, personal computer (“PC”) and mobile games, as well as across regions of Asia-Pacific, Latin America, Europe, Middle East and Africa. The projected worldwide count of console, PC and mobile players for 2024 stands at 3.42 billion, reflecting an annual growth rate surpassing 4.5% from the previous year. Of notable mention is the substantial surge in PC players, expected to grow by 3.9% year on year and surpass 900 million in 2024. Mobile gaming is also on a steady rise with a growth rate of 3.5% annually, projected to hit 2.85 billion players by 2024. Although console player growth has slightly decelerated to 2.3% compared to the previous year, the overall trajectory of the gaming market remains robust. Dominating with 53% of global gamers, the Asia-Pacific region anticipates a 4.0% year-on-year growth, reaching 1.8 billion players by 2024. This surge is predominantly propelled by the expanding player base in Central Asia and Southeast Asia. Emerging regions with a mobile-centric focus such as the Middle East, Africa, and Latin America present promising opportunities for growth where economic prosperity and robust digital frameworks are facilitating the transition of internet users into gaming enthusiasts. These regions collectively account for 16% and 10% of global gamers with their growth rates expected to outpace other regions. North America and Europe are forecasted to witness year-on-year player growth rates of 2.9% and 2.4% in 2024, respectively.

Localization efforts encompassing language, pricing strategies, and cultural adaptations are crucial for publishers looking to tap into new international markets. Moreover, global diversification acts as a safeguard against overreliance on saturated markets. The geographical expansion of gaming is still in its early stages in numerous regions, offering established publishers the opportunity to extend flagship franchises and engage with fresh audiences.

Surge in game revenues, especially in mobile games

The Newzoo’s Global Market Report 2024 indicates that the global games market is projected to generate $187.7 billion in revenue in 2024, making a year-on-year growth of 2.1%. This growth is primarily driven by the expansion of the player base and the increasing proportion of paying gamers. Projections indicate that the global games market is poised for further expansion, expected to reach $213.3 billion by 2027. The count of paying gamers is anticipated to rise by 5.0%, reaching 1.5 billion users and is expected to hit 1.67 billion by 2027. This trend highlights a growing consumer willingness to invest in gaming software, indicating promising market opportunities.

Remarkably, the mobile games sector is poised to make a substantial impact, projecting revenues of $92.6 billion, commanding a 48% share of global gaming revenue, with a year-on-year growth rate of 3.0% in 2024. This growth is underpinned by favorable economic conditions, sustained success of established games, and the launch of new popular games. Noteworthy is the expected surge in mobile game players, forecasted to reach 2.85 billion in 2024, reflecting a 3.5% year-on-year increase in 2024. A significant portion of this growth can be attributed to the rapid proliferation of smartphones and the expansion of mobile networks, particularly in emerging markets, presenting a wealth of market opportunities for developers and publishers to capitalize on the increasing demand for mobile gaming experiences. As the mobile gaming landscape continues to evolve rapidly, stakeholders have a unique opportunity to capitalize on these trends to drive innovation, enhance user engagement, and expand their reach to a wider audience.

Robust growth of game revenues in PC

The gaming industry is experiencing a significant transformation with the remarkable growth of PC gaming revenues, showcasing resilience despite a reduction in overall gaming hours among players. Projections from the Newzoo’s Global Market Report 2024 highlight a promising outlook for the PC gaming sector, with revenues expected to climb by 4.0% to a substantial $43.2 billion in 2024. This expansion underscores a multitude of market opportunities within the gaming industry.

The PC gaming market, fueled by factors like the rising popularity of cross-platform games, the enduring appeal of evergreen titles, and constraints in console content availability, presents a lucrative landscape for developers and publishers. The seamless integration of cross-platform gaming experiences not only enhances player engagement but also broadens the market reach for games, catering to a diverse audience across various devices. Evergreen titles, with their timeless appeal and dedicated fan base, continue to drive revenue growth by attracting both new and returning players, underscoring the value of established franchises in sustaining market momentum.

Furthermore, the shortage of console content supply has steered players towards the PC gaming realm, creating new avenues for growth and innovation. This shift in consumer behavior presents an opportunity for developers to capitalize on the growing demand for PC gaming experiences, whether through original titles, adaptations, or collaborations that cater to the evolving preferences of players. As the market expands and diversifies, there is ample room for creativity, technological advancement, and strategic partnerships within the gaming industry, offering a fertile ground for stakeholders to explore and capitalize on emerging trends and consumer demands.

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Business Model

Game Development

We cooperate with external game developers to develop our self-developed games. In the preliminary preparation stage, we have a research and development team comprising of eight employees responsible for general research of game trends and player preference and setting the tone and general direction of the upcoming game to be developed. To maximize the market value of our games, our business director, Tian Ye, leads the team to conduct in-depth analysis of market demands, target audience and competitive landscape, developing detailed commercial strategies. Our research and development team is responsible for assessing various revenue models and pricing strategies, aiming to achieve profit targets through diversified channels. With a profound understanding of market dynamics, the research and development team formulates effective commercialization plans, assisting us in standing out in the fiercely competitive gaming market.

Moving to the game design stage, our game design, optimization and production team comprising of four members sets out general framework of the game and engages external game developers and programmers to build the skeleton of the game, works with the external party in fine-tuning game structure and provides them with elements to be included in the game such as graphic designs of characters and scene settings, and conducts tests on versions of the game along the development progress. The game design optimization and production team is dedicated to crafting visually captivating and technically feasible game worlds. Through close collaboration with design elites from internal and external teams, the game design optimization and production team define and uphold the art style that runs through the entire project. This encompasses aspects such as color schemes, character design, scene construction, and user interface elements. The game design optimization and production team’s work goes beyond mere aesthetic pursuits; it also emphasizes the integration of artistic creativity with technical feasibility to enhance the overall player experience.

The final version of the game is then developed to us and our business and marketing team proceeds to liaise with external platforms for marketing and release of the game in the development stage. Our business and marketing team comprising of five members works on critical tasks like selecting the game engine, coding game features, and testing the game for bugs and performance. This comprehensive workflow ensures a systematic and efficient process from initial planning to final game development.

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Game Publishing

Our game publishing involves several key steps to successfully launch and market our games across different markets. It begins with product evaluation and selection, where we select suitable games for licensing based on market analysis and audience interests. Contract negotiation and signing follow, to ensure clear cooperation terms with external game providers. Localization processes are then implemented to adapt content for specific regions such as language adaptations, gaming interface modifications, character costumes design, and ensure legal compliance. Our business and marketing team then works on technical integration and testing. The business and marketing team completes product integration including server configuration and other related tasks, and conducts comprehensive functional and compatibility testing to ensure product quality. The business and marketing team also works together with the research and development team in marketing plan development and product launch and release for the games concerned. Our business and marketing team ensures timely and high-quality project delivery while also striving to meet user expectations and business goals. The business and marketing team collects and analyzes requirements from various stakeholders, transforming them into detailed product specifications and using them to create comprehensive project schedules. A detailed marketing plan is developed to promote the game through various channels, accompanied by the preparation of promotional materials. The game is then launched into the market, with ongoing support and maintenance to optimize user experience and address any issues promptly. Financial reconciliation is conducted regularly to track sales data and generate detailed financial reports. Product revenue sharing calculations are made based on cooperation agreements, with payments processed and documented accordingly. This comprehensive workflow ensures a smooth and successful game launch and market presence.

Game Publishing Workflow Diagram
Product Evaluation and Selection
Select products suitable for the market based on market demand analysis and target audience interests.
Conduct an in-depth evaluation of the selected products, including their quality, uniqueness, and potential competitiveness in the target market.
Contract Negotiation and Signing
Negotiate cooperation terms with the product provider, including licensing fees, revenue sharing ratios, etc.
Sign a formal cooperation agreement, clearly defining the rights and obligations of both parties.
Localization Process
Translate the content for different regions and adjust it according to local cultural habits to enhance user acceptance.
Consider legal compliance to ensure the product meets local laws and regulations.
Technical Integration and Testing
Collaborate with the technical team to complete product integration, including server configuration, API integration, and other related tasks.
Conduct comprehensive functional and compatibility testing to ensure product quality.
Marketing Plan Development
Develop a detailed marketing strategy, leveraging social media, online and offline events, and various channels to enhance product visibility.
Prepare promotional materials such as trailers, posters, etc.
Product Launch and Release
Officially launch the product at the scheduled time and simultaneously initiate marketing campaigns.
Monitor product performance, collect user feedback, and adjust operational strategies in a timely manner.
Post-launch Support and Maintenance
Regularly update product content, fix any issues that may arise, and continuously optimize the user experience.
Adjust marketing strategies based on market feedback to maintain the product's market vitality.
Financial Reconciliation
Data Collection: Regularly (e.g., monthly) collect sales data from all sales channels, including key metrics such as revenue, sales volume, etc.
Data Verification: Compare the collected data with internal records to ensure accuracy. This step may involve collaboration with the technical teams of partners to resolve any data discrepancies.
Generate Reports: Based on the verified data, generate detailed financial reports that include sales performance from each channel, revenue share allocations, and other relevant information.
Product Revenue Share
Calculate Revenue Share: Calculate the revenue share amount to be paid to the product provider based on the terms outlined in the cooperation agreement. Be sure to consider factors such as exchange rates, especially in international transactions.
Confirmation and Communication: Share the financial report and revenue share calculations with the product provider, ensuring both parties agree on the results without any disputes.
Make Payment: Complete the payment within the specified timeframe and retain payment receipts as records.

Our Products

Games Publishing and Operation

We engage in the publication and operation of self-developed mobile games and mobile games developed by third-parties with exclusive or non-exclusive licensing rights granted to us in specific geographic regions across diverse platforms, enabling gamers to download and immerse themselves in these captivating games. For the six months ended March 31, 2025 and 2024, we generated approximately 43% and 8% of our total revenue from our self-developed mobile games and approximately 57% and 92% of our total revenue from mobile games developed by third-parties. For the fiscal years ended September 30, 2024 and 2023, we generated approximately 27% and 0.1% of our total revenue from our self-developed mobile games and approximately 73% and 99% of our total revenue from mobile games developed by third-parties. Substantially majority of our revenues are from mobile games developed by third-parties.

Prior to launching games in different regions, we adapt and localize our games, with the intention of establishing cultural connections by adding elements such as language switching and regional-specific character costumes to resonate with players in our target markets. We also adopt different promotional strategies for our games, designing diverse approaches based on the game type and features that target players are interested in, and launch promotional campaigns through different social media platforms such as Facebook, Instagram, Twitter, and TikTok to achieve precise audience segmentation. Furthermore, we engage the service of and rely on a third-party data collection platform to obtain data analysis to understand user attributes of players in different game regions, including the devices they use, their locations, spending habits, registration times, to implement suitable marketing strategies to guarantee that each marketing investment yields maximum returns. Our dedication extends further as we engage in inviting celebrity endorsements and forming partnerships with popular live streaming platforms and internet celebrities to infuse additional excitement into our games. This holistic strategy, combined with search engine optimization and outdoor advertising, effectively broadens the exposure channels for our games. We have established long and stable relationship with major mobile app platforms such as the Apple App Store and Google Play Store, as well as with payment partners like Mycard, PayPal, WeChat, and Alipay, ensuring seamless game launches and transactions on platforms.

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Moreover, we place a strong emphasis on cultivating player loyalty through the organization of various offline activities, including exclusive benefits for long-standing players and vibrant carnival celebrations, to foster close connections with the core player community and enhance player engagement. Within the game itself, we plan various promotional activities such as introducing holiday-limited virtual items, not only boosting player activity during specific periods but also effectively captivating the ongoing attention and involvement of both new and seasoned players.

Self-developed games

The Company distributes mobile games developed by the Company to Hong Kong, Macau and Taiwan via third-party gaming platforms. We have distributed our mobile games “The Great Story of Wei, Shu, and Wu (大話魏蜀吳)” and “Three Kingdoms (桃園三國)” to two gaming platforms, namely, My1737 in Taiwan and Let’s Play Art Planet in Hong Kong on a non-exclusive basis.

The distributed games encompass our independently developed mobile games, as well as mobile games developed in collaboration with authorized third-party developers. Within our distribution agreements with these gaming platforms, we grant them the rights to disseminate our games across their internet networks. They are empowered to leverage their websites, software, offline channels, and other resources for the distribution and promotion of our games. In terms of revenue sharing, the gaming platforms remit in-game purchase earnings to us on a monthly basis after accounting for channel costs, taxes, and bad debts as per our agreed ratio. The terms typically range from two to three years.

Licensed games developed by third-parties

Other than developing our own mobile games, we are also engaged by external game developers for the launch and marketing, and subsequent operation and maintenance of externally developed games on licenses. We distribute these licensed mobile games to various regions via various third-party gaming platforms for game players to download and play. Within our licensing agreements, the external game developers grant us exclusive or non-exclusive rights to operate, distribute, and promote their games in the agreed area. We are responsible for setting up game servers, marketing, in-game purchases, and development of online payment channels within the specified region and bear the relevant costs. We pay an agency and copyright fee for the licensing, and share the in-game purchase earnings with the external game developers on a monthly basis as per our agreed ratio. The terms typically range from two to three years.

Over the years, we have developed two games and been licensed to launch and operate twelve games. Below are examples of a few games we developed or operated.

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The Great Story of Wei, Shu and Wu (大話魏蜀吳)(“Wei, Shu & Wu”)

Photos of promotional materials of Wei, Shu & Wu

Wei, Shu & Wu is our self-developed and self-owned turn-based strategy card game launched in February 2024 on two platforms, My1737 and Let’s Play Art Planet, in Hong Kong, Macau and Taiwan. For the six months ended March 31, 2025, Wei, Shu & Wu generated $1,294,167 of revenue from in -game purchase and had total gameplayers of 288,791 and MDU of 48,131. For the year ended September 30, 2024, Wei, Shu & Wu generated $1,572,560 of revenue from in -game purchase and had total gameplayers of 331,077 and MDU of 41,385, respectively.

In our contractual arrangements with the two gaming platforms, we authorize them to distribute Wei, Shu & Wu across their internet networks and market the product within the specified regions during the agreement period. The platforms have the liberty to utilize their websites, software, offline channels, and other resources for the dissemination and promotion of Wei, Shu & Wu. Regarding revenue sharing, the gaming platforms transfer the earnings from in-game purchases to us on a monthly basis, deducting channel costs, taxes, and bad debts based on our agreed-upon ratio. The agreements are typically set for two to three years and are subject to renewal with a notice period of thirty to sixty days before the expiration of such agreement, unless a written request for termination has been made by either party.

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Record of the Divine Serpent in the Ninth Heaven 九霄靈蛇錄 (“Divine Serpent”)

Photos of promotional materials of Divine Serpent

We were engaged to operate Divine Serpent, a mobile game developed by a third party game developer, in Hong Kong, Macau and Taiwan regions, and launched it in 2023 on two platforms, including Apple App Store and Google Play Store. Divine Serpent is an MMO and fantasy martial arts role-playing game. For the six months ended March 31, 2025 and 2024, Divine Serpent generated $53,251.54 and $1,647,663 of revenue from in-game purchase and had total users of 4,087 and 129,682, and MDU of 748 and 21,613, respectively. For the year ended September 30, 2024 and 2023, Divine Serpent generated $1,879,858 and $2,092,999 of revenue from in-game purchase and had total users of 144,278 and 187,487, and MDU of 12,023 and 34,415, respectively.

In our licensing agreement with the game developer of Divine Serpent, the game developer grants us exclusive rights to distribute, operate and promote Divine Serpent on the IOS and Android systems in the agreed area, and we are not allowed to sublicense Divine Serpent to third parties or our own company. During the term, we cooperate with the game developer to make the local language version of Divine Serpent, including updates, patches and upgrades for such version. We are responsible for setting up game servers, marketing, in-game purchases, and development of online payment channels within the specified region and bear the relevant costs. We pay an agency and copyright fee for the licensing, and share the in-game purchase earnings with the game developer on a monthly basis as per our agreed ratio. The terms of the agreement lasts for three years.

Immortal Fate 仙緣無雙

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Photos of promotional materials of Immortal Fate

We were engaged to operate Immortal Fate and had it launched in 2024 on two platforms, including My1737 and Let’s Play Art Planet, in Hong Kong, Macau and Taiwan. For the six months ended March 31, 2025 Immoral Fate generated $786,297 of revenue from in-game purchase and had total gameplayers of 71,911 and MDU of 11,985. For the year ended September 30, 2024, Immoral Fate generated $699,870 of revenue from in-game purchase and had total gameplayers of 107,881 and MDU of 15,412.

In our licensing agreement with the game developer of Immortal Fate, the game developer grants us exclusive rights to distribute, operate and promote Immortal Fate on the IOS and Android systems in the agreed area, and we are not allowed to sublicense Immortal Fate to third parties or our own company. During the term, we cooperate with the game developer to make the local language version of Immortal Fate, including updates, patches and upgrades for such version. We are responsible for setting up game servers, marketing, in-game purchases, and development of online payment channels within the specified region and bear the relevant costs. We pay an agency and copyright fee for the licensing, and share the in-game purchase earnings with the game developer on a monthly basis as per our agreed ratio. The terms of the agreement lasts for three years.

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Myth of the Floating Sky (浮空神話) (“Floating Sky”)

Photos of promotional materials of the Floating Sky

We were engaged to operate Floating Sky and had it launched in 2024 on two platforms, including My1737 and Let’s Play Art Planet, in Hong Kong, Macau and Taiwan. For the six months ended March 31, 2025, Floating Sky generated $1,200,652 of revenue from in-game purchase and had total gameplayers of 138,509 and MDU of 23,084. For the year ended September 30, 2024, Floating Sky generated $1,355,733 of revenue from in-game purchase and had total gameplayers of 299,218 and MDU of 27,202.

In our licensing agreement with the game developer of Floating Sky, the game developer grants us exclusive rights to jointly distribute, operate and promote Floating Sky on the IOS and Android systems in the agreed areas with third parties. The game developer also grants authorized third-party distributors appointed by us the rights to provide game services for Floating Sky in the agreed areas. During the term, the game developer is responsible to make the local language version of Floating Sky, including updates, patches and upgrades for such version. We are responsible for setting up game servers, marketing, in-game purchases, and development of online payment channels within the specified region and bear the relevant costs. We pay an agency and copyright fee for the licensing, and share the in-game purchase earnings with the game developer on a monthly basis as per our agreed ratio. The terms of the agreement lasts for three years.

In-Game Purchase

All of our self-developed or licensed games adopt the free-to-play model. Players looking to enrich their gaming experience have the option to acquire credits through a variety of payment gateways, exchanging them for our in-game virtual items upon purchase. These virtual items are non-physical items serve to elevate gaming experiences by empowering players to fortify their teams, accelerate progress, and personalize their in-game personas. Such in-game purchase cannot be exchanged for real currency and have no monetary value outside our respective games.

We maintain a balanced gaming pool by ensuring that both paying and non-paying players can enjoy our games without feeling discouraged. This approach preserves a fair and engaging environment, fostering an inclusive and rewarding experience for all players.

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Virtual items available for purchase are classified as either Consumable Virtual Items - items that provide immediate benefits or perform in-game actions upon use (e.g., temporary power-ups or weapons); or Durable Virtual Items - items that offer long-term enhancements to a player’s character or inventory (e.g., premium outfits or permanent upgrades).

The monetary value of the virtual currencies sold and converted to the in-game tokens is shared between the Company and the game developer, if the game is licensed, which is pre-determined in the individual revenue sharing arrangements. The Company’s pre-determined percentage share of such sales varies by contracts and is generally between 40% and 85% of the total collected by us. The Company collects the payments made by the game players via the third-party distribution platforms, such as Apple App Store and Google Play Store, and remits the agreed sharing (net of tax and surcharges) by the Company to the game developer according to the applicable revenue sharing arrangement. For the six months ended March 31, 2025 and 2024, we recorded revenue of approximately $5,204,659 and $2,920,791, representing 100% of our total revenue, respectively, from in-game purchase. For the years ended September 30, 2023 and 2024, we recorded revenue of approximately $7,920,461 and $3,951,074, representing 100% of our total revenue, respectively, from in-game purchase.

Our Competitive Strengths

Our main competitive strengths are as follows:

Strong Production and Content Creative Capabilities with an International Perspective

We pride ourselves on our strong production and development capabilities, led by our founder and Chief Executive Officer, Hong Zhifang. With over twenty years of experience in the internet industry, Mr. Hong excels in customizing products and formulating market strategies, ensuring precise alignment with user needs from design to promotion, thereby driving continuous business growth. His foresight and profound understanding of market demands have steered the Company towards steady development in the ever-evolving internet landscape. Our business director, Tian Ye, has 14 years of experience in game publishing. Mr. Ye has successfully led the global market release of several popular web and mobile games such as “Storm Tribe” and “Ghost Blows Out the Light 3D”, serving as a core driving force behind our operational strategy execution. The Company has built a reputation for delivering high-quality mobile games that resonate with players around the globe. Our team combines authenticity with innovation, drawing from the essence of historical themes to create games that offer fresh and immersive experiences.

Our game portfolio spans a wide range of genres, such as ARPGs and card-based games, showcasing our versatility in game development. By incorporating cultural elements, stunning visuals, engaging storylines, and intricate gameplay mechanics, we have successfully launched multiple games in regions such as Hong Kong, Macao and Taiwan. For each game launch in a new region, we are dedicated to executing thorough localization processes to tailor the content specifically for that market. This includes adjustments to language and slang usage, customization of the gaming interface to align with the preferences of gameplayers in that region, and the creation of appropriate character costumes. This international appeal underscores the Company’s ability to blend cultural authenticity with global gaming trends, delivering products that transcend geographical and cultural boundaries.

Experienced Management Team in Game Production and Publishing

We are powered by a highly experienced and efficient management team. Our management team has immersed themselves in the gaming industry for over two decades, possessing profound industry insights and understanding. The core members, including our founder and Chief Executive Officer, Hong Zhifang, and our business director, Tian Ye, are both experienced gamers and industry experts. Mr. Hong has over twenty years of experience in the internet industry, who excels in customized product development and market strategy formulation, ensuring precise alignment with user needs from design to promotion, thereby driving continuous business growth. His forward-thinking vision and deep understanding of market demands have guided the Company’s stable progress in the ever-evolving internet landscape. Our business director, Tian Ye, possesses 14 years of game publishing and 11 years of team management experience, Mr. Tian has effectively steered the global market releases of several popular web and mobile games such as “Storm Tribe” and “Ghost Blows Out the Light 3D”, serving as a key driving force behind the Company’s operational strategy execution. Our management team demonstrates a deep understanding of the gaming market’s operational dynamics. Their sharp market insights and exceptional execution capabilities enable the Company to adapt quickly to changing trends and maintain its competitive edge. This professional, cohesive, and passionate team plays a pivotal role in driving steady growth of the Company in an increasingly competitive industry. By consistently delivering games that align with market demands and exceed player expectations, our team ensures we remain at the forefront of the global gaming market.

Global Reach and Market Expertise

By publishing our games in various regions, including Hong Kong, Macao and Taiwan, we have established a solid presence in key international markets. Our games have demonstrated strong competitiveness in these regions, with individual games achieving significant monthly revenues. Our ability to adapt to local cultures and consumer preferences is a cornerstone of our success. By tailoring our marketing strategies to each region, we ensure that our games align with local tastes while maintaining their global appeal.

Our commitment to localization extends beyond language adaptations. We analyze regional trends and cultural nuances to create games incorporating local elements such as character costumes and holiday activities.

Global Infrastructure and Player Support

To support our global operations, we have engaged service of leading cloud service providers, including Tencent Cloud and Xiyou Cloud under their standard service contracts, ensuring a stable and efficient server network capable of meeting the demands of players worldwide. We also entered into individually negotiated service agreements with payment platforms such as MyCard, PayPal, WeChat Pay, and Alipay to offer secure and seamless transactions, accommodating the diverse payment preferences of our global player base.

Through commitment to innovation, cultural authenticity, and global market adaptation, we have flourished in the gaming industry. Our ability to create compelling games, leverage advanced technology, and engage players across the world sets us apart as a driving force in the future of interactive entertainment.

Key Platform and Payment Partnerships

Other than engaging major mobile app platforms, including the Apple App Store and Google Play Store, which play a critical role in distributing our games to a global audience, through their standard service agreements, we also partner with trusted payment providers such as MyCard, PayPal, WeChat Pay, and Alipay to support global transactions and established long-standing relationships with them. These payment platforms offer widgets integrated within our games, offering players a smooth and secure payment experience regardless of their location. We reconcile and settle monthly transactions with these providers, which charge a nominal channel fee, ensuring operational efficiency and financial transparency.

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Beyond mainstream platforms, we have expanded our reach through alliances with regional players like my1737 in Taiwan and Let’s Play Art Planet in Hong Kong. These platforms bring rich channel resources and promotional expertise, allowing us to effectively penetrate local markets and broaden our user base. By sharing resources and expertise with these partners, we have enhanced our market presence, strengthened brand recognition, and accelerated business growth.

Our Business Strategies

We have developed a comprehensive strategy to drive innovation, expand market presence, and achieve sustainable growth. By focusing on game development, IP integration, technological advancement, and global collaboration, we aim to solidify our position in gaming and interactive entertainment.

Expansion of Game Portfolio

We are dedicated to expanding our game portfolio by launching at least three new self-developed games. In January 2025, we successfully launched a new game “Third Century”, which is developed in collaboration with authorized third-party developer. We are also in the process of developing two additional games. One of these games has recently completed development and another game is currently in the coding process. By integrating cutting-edge technologies including hypertext preprocessor for server-side development, database connectivity, and communication protocols, Layabox engine for client-side development, interface linking, and special effects, we aim to deliver immersive and engaging experiences that appeal to a global audience.

To ensure our games meet market demands, we adopt agile development methods that enable us to quickly respond to player feedback and adapt to changing trends. By enriching our offerings with innovative and high-quality games, we strengthen our position in the global market while attracting a broader player base. We also collaborate with experienced external game development teams to customize and develop games, primarily focusing on providing the game design and technical solutions, while leaving the specific operational details to our game design, optimization and production team for implementation.

Development and Expansion of Intellectual Property Rights

We are actively combining game content with advanced technologies to create innovative games. By leveraging advanced algorithms and big data analysis obtained from a third-party data collection platform, we gain deeper insights into user preferences across various game regions, including their devices, locations, spending behaviors, registration patterns, and more. and to implement suitable designs and updates on our games. This information enables us to tailor game designs and updates to enhance the overall player experience.

We focuses on creating detailed worlds, compelling storylines, and memorable characters that resonate with players globally. In the future, we plan to further develop our games beyond gaming into films, animations, and novels, enriching their cultural and commercial value. Additionally, we are planning to license our intellectual property rights, such as trademarks of our games, to manufacturers of toys, clothing, and stationery, to establish a comprehensive consumer ecosystem that boosts brand recognition and expands our influence.

To further enhance the global reach of our games and intellectual property rights, we advertise on internationally renowned media agencies and utilize platforms like YouTube, Facebook, and TikTok for multi-channel promotion. These efforts not only increase the international visibility of our IPs but also foster cultural exchange and attract a larger global audience.

Strategic Investments and Partnerships

We plan to invest in research and development companies through equity participation, which enables resource sharing, risk diversification, and strategic collaboration. These investments will help us develop new products, explore emerging markets, and strengthen our competitive edge by leveraging shared technology, talent, and marketing channels.

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In addition, we also intend to pursue priority product agency rights to represent prestigious gaming products. These rights provide us with early access to innovative games, allowing us to strategically position ourselves in the market and enhance our brand influence.

We also want to focus on strengthening partnerships with other gaming companies for game licensing, to unlock new opportunities and expand our geographic footprint. Particular emphasis is placed on high-potential markets, such as North America and Europe, as well as emerging regions like Southeast Asia, to boost revenue and market share.

Product Line Diversification

To cater to diverse player preferences, we are strategically expanding our product line to include games with cohesive themes, gameplay mechanics, and stylistic elements. This approach enhances brand recognition and fosters player loyalty, enabling us to penetrate new demographics and unexplored market segments. Our diversified product offerings position us to capture opportunities in both established and emerging markets.

Through these strategies, we are committed to delivering innovative and engaging gaming experiences while strengthening our global presence and competitive edge.

Our Major Customers

Our major customers primarily include third-party distribution platforms. For the six months ended March 31, 2025 and 2024 and the fiscal years ended September 30, 2024, none of our customers represented 10% or more of our revenue. As of the date of this prospectus, we do not have any long term agreements with any of our customers.

Our Major Suppliers

Our suppliers primarily include third-party distribution platforms, namely, Apple App Store and Google Play Store, Supplier A, and game developers and owners whom we license games from. For the six months ended March 31, 2025, the three major suppliers accounted for approximately 56%, 25%, and 17% of our total cost of revenue, respectively. For the six months ended March 31, 2024, the three major suppliers accounted for approximately 34%, 25%, and 10% of our total cost of revenue, respectively. For the fiscal years ended September 30, 2024, the four major suppliers accounted for approximately 48%, 12%, 12%, and 12% of our total cost of revenue, respectively. For the year ended September 30, 2023, three major suppliers accounted for approximately 50%, 19%, and 13% of our cost of revenues, respectively. As of the date of this prospectus, we do not have any long term agreements with any of such suppliers.

Supplier A, an operator of a third-party publishing channel, is our largest supplier for the year ended September 30, 2024. We have entered into multiple collaborative agreements with Supplier A for our games that we distribute our games through Supplier A’s gaming platforms and providing essential resources to support game operations, encompassing version updates and technical support. Meanwhile, Supplier A uses its platforms, channels, and user resources to drive the promotion and operation of our games. In our contractual arrangements with Supplier A, we authorize Supplier A to distribute our games across its internet networks and market the product within the specified regions during the agreement period. Supplier A has the liberty to utilize its websites, software, offline channels, and other resources for the dissemination and promotion of our games. Regarding revenue sharing, Supplier A transfers the earnings from in-game purchases to us on a monthly basis, deducting channel costs, taxes, and bad debts based on our agreed-upon ratio. The agreements are typically set for two to three years and are subject to renewal with a notice period of thirty to sixty days before the expiration of such agreement, unless a written request for termination has been made by either party.

Sales and Marketing

As at the date of this prospectus, our business and marketing team consists of five employees, and we also engage external marketing service advisers to strengthen our game promotions. The Company actively participates in marketing campaigns, exhibitions, and promotional activities to pitch and showcase its games. Our approach spans multiple channels, including social media platforms such as Facebook, Instagram, Twitter, and TikTok. We also collaborate with celebrities, popular live streaming platforms, and internet influencers to maximize our games’ visibility and appeal. Additionally, we publish all mobile games on various third-party platforms to attract a wider audience and expand our market reach.

To foster player loyalty and engagement, we organize offline events such as exclusive benefits for long-standing players and carnival-style celebrations. These activities help strengthen our connections with the core player community and create a more emotionally engaging experience. Within our games, we plan seasonal promotions, such as holiday-limited virtual items, which boost player activity during key periods and maintain engagement with both new and seasoned players.

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Our marketing is data-driven, supported by advanced data collection and analysis systems that enable better targeting of players. By analyzing user behavior and preferences, we design campaigns that maximize returns on our marketing investments. This focus on strategic execution and precision ensures our strong competitiveness in the field of game publishing and operations.

Pricing Policies and Strategies

We adopt a flexible pricing strategy that combines the freemium model, virtual item sales, and revenue-sharing mechanisms to attract gameplayers and maximize revenue. Most of our games operate on a freemium model, allowing gameplayers to download and play for free. This approach lowers the barrier to entry and attracts a large player base. Players seeking a more immersive experience or faster progress can opt to purchase premium content, such as exclusive skins, advanced features, or other value-added services. In-game microtransactions, offering affordable virtual items and currencies, also provide a steady and sustainable cash flow.

Virtual item sales are structured with tiered pricing to accommodate players with different spending capacities. Additionally, promotional events such as holiday discounts and time-limited offers incentivize players to make purchases, boosting revenue and engagement. For games licensed to third-party operators, we secure upfront licensing fees and share ongoing revenue based on pre-agreed terms. This ensures mutual benefit while maintaining profitability. Revenue is further supplemented through in-game advertising and collaborative promotional campaigns with external brands, where personalized ad content is delivered using big data and advanced user profiling techniques.

Pricing decisions are guided by market demand, competitive dynamics, and user feedback. Thorough market research and analysis of competitor pricing ensure that our games remain competitively positioned. Regular adjustments, based on evolving trends and player suggestions, help maintain user satisfaction. Additionally, cost considerations, including expenses related to development, server maintenance, marketing, and platform fees from distributors like the Apple App Store and Google Play, are factored into our pricing strategy to maintain profitability.

Research and Development

As at the date of this prospectus, our research and development team consists of 8 employees and our game design, optimization and production team consists of 4 members. Our self-developed games are developed by the said teams, with the help of externally engaged game programmers. Our game design, optimization and production team is responsible for initial game design, optimization and final fine-tune as led by our experienced operations director, product manager and arts director, each contributing their insights ranging from market needs and industry competition to graphics and character design. The intellectual property rights concerned would be owned by us. Our team targets to continue to develop more game engines and analytical software in order to provide uniqueness gameplay experiences and enjoyment and effectively enhance our monetization strategy.

Seasonality

Our business historically has not been subject to seasonal fluctuations.

Insurance

From October 2024 to March 2025, we did not maintain employee’s compensation insurance to safeguard against risks and unexpected events for our office equipment and our employees in Hong Kong, which is required by the law of Hong Kong. Since April 2025 to date, we have taken out employees’ compensation insurance in Hong Kong, respectively. The above insurance policies are reviewed annually to ensure that our Group has sufficient insurance coverage. Our Directors believe that we have adequate insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties and assets as and when the need arises.

Intellectual Property

Our business depends on the licensing and protection of intellectual property rights of the games we offer. We try to protect our software and production techniques under trademark, copyright and trade secret laws as well as through contractual restrictions on disclosure, copying and distribution.

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Software copyrights

As of the date of this prospectus, we have entered into a copyright agreement with our previously owned subsidiary, Turing, to assign the registration of the five software copyrights from Turing to Quantum as follows:

NO.	Copyright Name	Registration Number	Registration Approval Time	Holder
1	Game software of I Have the General* V2.0	2024SR1788064	November 14, 2024	Quantum
2	Webpage game software of Yue Fei the Loyal General* V2.0	22024SR1788138	November 14, 2024	Quantum
3	Game software of The Great Story of Wei, Shu and Wu* V1.0.1	2024SR1788171	November 14, 2024	Quantum
4	Game software of Peach Garden Three Kingdoms *V1.0	2025SR0303005	February 20, 2025	Quantum
5	Game software of Alchemy and Magic *V1.0	2025SR0630089	April 16, 2025	Quantum

Trademarks

As of the date of this prospectus, we have completed the assignment registration of eleven registered trademark from our previously owned subsidiary, Turing, to Quantum, and one registered trademark from our related party Xiqi in the PRC to Quantum as follows:

Trade Mark No.	Description	Class	Owner	Date of Registration	Expiration Date
14037157		42	Quantum	July 14, 2015	July 13, 2025
33510413		41	Quantum	June 28, 2019	June 27, 2029
33512292		42	Quantum	July 7, 2019	July 6, 2029
33465396		9	Quantum	July 21, 2019	July 20, 2029
33465417		41	Quantum	July 21, 2019	July 20, 2029
33482809		42	Quantum	July 21, 2019	July 20, 2029
34156854		9	Quantum	June 21, 2019	June 20, 2029
34145293		41	Quantum	June 14, 2019	June 13, 2029
34145309		42	Quantum	June 14, 2019	June 13, 2029
33494058		9	Quantum	July 7, 2019	July 6, 2029
47662467		41	Quantum	April 21, 2021	April 20, 2031
6470471		9	Quantum	November 14, 2022	November 13, 2032

Domain

As of the date of this prospectus, we have registered three domain names, and they are as follows:

•	turingame.com;

•	sungoldgame.com;

•	hkarkgames.com.

As of the date of this prospectus, we have 5 domain applications pending, and they are as follows:

●	darkiris.cc;

●	darkiris.cn.com;

●	darkiris.co;

●	darkiris.com; and

●	darkiris.net.

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In addition to the foregoing protections, we generally control access to and use of our proprietary and other confidential information through the use of internal and external controls. For example, for external controls, we enter into confidentiality agreements or agreement with confidentiality clauses with business partners and, for internal controls, we adopt and maintain policies governing the operation and maintenance of our systems and the management of user-generated data, and we enter into confidentiality agreements with certain employees.

Employees

As of September 30, 2022, 2023 and 2024, we had a workforce of 37, 38 and 24, respectively, comprising employees who are all located in Hong Kong and mainland China, respectively. The following table sets forth the number of our employees as March 31, 2025 by function:

	Number	% of Total
Management	4	17.4%
Research and development	7	30.4%
Game design, optimization and production	3	13.0%
Business and marketing	4	17.4%
Administrative and finance	5	21.7%
Total	23	100%

Our success depends on our ability to attract, retain and motivate qualified employees that share our values. We place great emphasis on our corporate culture to ensure that we maintain consistently high standards where we operate. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

As of the date of this prospectus, all of our employees are employed by our operating subsidiaries in Hong Kong. We enter into standard labor contracts and confidentiality agreements with our employees.

Properties

Our principal place of business is located at 13F Liberal Factory Building, 3 Wing Ming Street, Cheung Sha Wan, Hong Kong, where we lease a private office within the approximately 8,000 square feet of shared office facilities. Our office in Hong Kong is leased under one lease which will expire on August 2, 2025. Following the expiration of this lease , our principal place of business will relocate to Unit D1, 2/F, Kingdom Power Commercial Building, 32-36 Des Voeux Road West, Sheung Wan, Hong Kong, where we lease a private office with approximately 800 square feet of office space. The new office in Hong Kong is leased under one lease which will expire on July 23, 2026.

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. The Company is and has not been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

REGULATIONS

This section summarizes the principal PRC and Hong Kong laws, regulations, and rules relevant to our business and operations in the PRC and Hong Kong. The summary does not purport to be a complete description of all laws and regulations applicable to our business and operations. Investors should note that the following summary is based on relevant laws and regulations in effect as of the date of this prospectus, which may be subject to change.

Regulations in Hong Kong

Laws and regulations related to conducting business

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable for a fine of HK$5,000 and imprisonment for one year. As of the date of this prospectus, each of the Hong Kong subsidiaries has obtained and maintains a valid business registration certificate.

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Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”)

The TDO prohibits false trade description, false, misleading or incomplete information, false statements, etc., in respect of goods offered in the course of trade. As we sell in-game virtual items and in-game currency to game players, we are required to comply with the relevant provisions under the TDO. Section 2 of the TDO provides that “trade description” in relation to goods means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, quantity, price etc.), with respect to any goods or parts of the goods; and in relation to services means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, nature, scope, quantity, after-sale service assistance, price etc.). Section 7 of the TDO provides that no person shall in the course of trade or business apply a false trade description to any goods or sell or offer for sale any goods with false trade descriptions applied thereto.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (“SOGO”)

As we sell in-game virtual items and in-game currency to game players, we are required to comply with the relevant provisions under the SOGO. The SOGO provides that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods must correspond with the description; (b) the goods supplied are of merchantable quality; and (c) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

Laws and regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

The EO is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)(“ECO”)

The ECO is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a maximum fine of HK$100,000 and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)( “MPFSO”)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

Any employer who, without reasonable excuse, fails to enroll eligible employees in a registered MPF Scheme commits a criminal offense and is liable, upon conviction, to a maximum fine of HK$350,000 and imprisonment for three years. In addition, the employer is subject to a daily penalty of HK$500 for each day the offense continues.

Any employer who, without reasonable excuse, fails to pay mandatory contributions to the MPF Scheme commits a criminal offense and is liable, upon conviction, to a maximum fine of HK$100,000 and imprisonment for six months on the first conviction, and a maximum fine of HK$200,000 and imprisonment for 12 months for each subsequent conviction.

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Laws and regulations related to taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Withholding Tax

Any payments by a Hong Kong company for the use, or the right to the use, in Hong Kong of any patent, design, trademark, copyright material owned by non-resident owners are subject to payment of Hong Kong tax. The assessable profits are taken to be 30% of the royalty payments to the non-resident owners. The tax payable is then computed by applying the appropriate tax rate to the assessable profits so arrived at. Furthermore, the non-resident company is chargeable in the Hong Kong company’s name who is required under the Inland Revenue Ordinance to withhold from the payments made to the non-resident company sufficient money for the payment of the tax.

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Laws and regulations related to personal data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)(“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Regulations related to intellectual property

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”)

The TMO provides for the registration of trademarks, the use of registered trademarks and connected matters. Hong Kong provides territorial protection for trademarks. Therefore, trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong. In order to enjoy protection by the laws of Hong Kong, trademarks must be registered with the Trade Marks Registry of the Intellectual Property Department under the Trade Marks Ordinance and the Trade Marks Rules. Section 10 of the TMO provides that a registered trademark is a property right acquired through due registration under such ordinance. The owner of a registered trademark is entitled to the rights provided by the TMO.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”)

In the course of developing, operating and publishing mobile and online games in Hong Kong, we may create original artistic works (such as drawings) or literary works (such as text) that qualify for copyright protection. The Copyright Ordinance provides protection for certain categories of literary, dramatic, musical and artistic works, as well as for films, television broadcasts and cable diffusion, and works made available to the public on the internet. No registration is required under the Copyright Ordinance and any infringement of copyright is civilly actionable.

Regulations in the PRC

Laws and regulations related to foreign investment in the PRC

Industry Catalogue for Foreign Investment

The Special Administrative Measures for Access of Foreign Investment (2021 Edition) (the “2021 Negative List”), was jointly promulgated by the NDRC and MOFCOM on December 27, 2021, and became effective on January 1, 2022. It contains a list of sectors that the entry of foreign investment is prohibited or restricted. According to 2021 Negative List, businesses operated by our PRC entities do not engage in any restricted or prohibited industries for foreign investment.

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Regulations on Foreign-invested Enterprises

The Foreign Investment Law of the PRC (the “Foreign Investment Law”) was promulgated by the National People’s Congress of the PRC (the “NPC”) on March 15, 2019 and came into effect on January 1, 2020. The Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures were replaced simultaneously. According to the Foreign Investment Law, the State implements a system of pre-entry national treatment plus Negative List for administration of foreign investment. The pre-entry national treatment means that the treatment granted to foreign investors and their investments in the stage of investment access is no less favorable than that granted to domestic investors and their investments. The Negative List refers to special administrative measures for access of foreign investment in specific fields imposed by the State. The State shall give national treatment to foreign investment beyond the Negative List. Foreign investors may not invest in any field which is prohibited by Negative List. To invest in any field restricted by the Negative List, foreign investors should meet the investment conditions set out in the Negative List. For fields outside of the Negative List, investment administration shall be conducted in accordance with the principle of equal treatment to domestic investment and foreign investment. The organizational forms, structures, and rules of activities of foreign-invested enterprises shall be governed by the provisions of the Company Law of the PRC (the “Company Law”), the Partnership Enterprise Law of the PRC and other applicable laws.

On December 26, 2019, the State Council promulgated the Regulation on Implementing the Foreign Investment Law of the PRC (the “Implementation Regulations”), which came into effect on January 1, 2020. As stipulated by the Implementation Regulations, the registration of foreign-invested enterprises shall be conducted in accordance with the law by the market regulatory department of the State Council or its authorized local counterparts. Foreign investors or foreign-invested enterprises shall report investment information to the competent commerce departments through the enterprise registration system and the enterprise credit information publicity system. The Foreign Investment Law and Implementation Regulations also apply to the investment made within the PRC by foreign-invested enterprises.

On December 30, 2019, Measures for the Reporting of Foreign Investment Information (the “Reporting Measures”) was jointly promulgated by the MOFCOM and State Administration for Market Regulation (the “SAMR”), effective from January 1, 2020. Pursuant to the Reporting Measures, where foreign investors carry out investment activities in the PRC directly or indirectly, the foreign investors or the foreign-invested enterprise shall report investment information by submitting initial reports, changing reports, deregistration reports, annual reports and etc.

Regulations related to M&A Rules and overseas listing

The Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) was promulgated by MOFCOM, the State Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (the “SAT”), the State Administration for Industry and Commerce of the PRC (the “SAIC”), China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC (the “SAFE”) on August 8, 2006, became effective on September 8, 2006 and amended on June 22, 2009 by MOFCOM. Under the M&A Rules, the following scenarios qualify as an acquisition of a domestic enterprise by a foreign investor: (i) a foreign investor purchases the equity interests of a domestic enterprise without foreign investment or subscribes for the increased capital of a domestic enterprise without foreign investment, and thus converts the domestic enterprise without foreign investment into a foreign-invested enterprise; (ii) a foreign investor establishes a foreign-invested enterprise and use such foreign-invested enterprise to purchase by agreement the assets of a domestic enterprise and operates such assets; or (iii) a foreign investor purchases by agreement the assets of a domestic enterprise and then contributes such assets as capital to the establishment of a foreign-invested enterprise and operates such assets. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals, or PRC citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Overseas Listing Trial Measures”) and relevant five guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. The New Administrative Rules Regarding Overseas Listings refine the regulatory system for domestic company’s overseas offering and listing by subjecting both direct and indirect overseas offering and listing activities to the filing-based administration, and clearly defines the circumstances where provisions for direct and indirect overseas offering and listing apply and relevant regulatory requirements.

According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Overseas Listing Trial Measures. Where a domestic company seeks to directly offer and list securities on overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities on overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings on overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities on the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities on an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event.

The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller. Moreover, a domestic company that seeks to offer and list securities on overseas markets shall abide by certain other regulatory requirements as set out in the Overseas Listing Trial Measures, including, without limitation to, compliance with laws of national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

The Overseas Listing Trial Measures also provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

Under the Overseas Listing Trial Measures, if a domestic company fails to fulfill filing procedures, or offers and lists securities on an overseas market in violation of the relevant provisions of the Overseas Listing Trial Measures, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to laws, and file with the secrecy administrative department at the same level. Moreover, if the leakage of any other documents and materials, which a domestic company plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities aforementioned, will be detrimental to national security or public interest, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

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Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed.

Laws and regulations related to cyber security and data protection

According to the Data Security Law of the PRC, Regulations on the Administration of Cyber Data Security (Draft for Comments), and Personal Information Protection Law of the PRC (collectively referred to as “Data Security and Personal Information Protection Law”), “data” refers to any record of information in electronic or any other forms, and “data processing” includes but is not limited to the collection, storage, use, processing, transmission, provision, and public disclosure of data. When conducting data processing activities, enterprises shall comply with laws and regulations, fulfill their obligations to protect data security, collect data in a legal and proper manner, and shall not steal or otherwise illegally acquire data. Furthermore, when enterprises process personal information, they shall fulfill their obligations to protect personal information in accordance with the relevant provisions of the Personal Information Protection Law of the PRC. Personal information processing shall be for a clear and reasonable purpose, directly related to the processing purpose and in a manner that has the minimum impact on the rights and interests of individuals. Additionally, the collection of personal information should be limited to the minimum scope necessary for achieving the processing purpose without being excessive.

Besides, online platform operators who possess personal information of more than one million users and intend to go public overseas, or engage in data processing activities that may affect or potentially affect national security, shall be subject to cybersecurity review in accordance with the Cybersecurity Review Measures. As the date of this prospectus, we publish our games through third party platforms which do not disclose any personal information of the gameplayers to us, and we do not collect or hold any personal information of the gameplayers, and have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

Based on the nature of our subsidiaries’ current business and our understanding of current PRC laws and regulations, neither the Company nor our subsidiaries are required to file for cybersecurity review before the Offering and the Listing. However, since the relevant laws and regulations were recently adopted, the interpretation and implementation of these laws and regulations are still subject to current and future PRC laws. Therefore, there can be no assurance that the governmental authority will take a view that is not contrary to or otherwise different from our understanding. If we are deemed to subject to CAC’s cybersecurity review, we cannot assure you that we will be able to receive relevant permissions or approvals required, which could significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

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The relevant laws related to cyber security and data protection are summarized below:

Data Security Law of the PRC

The Data Security Law of the PRC (the “Data Security Law”) was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021. Pursuant to the Data Security Law, data refers to any record of information in electronic or any other form and data processing including the collection, storage, use, processing, transmission, provision, and public disclosure of data. The Date Security Law establishes a classified and tiered system for data protection based on the level of importance of the data in the economic and social development, as well as the level of danger of the data imposed on national security, public interests, or the legal interests of individuals and organizations upon any manipulation, destruction, leakage, illegal acquisition or illegal usage. The data processors shall accord with the provisions of laws and regulations when conducting data processing activities, establish and improve a whole-process data security management system, organize data security educational trainings, and take corresponding technical measures and other necessary measures to safeguard data security.

Cybersecurity Review Measures

On December 28, 2021, thirteen government departments including the CAC jointly promulgated the Cybersecurity Review Measures (the “2022 Review Measures”) which became effective on February 15, 2022. Under the 2022 Review Measures, (i) where a critical information infrastructure operator procures network products and services, it shall anticipate the national security risks that may be posed by the products and services once they are put into use. Those that affect or may affect national security shall be reported to the Cybersecurity Review Office for cybersecurity review; (ii) online platform operators controlling personal information of more than one million users, which are listing in a foreign country, must apply for cybersecurity review with the Cybersecurity Review Office; and (iii) the Cybersecurity Review Office will conduct cybersecurity review on critical information infrastructure operators and network platform operators in accordance with the laws if it considers necessary.

Regulations on Protecting Personal Information

The Personal Information Protection Law of the PRC (the “Personal Informational Protection Law”) was promulgated by the SCNPC on August 20, 2021, effective from November 1, 2021. The Personal Informational Protection Law stipulates, among others, that (i) the processing of personal information should have a clear and reasonable purpose which should be directly related to the processing purpose, in a method that has the least impact on personal rights and interests and (ii) the collection of personal information shall be limited to the minimum scope necessary for achieving the processing purpose and shall not be excessive. Personal information processors shall bear responsibilities, and take necessary measures to guarantee the security of the personal information they handle. Otherwise, the personal information processors could be ordered to correct, or suspend or terminate services, and face confiscation of illegal income, fines or other penalties.

Network Data Security Management

On September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Network Data Regulation”), which became effective on January 1, 2025, which requires cyber data processors engaging in data processing activities that affect or may affect national security to file a cybersecurity review with the Office of Cybersecurity Review.

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Laws and regulations related to taxation

Enterprise Income Tax

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”) which was promulgated by the SCNPC on March 16, 2007 and last amended and effective on December 29, 2018, and the Implementation Rules to the EIT Law which was promulgated by the State Council on December 6, 2007 and last amended and effective on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. A resident enterprise shall pay enterprise income tax on its income deriving from both inside and outside China at the rate of enterprise income tax of 25%. A non-resident enterprise that has an establishment or place of business in the PRC shall pay enterprise income tax on its income deriving from inside China and obtained by such establishment or place of business, and on its income which derives from outside China but has actual relationship with such establishment or place of business, at the rate of enterprise income tax of 25%. A non-resident enterprise that does not have an establishment or place of business in China, or has an establishment or place of business in China but the income has no actual relationship with such establishment or place of business, shall pay enterprise income tax on its income deriving from inside China at the reduced rate of enterprise income tax of 10%.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC (the “VAT Regulations”), which was promulgated by the State Council on December 13, 1993 and last amended on November 19, 2017, and its implementation rules, which were amended by the Ministry of Finance (“MOF”) on October 28, 2011 and became effective on November 1, 2011, entities or individuals engaging in sale of goods, provision of processing services, repairs and replacement services, sale of services, intangible assets, real property or importation of goods within the territory of the PRC shall pay value-added tax. Unless stipulated otherwise, the tax rate for sale of services shall be 6%.

Laws and regulations related to dividend distribution

In accordance with the Company Law and the Foreign Investment Law, foreign-invested enterprises may not distribute after-tax profits unless they have contributed to the funds as required by PRC laws and regulations and have set off financial losses of previous accounting years.

According to the EIT Law and its implementation rules, dividends payable by a foreign-invested enterprise to its foreign investor who is a non-resident enterprise are subject to a withholding tax rate of 10%, unless relevant tax agreements entered into by the PRC government provide otherwise.

The PRC and the government of Hong Kong entered into the Arrangement between the Mainland of the PRC and Hong Kong for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) on August 21, 2006. According to the Arrangement, the withholding tax rate on dividends paid by a PRC company to a Hong Kong resident is 5%, provided that such Hong Kong resident directly holds at least 25% of the equity interests in the PRC company, and 10% if the Hong Kong resident holds less than 25% of the equity interests in the PRC company, respectively.

Pursuant to the Circular of the State Administration of Taxation on Relevant Issues relating to the Implementation of Dividend Clauses in Tax Agreements, which was promulgated by SAT on February 20, 2009 and became effective on the same day, all of the following requirements shall be satisfied where a fiscal resident of the other party to a tax agreement needs to be entitled to such tax agreement treatment as being taxed at a tax rate specified in the tax agreement for the dividends paid to it by a Chinese resident company: (i) such a fiscal resident who obtains dividends should be a company as provided in the tax agreement; (ii) owner’s equity interests and voting shares of the Chinese resident company directly owned by such a fiscal resident reaches a specified percentage; and (iii) the equity interests of the Chinese resident company directly owned by such a fiscal resident, at any time during the twelve months prior to the obtainment of the dividends, reach a percentage specified in the tax agreement.

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According to the Administrative Measures for Non-resident Taxpayers’ Enjoyment of the Treatment under Treaties, which was promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, non-resident taxpayers can enjoy tax treaty benefits via the “self-assessment of eligibility, claiming treaty benefits, retaining documents for inspection” mechanism. Non-resident taxpayers can claim tax treaty benefits after self-assessment provided that relevant supporting documents shall be collected and retained for post-filing inspection by the tax authorities.

Laws and regulations related to foreign exchange

In accordance with the Foreign Exchange Administrative Regulations of the PRC, which was promulgated by the State Council on January 29, 1996 and last amended on August 5, 2008, and other relevant foreign exchange regulations, payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans.

According to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (the “Circular13”), which was promulgated by SAFE On February 13, 2015 and subsequently modified and effective on December 30, 2019, instead of applying for approvals regarding foreign exchange registration of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registration from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

On January 26, 2017, the SAFE promulgated the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited consolidated financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to the Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On October 23, 2019, the SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting Cross-border Trade and Investment Facilitation (the “Circular 28”), which expressly allows foreign-invested enterprises that do not have equity investments in their approved business scope to use their capital obtained from foreign exchange settlement to make domestic equity investments under the premise that the existing special administrative measures (negative list) for foreign investment access are not violated and domestic investment projects are true and compliant.

Regulations on foreign exchange registration of overseas investment by PRC residents

Under applicable PRC laws and regulations, including Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-Trip Investments by Domestic Residents via Special Purpose Vehicles (the “Circular 37”), which was promulgated by SAFE and became effective on July 4, 2014, and Circular13, (i) the SAFE and its branches carry out registration management for domestic residents’ establishment of Special Purpose Vehicle (the “SPV”); (ii) the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment have been already directly reviewed and handled by banks in accordance with the Circular 13, the SAFE and its branches shall perform indirect regulation over the direct investment-related foreign exchange registration via banks; (iii) a domestic resident may choose at its own will, before contributing the domestic and overseas lawful assets or interests to a SPV, any bank at its place of incorporation to handle the direct investment-related foreign exchange registration, and may handle the follow-up business including opening of direct investment-related account and funds transfer (including the outward or inward remittance of profits and dividends) only upon completion of the direct investment-related foreign exchange registration; and (iv) when the overseas SPV’s basic information, such as domestic individual resident shareholder, name, operating period, or major events, such as domestic individual resident capital increase, capital reduction, share transfer or exchange, merger or division has changed, the foreign exchange change registration of overseas investments shall be timely finished with the relevant bank.

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Laws and regulations related to intellectual property rights

Patent

Pursuant to the Patent Law of the PRC (the “Patent Law”), promulgated on March 12, 1984 with the last amendment effective from June 1, 2021, and the Implementing Regulations of the Patent Law of the PRC promulgated on June 15, 2001 with the last amendment effective from January 20, 2024, respectively, an inventor or a designer may apply to the State Intellectual Property Office (“SIPO”) for the grant of an invention patent, a utility model patent or a design patent. According to the Patent Law, the right to apply for a patent (a patent application) and of registered patent can be transferred upon completion of registration with SIPO. The patent right duration is 20 years for invention, 10 years for utility model and 15 years for design, starting from the date of application. A patentee is obligated to pay annual fee beginning with the year in which the patent right is granted. Failure to pay the annual fee may result in a termination of the patent right duration.

Copyright

Pursuant to the PRC Copyright Law amended on February 26, 2010, became effective on April 1, 2010, and latest amended on November 11, 2020 and took effect on June 1, 2021 and the Implementing Regulations of the PRC Copyright Law promulgated by the State Council on August 2, 2002, last amended on January 30, 2013 and became effective on March 1, 2013, the PRC citizens, legal persons, and other organizations shall, enjoy copyright in their works, whether published or not, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. The term of protection for copyrighted software is 50 years.

Trademark

The Trademark Law of the PRC was promulgated on August 23, 1982 with the last amendment effective from November 1, 2019. The implementing regulations of Trademark Law of the PRC were promulgated on August 3, 2002 by the State Council and amended on April 29, 2014 and became effective on May 1, 2014. These current effective laws and regulations provide the basic legal framework for the regulations of trademarks in China, covering registered trademarks including commodity trademarks, service trademarks, collective marks and certificate marks. The Trademark Office of the China National Intellectual Property Administration or “CNIPA” is responsible for the registration and administration of trademarks in China. Trademarks are granted on a term of 10 years commencing on its registration date. Six months prior to the expiration of the 10-year term, an application may renew the trademark for another 10 years.

Domain names

Domain names are mainly protected under the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology (“MIIT”) in August 2017 and became effective in November 2017. The MIIT is the major regulatory body responsible for the administration of domain names, under supervision of which the China Internet Network Information Centre is responsible for the daily administration of .cn domain names and Chinese domain names. MIIT adopts the “first to file” principle with respect to the registration of domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Laws and regulations related to labor

Labor Law

The Labor Law of the PRC (the “Labor Law”) was promulgated by the SCNPC on July 5, 1994 and was last amended and became effective on December 29, 2018. The Labor Law regulates the issues relating to employment promotion, labor contracts, working hours, rest and vacations, wages, labor safety and health, special protection of female and underage workers, vocational training, social insurance and welfare, labor disputes, supervision and inspection, legal liabilities.

Labor Contract Law

The Labor Contract Law of the PRC (the “Labor Contract Law”), which was promulgated by SCNPC on June 29, 2007 and became effective on January 1, 2008 and whose amendments made on December 28, 2012 and became effective on July 1, 2013, together with the Regulations on the Implementation of the Labor Contract Law which was promulgated by the State Council on September 18, 2008 and came into effect on the same day, governs the relationship between employers and employees and provides for specific provisions in relation to the terms and conditions of an employment contract. The Labor Contract Law stipulates that employment contracts must be in writing and signed. It imposes more stringent requirements on employers in relation to entering into fixed-term employment contracts, hiring of temporary employees and dismissal of employees.

Employee Social Insurance and Housing Provident Funds

Under applicable PRC laws and regulations, including the Social Insurance Law of The PRC, which was promulgated by SCNPC on October 28, 2010 and subsequently amended on December 29, 2018 and became effective on December 29, 2018, and the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Council on April 3, 1999 and most recently amended on March 24, 2019, employers and/or employees (as the case may be) are required to contribute to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity leave insurance, and to housing provident funds. These payments are made to local administrative authorities and employers who fail to contribute may be fined and ordered to rectify within a stipulated time limit.

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MANAGEMENT

The following table sets forth information regarding our Directors and Executive Officers as at the date of this prospectus:

Name	Age	Position
Mr. Hong Zhifang	43	Chief Executive Officer, Chairman of the Board of Directors, Director
Mr. Xu Jiang	39	Chief Financial Officer
Ms. Hong Yuanfang	39	Director
Mr. Ng Chee Jiong	53	Independent Director
Mr. Law Chee Hui	45	Independent Director
Ms. Li Feng Lin	55	Independent Director

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Mr. Hong Zhifang(1) has been our director since May 31, 2024, Chief Executive Officer and Chairman of the board of directors since March 2025 and has been the director and general manager of Quantum since January 2025 . Mr. Hong has over 20 years of experience in management. In January 2012, he established a company principally engaged in development and operation of online games, namely Xiamen Xiqi Internet Holdings Company Limited (“Xiqi”), and has served as director since its inception and continues to hold this position to date. Since January 2014, December 2014, June 2015, December 2021 and June 2023, Mr. Hong has also been serving as a director of Xiamen Handy Times Information Technology Co., Xiamen Pocket Workshop Information Technology Co., Xiamen Red Orange Management Consulting Partnership (Limited Partnership), Xiamen Maita Technology Co., Ltd. and Xiamen Gifu Network Technology Partnership (Limited Partnership), respectively. Mr. Hong graduated from University of Electronic Science and Technology of China in the PRC with a bachelor’s degree in electronic communications in July 2003. We believe Mr. Hong is well-qualified to serve as a member of our board of directors given his experience, relationships and contacts in the gaming industry.

Mr. Xu Jiang has been our Chief Financial Officer since March 2025. Mr. Xu has over 10 years of finance experience. Mr. Xu has been served as the chief financial officer of Quantum since January 2025 to the date of this prospectus. From October 2024 to December 2024, Mr. Xu has worked Xiqi as chief financial officer. Mr. Xu has also served as a director of Quanzhou Shuo Liang E-commerce Co. since May 2023 to the date of this prospectus. From August 2023 to September 2024, he worked at Xiamen Buozhongsi Advisory Management Company Limited as finance manager. From October 2022 to May 2023, he worked at Nanfu Batter Group as finance manager. From July 2020 to July 2022, he worked at Fujian Master Group Company Limited as finance manager. From February 2018 to June 2020, he worked at Shangsheng Huishan (Xiamen) Wealth Management Company Limited as finance manager. Mr. Xu graduated from Jiangxi University of Finance and Economics in July 2006 with a bachelor’s degree. Mr. Xu has been registered with Institute of Certified Public Accountants (ICPA) as International Certified Public Accountant since June 2022.

Ms. Hong Yuanfang(1) has been our director since March 2025. Ms. Hong has over 10 years of data analysis experience. Since October 2024 to the date of this prospectus, Ms. Hong has been working as the chairman assistant of Quantum. From May 2014 to September 2023, she worked at Xiqi as chief operations officer. From July 2010 to April 2014, she worked at Wangsu Technology Holdings Company Limited (Xiamen Branch) as product development manager. Ms. Hong graduated from Sun Yat-Sen University in the PRC in June 2008 with a bachelor’s degree in statistics, and in July 2010 with a master’s degree in applied mathematics. Ms. Hong is well qualified to serve as a director because of her extensive experience in gaming industry and management.

(1) Mr. Hong Zhifang and Ms. Hong Yuanfang do not have any family relationship with each other.

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Mr. Ng Chee Jiong serves as our independent director. Mr. Ng has approximately 20 years of experience in finance and auditing. From November 2021 to July 2024 , Mr. Ng worked at Meta Data Limited as the chief financial officer. From December 2017 to February 2021, he worked at Dunxin Financial Holdings Limited as the chief financial officer. From May 2010 to December 2017, he worked at China Xiniya Fashion Limited as the chief financial officer. From June 2006 to August 2009, he worked at PricewaterhouseCoopers Beijing as a senior manager. From July 2005 to May 2006, Mr. Ng worked at PricewaterhouseCoopers, Singapore with his last position being senior manager. Mr. Ng graduated from University of Sydney in Australia with a bachelor’s degree in economics in 1993. Mr. Ng has been admitted as a Certified Practising Accountant of the Australian Society of Certified Practising Accountants since February 2000. We believe Mr. Ng is well-qualified to serve as a member of our board of directors, given his experience in the finance industry and audit work.

Mr. Law Chee Hui serves as our independent director. Mr. Law has almost 20 years of experience in finance and auditing. Since October 2021, Mr. Law has been working at CCSC Technology International Holdings Limited as the chief financial officer. Mr. Law has also served as the director of Excellence Capital Management Limited from February 2019 to the date of this prospectus. From January 2021 to September 2021, he worked at CCSC Technology Group Limited (formerly Leoco (H.K.) Limited) as the chief financial officer. From April 2019 to September 2019, he worked at State Energy Group International Assets Holdings Ltd as the chief financial officer. From September 2012 to March 2019, he worked at AAB International Holdings Limited as the chief financial officer and company secretary. From September 2007 to September 2012, he worked at Deloitte Touche Tohmatsu (Hong Kong), with his last position as manager in the audit department. From February 2006 to May 2007, he worked at Deloitte Touche Tohmatsu (Hong Kong), with his last position as senior in the audit department. From December 2004 to December 2005, he worked at KPMG in Kuala Lumpur, Malaysia with his last position as audit senior.  From March 2002 to November 2004, Mr. Law worked at Shamsir Jasani Grant Thornton with his last position as senior in the assurance and business advisory department. Mr. Law is admitted as a certified practicing account of CPA Australia in August 2005 and a certified public accountant of Hong Kong Institute of Certified Public Accountants in January 2013. He graduated from Royal Melbourne Institute of Technology in Australia with a bachelor’s degree of business (accountancy) in September 2001. We believe Mr. Law is well-qualified to serve as a member of our board of directors, given his experience in the corporate finance sector and audit work.

Ms. Li Feng Lin serves as our independent director. Ms. Li has more than 10 years of finance and accounting experience. From January 2023 to present, Ms. Li has served as a corporate financial advisor for Excellence International Holdings Limited. From November 2016 to December 2021, Ms. Li worked at Universal Coach Line Ltd in Canada as accountant. Ms. Li also worked as accountant at CMC Wood Group in Canada from April 2014 to July 2016. Ms. Li graduated from Jindezhen Ceramic University in the PRC with a bachelor’s degree in mechanical design and manufacturing in 1992. We believe Ms. Li is well-qualified to serve as a member of our board of directors given her experience in the corporate finance sector.

(1) Mr. Hong Zhifang and Ms. Hong Yuanfang do not have any family relationship with each other.

Employment Agreements and Director Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers until the executive officer’s successor is duly elected or appointed and qualified or until the executive officer’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of the employment agreement, the Company’s then current memorandum and articles of association, as may be amended from time to time, or any applicable laws, rules, or regulations. We may terminate the employment without cause upon thirty (30) days’ advance notice in writing to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer shall agree to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer shall agree to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

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Board of Directors

Composition of our board of directors

Our board of directors consists of five directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors has determined that each of Mr. Ng Chee Jiong, Mr. Law Chee Hui and Ms. Li Feng Lin is an “independent director” as defined under the Nasdaq rules. Our board of directors is composed of a majority of independent Directors.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors. We have adopted a charter for each of the three committees effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee consists of our three independent Directors, and is chaired by Mr. Law Chee Hui. We have determined that each member of our Audit Committee satisfies the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Law Chee Hui qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of our Company. The Audit Committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the consolidated financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited consolidated financial statements with management and the Independent Registered Public Accounting Firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

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Compensation Committee.

Our Compensation Committee consists of our three independent Directors, and is chaired by Mr. Ng Chee Jiong. We have determined that each member of our Compensation Committee satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the Nasdaq. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing Executive Officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee consists of our three independent Directors, and is chaired by Ms. Li Feng Lin. We have determined that each member of our Nominating and Corporate Governance Committee satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

●	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

●	evaluating the performance and effectiveness of the Board as a whole.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Clawback Policy

Our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the Nasdaq rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the second amended and restated memorandum and articles of association, as may be amended from time to time or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of Shares in our company, including the registration of such Shares in our register of members.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our second amended and restated articles of association as may be amended from time to time, unless an appointment of a director is on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between us and the director, if any, but no such term shall be implied in the absence of express provision.

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A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association as may be amended from time to time.

Interested Transactions

A director may, subject to the applicable NASDAQ rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction or proposed contract or transaction in which he or she is interested, provided that the nature and extent of any material interests of any directors in such contract or transaction or proposed contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our second amended and restated memorandum and articles of association, to the extent permitted by Cayman Islands law, we may indemnify our directors and officers, among other persons, from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Foreign Private Issuer Exemption

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing consolidated financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

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●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering.

COMPENSATION

For the years ended September 30, 2024 and 2023, we paid nil in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

Share Incentive Plan

2025 Equity Incentive Plan

In June 10, 2025 our board of directors approved the 2025 Equity Incentive Plan, which may be amended and restated from time to time, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. The maximum aggregate number of shares which may be issued under the 2025 Equity Incentive Plan is 2,400,000 Class A Ordinary Shares. As of the date of this prospectus, no Class A Ordinary Shares or any securities convertible into Class A Ordinary Shares under the 2025 Equity Incentive Plan had been granted or remain outstanding.

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The following paragraphs summarize the principal terms of the 2025 Equity Incentive Plan.

Types of Awards. The 2025 Equity Incentive Plan provides for the granting of Non-qualified Share Options, Restricted Share Awards, Restricted Share Unit Awards, Unrestricted Share Awards, Distribution Equivalent Right Awards, Performance Share Awards, Performance Unit Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, or any combination thereof, and solely for non-U.S. employees, Incentive Share Options.

Plan Administration. The 2025 Equity Incentive Plan will be administered by a committee comprised of two (2) or more members of the Board who are independent directors or are the non-employees of the Company (the “Committee”) to be appointed by the Board, which, if necessary, in the Board’s discretion, will in compliance with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service.

Eligibility. We may grant awards to employees, directors and/or consultants determined by the Committee to be eligible for participation in the 2025 Equity Incentive Plan in accordance with its terms.

Vesting Schedule. In general, the Committee determines the vesting schedule, which is specified in the relevant award agreements.

Exercise of Awards. In general, the Committee determines the exercise or purchase price, as applicable, for each award, which is stated in the relevant award agreements. Options that are vested and exercisable will terminate if they are not exercised prior to the time as the Committee determines at the time of grant.

Transfer Restrictions. Awards may not be transferred in any manner by the participants other than in accordance with the exceptions provided in the 2025 Equity Incentive Plan or the relevant award agreements or otherwise determined by the Committee, such as transfers (i) by will or by the laws of descent and distribution or (ii) where permitted under applicable tax rules, by gift to any family member of the participants, subject to compliance with applicable laws.

Amendment and Termination of the 2025 Equity Incentive Plan. The 2025 Equity Incentive Plan will terminate on the 10 year anniversary of its adoption by the Board (except as to awards outstanding on that date).

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares immediately prior to and after the offering by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to twenty (20) votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon a transfer of any Class B Ordinary Shares by a holder thereof to any person other than certain permitted transferees or a change in the beneficial owner of such Class B Ordinary Shares, such Class B Ordinary Shares will be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

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The percentage of Ordinary Shares beneficially owned prior to the offering is based on 10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares outstanding as described in the “The Offering” section. The percentages of Ordinary Shares beneficially owned after the offering assume that the representative of the underwriters will not and will fully exercise their over-allotment option, respectively.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering (assuming no exercise of over-allotment option)					Shares Beneficially Owned After This Offering (assuming full exercise of over-allotment option)
	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Name of Beneficial Owners	Number	%(1)	Number	%(1)	%(2)	Number	%(1)	Number	%(1)	%(2)	Number	%(1)	Number	%(1)	%(2)
Directors and Executive Officers:
Hong Zhifang(3)			5,449,600	34.06%	91.17%			5,449,600	31.14%	90.04%
Hong Yuanfang(4)	974,400	6.09%			0.82%	974,400	5.57%			0.81%
All directors and executive officers as a group	974,400	6.09%	5,449,600	34.06%	91.99%	974,400	5.57%	5,449,600	31.14%	90.85%

5% shareholders:
RongStar Holdings Ltd(3)			5,449,600	34.06%	91.17%			5,449,600	31.14%	90.04%
Zeng Huihong(8)	1,600,000	10.00%			1.34%	1,600,000	9.14%			1.32%
Vertex International Capital Ltd(8)	1,600,000	10.00%			1.34%	1,600,000	9.14%			1.32%
Hong Zhifeng(5)	1,232,000	7.70%			1.03%	1,232,000	7.04%			1.02%
XideFu International Capital Ltd(5)	1,232,000	7.70%			1.03%	1,232,000	7.04%			1.02%
Lu Fang(6)	1,217,600	7.61%			1.02%	1,217,600	6.96%			1.01%
Grace Fang International Holdings Ltd(6)	1,217,600	7.61%			1.02%	1,217,600	6.96%			1.01%
Hong Chunnan (7)	1,190,400	7.44%			1.00%	1,190,400	6.80%			0.98%
NewDawn International Capital Ltd(7)	1,190,400	7.44%			1.00%	1,190,400	6.80%			0.98%
Dong Zhiyi(9)	1,057,60	6.61%			0.88%	1,057,60	6.04%			0.87%
Topbest International Capital Ltd (9)	1,057,600	6.61%			0.88%	1,057,60	6.04%			0.87%
HouKu holdings Ltd(4)	974,400	6.09%			0.82%	974,400	5.57%			0.81%

(1)	Giving effect to the reorganization of our Ordinary Shares, applicable percentage of ownership is based on 16,000,000 Ordinary Shares outstanding as of the date of this prospectus.

(2)	Applicable percentage of ownership is based on 17,500,000 Ordinary Shares outstanding immediately after the offering. Each Class A Ordinary Share shall, on a poll, be entitled to one (1) vote per share, and each Class B Ordinary Share shall, on a poll, be entitled to twenty (20) votes per share.

(3)	Hong Zhifang beneficially owns in aggregate 34.06% of the outstanding Ordinary Shares of the Company and in aggregate 91.17% voting power before the Offering, through his 100% ownership of RongStar Holdings Ltd.

(4)	Hong Yuanfang beneficially owns in aggregate 6.09% of the outstanding Ordinary Shares of the Company and in aggregate 0.82% voting power before the Offering, through her 100% ownership of HouKu holdings Ltd.

(5)	Hong Zhifeng beneficially owns in aggregate 7.70% of the outstanding Ordinary Shares of the Company and in aggregate 1.03% voting power before the Offering, through his 100% ownership of XideFu International Capital Ltd.

(6)	Lu Fang beneficially owns in aggregate 7.61% of the outstanding Ordinary Shares of the Company and in aggregate 1.02% voting power before the Offering, through her 100% ownership of Grace Fang International Holdings Ltd.

(7)	Hong Chunnan beneficially owns in aggregate 7.44% of the outstanding Ordinary Shares of the Company and in aggregate 1.00% voting power before the Offering, through his 100% ownership of NewDawn International Capital Ltd.

(8)

Zeng Huihong, Tian Ye and Chen Xiaozhen are the ultimate shareholders of Vertex International Capital Ltd. Zeng Huihong owns 40%, Tian Ye owns 30%, and Chen Xiaozhen owns 25% of the shares of Vertex International Capital Ltd, respectively. Zeng Huihong is the sole director of Vertex International Capital Ltd who exercise the voting and/or dispositive powers with respect to the securities owned by Vertex International Capital Ltd.

(9)

Dong Zhiyi, Song Yuanyuan and Li Zhechao are the ultimate shareholders of Topbest International Capital Ltd. Dong Zhiyi owns 46.88%, Song Yuanyuan owns 39.84%, and Li Zhechao owns 14.28% of the shares of Topbest International Capital Ltd, respectively. Dong Zhiyi is the sole director of Topbest International Capital Ltd who exercise the voting and/or dispositive powers with respect to the securities owned by Topbest International Capital Ltd.

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RELATED PARTY TRANSACTIONS

The following is a summary of transactions since October 1, 2021 and up to the date of this prospectus to which we have been a party and in which any members of our board of directors, any Executive Officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Nature of Relationships with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name	Relationship with the Company	Nature of transactions
Xiamen Xiqi Network Technology Co., Ltd (“Xiqi”)	The shareholder owns 34% of the Company and also owns 35.4% of Xiqi	Providing working capital and payment of expenses for the Company

Due to a related party

As of March 31, 2025 and September 30, 2024, the Company owed Xiqi $1,236 and $0.2 million, respectively. The balance of due to a related party is interest-free, unsecured, and due upon demand.

For the six months ended March 31, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Repayment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$4,730,227	$1,834,425

For the six months ended March 31, 2025, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Repayment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$1,191,185	$967,649

The relationship and the nature of related party transactions are summarized as follow:

Name	Relationship with the Company	Nature of transactions
Xiamen Xiqi Network Technology Co., Ltd (“Xiqi”)	The shareholder owns 34% of the Company and also owns 35.4% of Xiqi	Providing working capital and payment of expenses for the Company

Due to a related party

	As of	As of	As of
	September 30,	September 30,	September 30,
	2024	2023	2022
Xiqi	$243,788	$2,712,450	$2,144,261
Total	$243,788	$2,712,450	$2,144,261

As of September 30, 2024 and 2023, the Company owed Xiqi $0.2 million and $2.7 million, respectively. The balance of due to a related party is interest-free, unsecured, and due upon demand.

For the year ended September 30, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Payment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$3,992,925	$1,478,653

For the year ended September 30, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Payment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$4,970,289	$5,605,046

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our second amended and restated memorandum and articles of association (as maybe amended from time to time), the Companies Act, and the common law of the Cayman Islands.

Our authorized share capital is US$50,000.00 divided into 450,000,000 Class A Ordinary Shares of a par value of US$0.0001 per Share and 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 per Share.

As of the date of this prospectus, we had an aggregate of 16,000,000 Shares issued and outstanding, consisting of 10,550,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares. Upon the completion of this Offering, we will have 12,050,400 Class A Ordinary Shares, 5,449,600 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option. All of our Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Second Amended and Restated Memorandum and Articles of Association

The following are a summary of the material provisions in our second amended and restated memorandum and articles of association:

Objects of Our Company. Under our second amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our shares are entitled to such dividends as may be declared by our board of directors out of any funds of the Company lawfully available for distribution. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. Voting at any meeting of shareholders is by a poll. On a poll, holders of our shares shall be entitled to one vote per share save that each holder of Class B Ordinary Shares shall be entitled to exercise twenty (20) votes for each Class B Ordinary Share he or she holds on any and all matters. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy. A poll shall be taken in such manner as the chairman directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the shareholders as, being entitled to do so, vote in person or by proxy at a meeting, while a special resolution requires the affirmative vote of at least two-thirds of such members, as being entitled to do so, vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association. Holders of the shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may (but are not obliged to, unless required by the Nasdaq rules) in each year hold a general meeting as our annual general meeting which, if held, shall be convened by the board of directors, in accordance with the second amended and restated memorandum and articles of association. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Shareholders’ general meetings may be convened by a majority of our board of directors,. Advance notice of at least five clear days is required for the convening of our general meetings (including an annual general meeting (if any)). The notice shall specify (i) the place, the day and the hour of the meeting; (ii) whether the meeting will be held virtually, at a physical place or both; (iii) if the meeting is to be held in any part at a physical place, the address of such place; (iv) if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting; (v) subject to item (vi) and the requirements of (to the extent applicable) the Nasdaq rules, the general nature of the business to be transacted; and (vi) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

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A quorum required for any general meeting of shareholders consists of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the second amended and restated memorandum and articles of association, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. However, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Articles.

Voting at any shareholders’ general meeting is by poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in the second amended and restated memorandum and articles of association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Capital Market (if such shares are listed on the Nasdaq Capital Market) or in any other form approved by our board of directors, executed by or on behalf of:

●	where the Class A Ordinary Shares are fully paid, that shareholder; and

●	where the Class A Ordinary Shares are partly paid, that shareholder and the transferee.

The transferor shall be deemed to remain the holder of the Class A Ordinary Shares until the name of the transferee is entered into our register of members.

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Where the Class A Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any such Class A Ordinary Shares that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the shares transferred are fully paid and free of any lien in favor of us;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine after compliance with any notice required of The Nasdaq Capital Market; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year.

Liquidation. If our company is wound up, the shareholders may, subject to the second amended and restated memorandum and articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment and such shareholders shall (subject to receiving at least 14 clear days prior notice specifying when and where payment is to be made), pay to us the amount called on their shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

The shares that have been called upon and remain unpaid are subject to forfeiture.

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

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A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Redemption, Repurchase, and Surrender of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our board of directors (i) issue shares that are to be redeemed or liable to be redeemed, at the option of our Company or the shareholder holding those redeemable shares, on the terms and in the manner the board of directors determine before the issue of those shares; (ii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of our Company on the terms and in the manner which the board of directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the board of directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares of our company other than shares held as treasury shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Alteration of Share Capital. Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase its share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares;

●	convert all or any of our fully paid-up shares into stock, and reconvert that stock into fully paid-up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed by the memorandum of association, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Issuance of Additional Shares. Subject to the provisions of the Companies Act and our second amended and restated memorandum and articles of association regarding redemption and purchase of the shares, our second amended and restated memorandum and articles of association authorizes our board of directors to allot (with or without confirming rights of renunciation) grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

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Inspection of Books and Records. Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our second amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association (as may be amended from time to time) for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

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●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between two or more constituent Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties — a duty to act bona fide in the best interests of the company, a duty to avoid fettering his or her discretion in the future, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard in regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our second amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated articles of association allow our shareholders holding in aggregate not less than 10% of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our second amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director; or (ii) becomes bankrupt or makes any arrangement or composition with his creditors; or (iii) resigns his office by notice to our company; or (iv) only held office as a director for a fixed term and such term expires; or (v) in the opinion of a registered medical practitioner by whom he is being treated, becomes physically or mentally incapable of acting as a director or (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or (vii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (viii) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, or wound up voluntarily by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our second amended and restated articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, we will have 12,050,400 Class A Ordinary Shares and 5,449,600 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option.

Prior to this Offering, there was no public market for our Shares, and while our Class A Ordinary Shares have been approved for listing on Nasdaq, we cannot assure you that a regular trading market for our Shares will develop or be sustained after this offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed, for a period of six (6) months after the closing of this offering, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities, or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any of our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities.

Furthermore, each of our directors, executive officers, and owners of 5% or more of our ordinary shares has also entered into a similar lock-up agreement for a period of 6 months from the closing of this offering, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares. These parties collectively own all of our outstanding ordinary shares, without giving effect to this offering.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

●	1% of the then outstanding Shares of the same class, which will equal approximately 17,500,000 Ordinary Shares immediately after this Offering; or

●	the average weekly trading volume of our Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

In the opinion of our Cayman counsel, Ogier, payments of dividends and capital in respect of our Class A ordinary shares are not subject to taxation in the Cayman Islands and no withholding tax is required on the payment of a dividend or capital to any holder of the Class A ordinary shares nor will gains derived from the disposal of the Class A ordinary shares be subject to Cayman Islands income or corporation tax.

In the opinion of our Cayman counsel, Ogier, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no foreign exchange controls or foreign exchange regulations or currency restrictions in the Cayman Islands.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling the Class A Ordinary Shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

●	Revenue gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively. Profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

●	Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of Class A Ordinary Shares are effected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

People’s Republic of China Taxation

According to the Enterprise Income Tax Law of the PRC (the “Income Tax Law”) and the Implementation Regulations of Enterprise Income Tax Law of the PRC, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%.

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According to the Income Tax Law, income such as dividends, rental, interest and royalty from the PRC derived by a non-resident enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors.

According to the arrangement between mainland China and Hong Kong, the withholding tax rate for dividends paid by a PRC resident enterprise to a Hong Kong resident enterprise is 5%, if the Hong Kong enterprise owns at least 25% of the PRC enterprise. According to the Notice of the State Administration of Taxation on Issues Relating to the Administration of the Dividend Provision in Tax Treaties, the corporate recipients of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the twelve (12) consecutive months preceding the receipt of the dividends.

Material United States Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal income tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

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Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate applicable to qualified dividend income (rather than the marginal tax rates generally applicable to ordinary income), provided that certain holding period requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year, we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate will not apply. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. Because there is no income tax treaty between the U.S. and the Cayman Islands, clause (i) above cannot be satisfied. Under U.S. Internal Revenue Service authority, our Class A Ordinary Shares would be considered for purpose of clause (ii) above to be readily tradable on an established securities market in the U.S. if they are listed on certain exchanges, which presently include the Nasdaq Capital Market. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash, even if held as working capital or raised in a public offering, marketable securities, and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least a 25% interest (by value) of the stock.

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No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually at the end of the taxable year that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, even if we determine that we are not a PFIC for a taxable year it is possible that the Internal Revenue Service may successfully challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year and also expresses no opinion with regard to our expectations regarding our PFIC status.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect (i.e., additional taxes and interest charges), regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain recognized on the sale, exchange or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as applicable, for each such taxable year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year (but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election), and thereafter deduct as a capital loss. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

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Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. Prospective investors should assume that a qualified electing fund election will not be available.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

The U.S. federal income tax rules relating to PFICs are very complex. You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual U.S. holders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

109

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with US Tiger Securities, Inc., as representative of the several underwriters named therein “Representative.” The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The underwriters have agreed to purchase, and we have agreed to sell to the underwriters, severally, the number of shares indicated below:

Name	Number of Class A Ordinary Shares
US Tiger Securities, Inc.	1,500,000

Total	1,500,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there was no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares were determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the Representative a 45-day option after the closing of this offering to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering), at the offering price per Class A Ordinary Share less underwriting discounts. The Representative may exercise this option solely to cover sales of Class A Ordinary Shares by the Representative in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the Representative will offer the additional Class A Ordinary Shares at $4.00 per Class A Ordinary Share, the offering price of each Class A Ordinary Share.

110

Discounts and Expenses

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Total
	Per Share	Without Over-allotment	Full Exercise of Over-allotment
	US$	US$	US$
Public offering price	$4.00	$6,000,000	$6,900,000
Underwriting discounts and commission(1) to be paid by us:	$0.28	$420,000	$483,000
Proceeds, before expenses, to us	$3.72	$5,580,000	$6,417,000

(1)	The underwriting discount and commission is 7% of the total gross proceeds of the offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts will be approximately $1.2 million. We have agreed to reimburse the Representative up to a maximum of $250,000 for out-of-pocket accountable expenses, including but not limited to reasonable fees and expenses of its legal counsel, due diligence and background check expenses, and reasonable cost for roadshows. As of the date of this prospectus, we have paid $120,000 to the Representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay expenses relating to the offering, including: (a) the costs of preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Representative may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) the fees of counsel(s) and accountants for us, including fees associated with any blue sky filings where applicable; (e) fees associated with our transfer agent; and (f) fees, if necessary, associated with translation services.

We have also agreed to pay the Representative a non-accountable expense allowance, equal to one percent (1%) of the gross proceeds received by us from the sale of our Class A Ordinary Shares, including shares sold pursuant to the exercise of the over-allotment option.

Indemnification

As a condition to the underwriters’ participation in this offering, we have agreed to indemnify the underwriters in accordance with the indemnification provisions set forth in the underwriting agreement. The underwriting agreement provides for indemnification between the underwriters and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $300,000 from this offering that may be utilized by the underwriters to fund potential indemnification claims of the underwriters arising during a 6-month period following the closing of this offering. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. We will pay the reasonable fees and expenses of the escrow agent.

111

Lock-Up Agreements

We, including any successor entities, have agreed, for a period of six (6) months after the closing of this offering, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities, or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any of our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities.

Our officers, directors and holders of 5% or more of our ordinary shares as of the date of this prospectus have agreed, for a period of six (6) months after the closing of this offering, not to offer, pledge, sell, contract to sell, sell any options or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities, subject to customary exceptions.

Electronic Offer, Sale and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, Class A Ordinary Shares may be sold by the underwriters to securities dealers who resell Class A Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the prospectus of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in its capacity as underwriter and should not be relied upon by investors.

Nasdaq Listing

Prior to this offering, there was no public market for our Class A Ordinary Shares. Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “DKI” on or promptly after the date of this prospectus.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

112

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,056.39
Nasdaq Capital Market Listing Fee	$50,000
FINRA Filing Fee	$1,535
Legal Fees and Other Expenses	$580,000
Accounting Fees and Expenses	$340,000
Printing and Engraving Expenses	$8,000
Miscellaneous Expenses	$20,000
Total	$1,000,591.39

LEGAL MATTERS

The legal matters as to PRC law in connection with this offering and listing will be passed upon for us by AllBright Law Offices (Fuzhou), our PRC counsel. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. The legal matters concerning this offering relating to Hong Kong law will be passed upon for us by Bird & Bird. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP. Loeb & Loeb LLP may rely upon AllBright Law Offices (Fuzhou) with respect to matters governed by PRC law. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Robinson & Cole LLP. Certain legal matters as to Hong Kong law in connection with this Offering will be passed upon for the underwriters by Stevenson, Wong & Co.

113

EXPERTS

The consolidated financial statements of September 30, 2024 and 2023, included in this prospectus have been so included in reliance on the report of Enrome LLP, Independent Registered Public Accounting Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street #19-03/04GB Building Singapore 069542.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Ogier that, notwithstanding the above, a judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

114

Hong Kong

We have been advised by Bird & Bird, our counsel as to Hong Kong law, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

PRC

We have been advised by AllBright Law Offices (Fuzhou) that, according to Civil Procedural Law of the People’s Republic of China, where a judgment or ruling made by a foreign court which has come into legal effect requires ratification and enforcement by a People’s Court of the People’s Republic of China, the parties concerned may submit an application directly to an intermediate People’s Court of the People’s Republic of China which has jurisdiction for ratification and enforcement, or the foreign court may, pursuant to the provisions of the international treaty concluded or participated by the country and the People’s Republic of China or in accordance with the principle of reciprocity, request for ratification and enforcement by the People’s Court. For a judgment or ruling made by a foreign court which has come into legal effect for which ratification and enforcement is applied or requested, where a People’s Court concludes, upon examination pursuant to the international treaty concluded or participated by the People’s Republic of China or in accordance with the principle of reciprocity, that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is not violated, the People’s Court shall rule on ratification of the validity; where there is a need for enforcement, an enforcement order shall be issued and enforced pursuant to the relevant provisions of this Law. Where the People’s Court deemed that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is violated, the judgment or ruling made by the foreign court shall not be ratified and enforced.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Shares represented by the Shares to be sold in this Offering.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

115

DARKIRIS INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025 AND SEPTEMBER 30, 2024 AND

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

F-1

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DARKIRIS INC.

F-2

DarkIris Inc.

Condensed Consolidated Balance Sheets

	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$58,490	$313,735
Accounts receivable	1,976,508	1,349,808
Prepayment for game development	790,000	44,000
Deferred initial public offering costs	566,490	28,542
Prepaid expenses and other current assets	145,091	477,740
Total current assets	3,536,579	2,213,825

Intangible assets, net	42,533	-
Property and equipment, net	14,846	16,651
Total non-current assets	57,379	16,651

Total assets	$3,593,958	$2,230,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	58,401	206,661
Contract liabilities	829,698	705,801
Due to a related party	1,236	243,788
Taxes payable	214,559	98,158
Accrued expenses	62,426	41,074
Total current liabilities and total liabilities	1,166,320	1,295,482

Commitments and contingencies

Shareholders’ equity:
Class A ordinary shares ($0.0001 par value, 450,000,000 shares authorized, 10,550,400 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively)	1,055	1,055
Class B ordinary shares ($0.0001 par value, 50,000,000 shares authorized, 5,449,600 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively)	545	545
Additional paid-in capital	5,271,748	4,701,748
Accumulated deficits	(2,798,985)	(3,706,377)
Accumulated other comprehensive loss	(46,725)	(61,977)
Total shareholders’ equity	2,427,638	934,994

Total liabilities and shareholders’ equity	$3,593,958	$2,230,476

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

DarkIris Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income

	For the Six Months Ended March 31,
	2025	2024

Revenues	$5,204,659	$2,920,791
Cost of revenues	(3,752,527)	(1,354,417)
Gross profit	1,452,132	1,566,374
Operating expenses:
Selling expenses	-	(339,750)
General and administrative expenses	(448,805)	(432,750)
Total operating expenses	(448,805)	(772,500)

Income from operations	1,003,327	793,874

Other income:
Government subsidy income	839	497
Interest income	465	646
Other income (expenses)	18,014	(616)
Total other income, net	19,318	527

Income before income taxes	1,022,645	794,401
Income tax expenses	(115,253)	(99,946)
Net income	907,392	694,455
Other comprehensive income (loss) :
Foreign currency translation gain (loss)	15,252	(39,584)
Comprehensive income	$922,644	$654,871

Earnings per share
Basic and diluted	$0.06	$0.04
Weighted average shares outstanding
Basic and diluted	16,000,000	16,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

DarkIris Inc.

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the Six Months Ended March 31, 2025 and 2024

	Class A		Class B		Additional		Accumulated other	Total shareholders’
	ordinary shares		ordinary shares		paid-in	(Accumulated	comprehensive	equity
	Shares	Amount	Shares	Amount	capital	deficits)	loss	(deficit)
Balance as of September 30, 2023	10,550,400	$1,055	5,449,600	$545	$1,959,823	($4,803,182)	($11,309)	($2,853,068)
Capital contribution	-	-	-	-	2,161,883	-	-	2,161,883
Net income for the period	-	-	-	-	-	694,455	-	694,455
Foreign currency translation loss	-	-	-	-	-	-	(39,584)	(39,584)
Balance as of March 31, 2024	10,550,400	$1,055	5,449,600	$545	$4,121,706	($4,108,727)	($50,893)	($36,314)

Balance as of September 30, 2024	10,550,400	$1,055	5,449,600	$545	$4,701,748	($3,706,377)	($61,977)	$934,994
Capital contribution	-	-	-	-	570,000	-	-	570,000
Net income for the period	-	-	-	-	-	907,392	-	907,392
Foreign currency translation gain	-	-	-	-	-	-	15,252	15,252
Balance as of March 31, 2025	10,550,400	$1,055	5,449,600	$545	$5,271,748	($2,798,985)	($46,725)	$2,427,638

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

DarkIris Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$907,392	$694,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4,985	3,780
Loss on disposal of property and equipment	502	-
Amortization of intangible assets	1,467	-
Changes in operating assets and liabilities:
Accounts receivable	(628,001)	(142,301)
Prepaid expenses and other current assets	327,759	(30,236)
Accounts payable	(147,653)	228,671
Contract liabilities	125,259	(99,553)
Taxes payable	116,406	99,930
Accrued expenses	22,722	(25,054)
Net cash provided by operating activities	730,838	729,690

Cash flows from investing activities:
Purchase of property and equipment	(5,113)	(7,389)
Proceeds from disposal of property and equipment	874	-
Prepayment for game development	(790,000)	-
Net cash used in investing activities	(794,239)	(7,389)

Cash flows from financing activities:
Proceeds from capital contribution	570,000	2,161,883
Advances from shareholders	967,649	1,834,425
Repayments to shareholders	(1,191,185)	(4,730,227)
Deferred initial public offering costs	(537,948)	(28,542)
Net cash used in financing activities	(191,484)	(762,461)

Effect of exchange rate changes on cash	(360)	(10,536)

Net decrease in cash	(255,245)	(50,696)
Cash, beginning of period	313,735	80,864
Cash, end of period	$58,490	$30,168

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

DARKIRIS INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars, except for the number of shares)

Note 1 – Organization and principal activities

DarkIris Inc. (“DarkIris”) is a holding company incorporated under the laws of the Cayman Islands on May 31, 2024. The principal activities of DarkIris and its subsidiaries (collectively the “Company”) are software development, internet sales, wholesale and retail of cultural products.

Reorganization

In connection with its initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved: (1) the incorporation of DarkIris, a Cayman Islands holding company; (2) reorganized Quantum Arts Co., Limited (“Quantum”), incorporated in Hong Kong China on March 19, 2021, and Guangzhou Turing Interactive Entertainment Technology Co., Ltd (“Turing”), incorporated in the People’s Republic of China (the “PRC” or “China”) on July 11, 2017, as wholly owned subsidiaries of DarkIris.

Prior to the reorganization, equity interest in Quantum and Turing were owned by Xiamen Xiqi Network Co., Ltd (“Xiqi”) and Xiqi was collectively owned by 11 shareholders. On January 16, 2025, Quantum was reorganized as a wholly owned subsidiary of DarkIris. On February 24, 2025, Turin was reorganized as a wholly owned subsidiary of Quantum.

On November 4, 2024, DarkIris acquired 100% equity interest in Hongkong Stellar Wisdom Co,, Limited (“Stellar”) at nil consideration, in preparation for future business Stellar is a dormant company and has not commenced operations since registration, and its net assets were zero.

Upon completion of the reorganizations and acquisition mentioned above, the Company has subsidiaries in countries and jurisdictions including the Cayman Islands, PRC, and Hong Kong. Details of the Company and its subsidiaries are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
DarkIris	May 31, 2024	Cayman Islands	Parent	Holding company
Quantum	March 19, 2021	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products
Stellar	May 11, 2018	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products
Turing	July 11, 2017	Guangdong, China	100%	Software and technical information services

F-7

Note 2 — Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal years ended September 30, 2024 and 2023. Operating results for the six months ended March 31, 2025 are not necessarily indicative of the results that may be expected for the year ending September 30, 2025.

The unaudited condensed consolidated financial statements of the Company reflect the principal activities of the Company’s main operation subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

Use of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the unaudited condensed consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, the useful lives of intangible assets, and property and equipment, and the valuation of deferred tax assets. Actual results could differ from those estimates.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiary in China uses Renminbi (“RMB”) as the functional currency.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity (deficit). Translation gains and losses are recognized in the consolidated statements of operations and comprehensive income (loss) as other comprehensive income or loss.

For the Company, except for the shareholders’ equity, the balance sheet accounts as of March 31, 2025 and September 30, 2024 were translated at RMB7.2628 and RMB7.0176 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the six months ended March 31, 2025, and 2024 were RMB7.2306, and RMB7.2064 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

F-8

Cash

The Company maintains cash with various financial institutions primarily in China. Cash maintained in banks within the PRC of less than RMB0.5 million (equivalent to $71,249) per bank are covered by “deposit insurance regulation” enforced by the State Council of the People’s Republic of China. Cash maintained in banks in Hong Kong China of less than HKD0.5 million (equivalent to $64,356) per bank are covered by “deposit insurance scheme” enforced by the Hong Kong Deposit Protection Board, established under the Deposit Protection Scheme Ordinance. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration, which are stated at the historical carrying amount net of allowance for credit losses.

The Company maintains an allowance for credit losses which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for credit losses taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. The Company establishes an allowance for credit losses when there is objective evidence that the Company may not be able to collect amounts due. The allowance is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). As of March 31, 2025 and September 30, 2024, allowance for credit losses was nil and nil, respectively.

Intangible asset, net

The Company’s intangible assets with definite useful lives primarily are purchased games. The Company typically amortizes intangible assets with definite useful lives on a straight-line basis over estimated useful lives of five years.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures on maintenance and repairs are charged to expenses as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and September 30, 2024, impairment of long-lived assets was nil.

F-9

Operating leases

The Company accounts for operating leases following ASC 842, Leases (“Topic 842”). The Company, through its subsidiary, leases its offices, which are classified as operating leases in accordance with Topic 842. Operating leases are required to record in the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption for the lease terms that are 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term and had no finance leases for any of the periods stated herein.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of March 31, 2025 and September 30, 2024.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash, accounts receivable, prepayment for game development, deferred initial public offering costs, prepaid expenses and other current assets, due from a related party, accounts payable, contract liabilities, taxes payable, due to a related party, accrued expenses, approximate their fair market value based on the short-term nature of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2025 and September 30, 2024.

Accounts payable

Accounts payable represent liabilities for goods and services provided to the Company prior to the end of the financial year which are unpaid. The amounts are unsecured and are paid on normal commercial terms.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

F-10

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the consolidated financial statements for the six months ended March 31, 2025, and 2024 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which the Company expects in exchange for the good or service transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The Company principal business is the development, publishing and operating mobile digital games via various third-party digital storefronts. Revenue is primarily derived from sales of mobile in-app purchases, virtual goods and downloadable content that can be purchased by the end users, as desired. When control of the promised products and services is transferred to the customers, the Company recognizes revenue in the amount that reflects the consideration it expects to receive in exchange for these products and services. Revenue from delivery of products is recognized at a point in time when the end consumers download the virtual goods and content.

Principal vs Agent Consideration

The Company offers certain software products via third-party digital storefronts, such as the Apple App Store and the Google Play Store. For sales of software products via third-party digital storefronts and retail distributor, the Company determines whether or not the Company is acting as the principal in the sale to the end user, which the Company considers in determining if revenue should be reported based on the gross transaction price to the end user or based on the transaction price net of fees retained by the third-party digital storefront. An entity is the principal if it controls a good or service before it is transferred to the customer. Key indicators that the Company uses in evaluating these sales transactions include, but are not limited to, the following:

●	The underlying contract terms and conditions between the various parties to the transaction;
●	Which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
●	Which party has discretion in establishing the price for the specified good or service.

Based on evaluation of the above indicators, for sales arrangements via the Apple App Store, the Google Play Store, and other third party digital platforms, the Company has discretion in establishing the price for the specified good or service and the Company determined that the Company is the principal to the end user and thus report revenue on a gross basis and mobile platform fees charged by these digital storefronts are expensed as incurred and reported within cost of revenues.

For the six months ended March 31, 2025 and 2024, there was no revenue recognized on a net basis where the Company is acting as an agent.

F-11

Contract balances and remaining performance obligations

Contract balances typically arise when a difference in timing between the transfer of control to the customer and receipt of consideration occurs.

The Company’s contract liabilities include unused in-game credit of $790,730 and $665,471, and game revenue sharing of $38,968 and $40,330 from distribution as of March 31, 2025 and September 30, 2024, respectively, consist primarily of the unsatisfied performance obligations as of the balance sheet dates. For the six months ended March 31, 2025 and 2024, $705,801 and $328,914 were recognized in revenue, respectively.

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making Company, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Cost of revenue

Cost of revenue consists primarily of platform handling fees, revenue sharing with game developers, and cloud server costs.

Selling expenses

Selling expenses mainly include advertising expenses for promoting mobile digital games.

Government grants

Government subsidy income represent cash subsidies received from PRC government. Cash subsidies which have no defined rules and regulations to govern the criteria necessary for companies to enjoy the benefits are recognized when received. Such subsidies are generally provided as incentives from the local government to encourage the expansion of local business. There is no guarantee that the Company will continue to receive such government subsidy income in the future. For the six months ended March 31, 2025, and 2024, the Company had the following government subsidy income: personal income tax subsidy of $445 and $498; and employment subsidy of $394 and nil, respectively.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2025 and September 30, 2024, the Company capitalized $566,490 and $28,542 of deferred offering costs, respectively.

F-12

Value-added taxes

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on March 31, 2025 and September 31, 2024, respectively.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of March 31, 2025, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of March 31, 2025 and September 30, 2024.

F-13

Comprehensive income (loss)

Comprehensive income (loss)is defined as the increase in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income (loss).

Earnings per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2025 and September 30, 2024, there was no dilution impact.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, including the redeemable shares, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of March 31, 2025 and September 30, 2024, there were no dilutive shares.

Risks and uncertainties

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In November 2024, the FASB issued ASU 2024-03, Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. This ASU may be applied either on a prospective or retrospective basis. We are currently evaluating the impact of this standard on our disclosures.

F-14

In November 2024, the FASB issued ASU 2024-04, Debt – Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. This ASU is effective for fiscal years beginning after December 15, 2025 and interim reporting periods within those annual reporting periods, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations, cash flows, and disclosures.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

Note 3. Accounts receivable, net

Accounts receivable consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Accounts receivable	$1,976,508	$1,349,808
Less: allowance for credit losses	-	-
Accounts receivable, net	$1,976,508	$1,349,808

Note 4. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Security deposits	$8,113	$300,000
Prepaid income sharing	90,926	109,317
Prepaid expenses	27,090	52,075
VAT receivables	18,962	16,348
Total	145,091	477,740
Less: allowance for doubtful accounts	-	-
Prepaid expenses and other current assets, net	$145,091	$477,740

As of March 31, 2025 and September 30, 2024, allowance for doubtful accounts was nil and nil, respectively.

F-15

Note 5. Intangible assets, net

Intangible assets, net consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Purchased games	$44,000	-
Less: accumulated amortization	(1,467)	-
Intangible assets, net	$42,533	-

Amortization expense for the six months ended March 31, 2025 and 2024 amounted to $1,467 and nil, respectively.

Estimated future amortization expense is as follows:

Amortization
Twelve months ending September 30,	expense
Fiscal 2025	4,400
Fiscal 2026	8,800
Fiscal 2027	8,800
Fiscal 2028	8,800
Fiscal 2029	8,800
Thereafter	2,933
Total	$42,533

Note 6. Property and equipment, net

Property and equipment, net consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Office equipment	$32,605	$56,835
Less: accumulated depreciation	(17,759)	(40,184)
Total	$14,846	$16,651

Depreciation expense for the six months ended March 31, 2025 and 2024 amounted to $4,985 and $3,780, respectively.

Note 7. Accrued expenses

Accrued expenses consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Salaries payable	$61,230	$36,360
Accrued expenses	1,196	4,714
Total	$62,426	$41,074

F-16

Note 8. Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands

DarkIris is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, DarkIris is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2 million and 16.5% on any part of assessable profits over HK$2 million on corporations.

PRC

Generally, entities that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

The income tax expenses consisted of the following components:

	For the Six Months Ended March 31,
	2025	2024
Current income tax expenses	$115,253	$99,946
Deferred income tax expenses	-	-
Total income tax expenses	$115,253	$99,946

A reconciliation of the Company’s Hong Kong (“HK”) statutory tax rate to the effective income tax rate during the periods is as follows:

	For the Six Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Income tax expense with HK statutory tax rate	16.5%	16.5%
Tax effect of preferential tax treatments	(2.7%)	(2.7%)
Change of valuation allowance	(1.2%)	(1.2%)
Effective income tax rate	12.6%	12.6%

F-17

Deferred tax liabilities and assets attributable to different tax jurisdictions are not offset. Components of deferred tax assets and liabilities were as follows:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Deferred tax assets:
Net operating loss carryforwards	$777,926	$964,969
Valuation allowance on net operating loss	(777,926)	(964,969)
Total	-	-

The Company’s PRC subsidiary had cumulative net operating loss of approximately $3.1 million and $3.9 million as of March 31, 2025 and September 30, 2024, respectively, which may be available for reducing future taxable income.

As of each reporting date, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. On the basis of this evaluation, valuation allowance of $0.8 and $1.0 million was recorded against the gross deferred tax asset balance as of March 31, 2025 and September 30, 2024, respectively. The amount of the deferred tax asset is considered unrealizable because it is more likely than not that the Company will not generate sufficient future taxable income to utilize this portion of the net operating loss.

Movement of valuation allowance was as follows:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)
Beginning balance	$964,969	$826,563
Change of valuation allowance	(155,152)	102,878
Effect of foreign currency translation adjustments	(31,891)	35,528
Ending balance	$777,926	$964,969

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s PRC entities. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2025 and September 30, 2024, the Company did not have any significant unrecognized uncertain tax positions.

F-18

Note 9. Equity

Ordinary Shares

On May 31, 2024, the authorized share capital of the Company is $50,000 divided into 50,000 ordinary shares of par value $1 each.

On May 31, 2024, the Company issued 50,000 ordinary shares to shareholders at par value of $1 each.

On February 27, 2025, the Company re-designated and re-classified its authorized share capital from $50,000 divided into 50,000 ordinary shares of par value $1 each to $50,000 divided into 450,000,000 Class A Ordinary Shares of par value of $0.0001 each and 50,000,000 Class B Ordinary Shares of par value of $0.0001 each. The currently issued 50,000 ordinary shares of par value of $0.0001 each in the Company be and are re-designated and re-classified into 32,970 Class A ordinary shares of par value $0.0001 each with 1 vote per share or 17,030 Class B ordinary shares of par value $0.0001 each with 20 votes per share.

On June 10, 2025, the Company allotted and issued an aggregate of 10,517,430 Class A ordinary shares and 5,432,570 Class B ordinary shares of the Company, par value of $0.0001 each respectively, and to all existing shareholders on a pro-rata basis (Issuance). Immediately after the completion of the Issuance, Class A and Class B ordinary shares were 10,550,400 and 5,449,600, respectively. The aforementioned Issuance were considered nominal issuance, and were recapitalizations in substance. In applying the requirements of FASB ASC Topic 260, nominal issuances of ordinary shares should be reflected in a manner similar to a share split or share dividend for which retroactive treatment is required by FASB ASC paragraph 260-10-55-12.

Statutory reserve

The Company’s PRC subsidiary is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of March 31, 2025 and September 30, 2024, the balance of the required statutory reserves was nil and nil, respectively.

Note 10. Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of March 31, 2025 and September 30, 2024, amounts restricted are the paid-in-capital and statutory reserve of the PRC entity, which amounted to $4.7 million and $4.7 million, respectively.

F-19

Note 11. Concentration of major customers and suppliers

No single customer represented 10% or more of revenue for the six months ended March 31, 2025 and 2024.

As of March 31, 2025, two receivables accounted for 77%, and 20% of the Company’s accounts receivable balance, respectively. As of September 30, 2024, two receivables accounted for 61%, and 29% of the Company’s accounts receivable balance, respectively.

For the six months ended March 31, 2025, three major suppliers accounted for approximately 56%, 25%, and 17% of the cost of revenues, respectively. For the six months ended March 31, 2024, three major suppliers accounted for approximately 34%, 25%, and 10% of the cost of revenues, respectively.

As of March 31, 2025, four suppliers accounted for 33%, 31%, 13%, and 10% accounts payable balance, respectively. As of September 30, 2024, three suppliers accounted for 44%, 15%, and 10% accounts payable balance, respectively.

Note 12. Related party transactions

The relationship and the nature of related party transactions are summarized as follow:

Name	Relationship with the Company	Nature of transactions
Xiamen Xiqi Network Technology Co., Ltd (“Xiqi”)	The shareholder owns 34% of the Company and also owns 35.4% of Xiqi	Providing working capital and payment of expenses for the Company

Due to a related party

As of March 31, 2025 and September 30, 2024, the Company owed Xiqi $1,236 and $0.2 million, respectively. The balance of due to a related party is interest-free, unsecured, and due upon demand.

For the six months ended March 31, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Repayment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$4,730,227	$1,834,425

For the six months ended March 31, 2025, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Repayment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$1,191,185	$967,649

F-20

Note 13. Commitments and Contingencies

Capital commitment

As of March 31, 2025 and September 30, 2024, the Company does not have any capital commitment.

Contingencies

To the Company’s knowledge, there are no claims, lawsuits, investigations and proceedings, including unasserted claims against the Company that reasonably could have a material effect on the Company’s financial position, results, or cash flow.

Note 14. Subsequent events

1.	On May 14, 2025, Quantum entered into a share transfer agreement with Xiamen Yusanjia Culture Communication Co., Ltd (“Xiamen Yusanjia”), an unaffiliated third party, to transfer all outstanding shares of Turing, at the price approximately at RMB2.0 million (US$268,000) based on its unaudited net assets as of April 30, 2025 (the “Disposition”). After the Disposition, Turing is no longer owned by Quantum, and we have no operating subsidiary in mainland China.

2.	On June 10, 2025, the Company allotted and issued an aggregate of 10,517,430 Class A ordinary shares and 5,432,570 Class B ordinary shares of the Company, par value of $0.0001 each respectively, and to all existing shareholders on a pro-rata basis (Issuance). Immediately after the completion of the Issuance, Class A and Class B ordinary shares were 10,550,400 and 5,449,600, respectively. The aforementioned Issuance were considered nominal issuance, and were recapitalizations in substance. In applying the requirements of FASB ASC Topic 260, nominal issuances of ordinary shares should be reflected in a manner similar to a share split or share dividend for which retroactive treatment is required by FASB ASC paragraph 260-10-55-12.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

DARKIRIS INC.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of DARKIRIS INC. and its subsidiary (collectively, “the Company”) as of September 30, 2024 and 2023 and the related combined statements of operations and comprehensive income (loss), combined statements of changes in shareholders’ equity (deficit) and combined statements of cash flows for each of the financial years ended September 30, 2024, and 2023 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the combined financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the financial years ended September 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and PCAOB.

We conducted our audits in accordance with the standards of PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore,

March 17, 2025, except for Note 8 and Note 14 as to which the date is June 10, 2025

F-22

DARKIRIS INC.

COMBINED BALANCE SHEETS

(Expressed in U.S. Dollars)

	September 30,	September 30,
	2024	2023
ASSETS
Current assets:
Cash in bank	$313,735	$80,864
Accounts receivable, net	1,349,808	433,470
Prepayment for game development	44,000	-
Deferred initial public offering costs	28,542	-
Prepaid expenses and other current assets	477,740	41,616
Total current assets	2,213,825	555,950

Property and equipment, net	16,651	12,261
Total non-current assets	16,651	12,261

Total assets	$2,230,476	$568,211

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	206,661	314,591
Contract liabilities	705,801	328,914
Due to a related party	243,788	2,712,450
Taxes payable	98,158	-
Accrued expenses	41,074	65,324
Total current liabilities and total liabilities	1,295,482	3,421,279

Commitments and contingencies

Shareholders’ equity (deficit):
Class A ordinary shares ($0.0001 par value, 450,000,000 shares authorized, 10,550,400 shares issued and outstanding as of September 30, 2024 and 2023, respectively)	1,055	1,055
Class B ordinary shares ($0.0001 par value, 50,000,000 shares authorized, 5,449,600 shares issued and outstanding as of September 30, 2024 and 2023, respectively)	545	545
Additional paid-in capital	4,701,748	1,959,823
Accumulated deficits	(3,706,377)	(4,803,182)
Accumulated other comprehensive loss	(61,977)	(11,309)
Total shareholders’ equity (deficit)	934,994	(2,853,068)

Total liabilities and shareholders’ equity (deficit)	$2,230,476	$568,211

The accompanying notes are an integral part of these combined financial statements.

F-23

DARKIRIS INC.

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. Dollars)

	For the financial years ended September 30,
	2024	2023

Revenues	$7,920,461	$3,951,074
Cost of revenues	(4,912,281)	(1,551,295)
Gross profit	3,008,180	2,399,779
Operating expenses:
Selling expenses	(1,036,243)	(2,734,324)
General and administrative expenses	(815,723)	(924,188)
Total operating expenses	(1,851,966)	(3,658,512)

Income (loss) from operations	1,156,214	(1,258,733)

Other income (expenses):
Government subsidy income	498	1,994
Interest income	1,174	549
Other income (expenses)	37,077	(1,634)
Total other income, net	38,749	909

Income (loss) before income taxes	1,194,963	(1,257,824)
Income tax expenses	(98,158)	-
Net income (loss)	1,096,805	(1,257,824)
Other comprehensive income (loss) :
Foreign currency translation (loss) gain	(50,668)	55,652
Comprehensive income (loss)	$1,046,137	$(1,202,172)

Earnings (loss) per share
Basic and diluted	$0.07	$(0.08)
Weighted average shares outstanding
Basic and diluted	16,000,000	16,000,000

The accompanying notes are an integral part of these combined financial statements.

F-24

DARKIRIS INC.

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Expressed in U.S. Dollars, except for the number of shares)

	Class A		Class B		Additional		Accumulated other	Total
	ordinary shares		ordinary shares		paid-in	(Accumulated	comprehensive	shareholders’
	Shares	Amount	Shares	Amount	capital	deficits)	income (loss)	equity
Balance as of September 30, 2022	10,550,400	$1,055	5,449,600	$545	$1,553,030	$(3,545,358)	$(66,961)	$(2,057,689)
Capital contribution	-	-	-	-	406,793	-	-	406,793
Net loss for the year	-	-	-	-	-	(1,257,824)	-	(1,257,824)
Foreign currency translation gain	-	-	-	-	-	-	55,652	55,652
Balance as of September 30, 2023	10,550,400	$1,055	5,449,600	$545	1,959,823	$(4,803,182)	$(11,309)	$(2,853,068)
Capital contribution	-	-	-	-	2,741,925	-	-	2,741,925
Net income for the year	-	-	-	-	-	1,096,805	-	1,096,805
Foreign currency translation loss	-	-	-	-	-	-	(50,668)	(50,668)
Balance as of September 30, 2024	10,550,400	$1,055	5,449,600	$545	$4,701,748	$(3,706,377)	$(61,977)	$934,994

The accompanying notes are an integral part of these combined financial statements.

F-25

DARKIRIS INC.

COMBINED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars, except for the number of shares)

	For the financial years ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$1,096,805	$(1,257,824)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	8,346	7,383
Changes in operating assets and liabilities:
Accounts receivable	(915,209)	(344,297)
Prepayment for game development	(44,000)	-
Prepaid expenses and other current assets	(431,812)	13,697
Accounts payable	(108,444)	161,316
Contract liabilities	375,842	80,603
Taxes payable	98,158	-
Accrued expenses and other current liabilities	(26,019)	7,438
Net cash provided by (used in) operating activities	53,667	(1,331,684)

Cash flows from investing activity:
Purchase of property and equipment	(12,148)	(2,766)
Net cash used in investing activity	(12,148)	(2,766)

Cash flows from financing activities:
Proceeds from capital contribution	2,741,925	406,793
Advances from shareholders	1,478,653	5,605,046
Repayments to shareholders	(3,992,925)	(4,970,289)
Deferred initial public offering costs	(28,542)	-
Net cash provided by financing activities	199,111	1,041,550

Effect of exchange rate changes on cash	(7,759)	(11,125)

Net increase (decrease) in cash	232,871	(304,025)
Cash in bank, beginning of the financial year	80,864	384,889
Cash in bank, end of the financial year	$313,735	$80,864

The accompanying notes are an integral part of these combined financial statements.

F-26

DARKIRIS INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars, except for the number of shares)

Note 1 – Organization and principal activities

DarkIris Inc. (“DarkIris”) is a holding company incorporated under the laws of the Cayman Islands on May 31, 2024. The principal activities of DarkIris and its subsidiaries (collectively the “Company”) are software development, internet sales, wholesale and retail of cultural products.

Reorganization

In connection with its initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved: (1) the incorporation of DarkIris, a Cayman Islands holding company; (2) reorganized Quantum Arts Co., Limited (“Quantum”), incorporated in Hong Kong, China on March 19, 2021, and Guangzhou Turing Interactive Entertainment Technology Co., Ltd (“Turing”), incorporated in the People’s Republic of China (the “PRC” or “China”) on July 11, 2017, as wholly owned subsidiaries of DarkIris.

Prior to the reorganization, equity interest in Quantum and Turing were owned by Xiamen Xiqi Network Co., Ltd (“Xiqi”) and Xiqi was collectively owned by 11 shareholders. On January 16, 2025, Quantum was reorganized as a wholly owned subsidiary of DarkIris. On February 24, 2025, Turin was reorganized as a wholly owned subsidiary of Quantum.

On November 4, 2024, DarkIris acquired 100% equity interest in Hongkong Stellar Wisdom Co,, Limited (“Stellar”) at nil consideration, in preparation for future business Stellar is a dormant company and has not commenced operations since registration, and its net assets were zero.

Upon completion of the reorganizations and acquisition mentioned above, the Company has subsidiaries in countries and jurisdictions including the Cayman Islands, PRC, and Hong Kong. Details of the Company and its subsidiaries are set out below:

	Date of	Place of	% of
Name of Entity	Incorporation	Incorporation	Ownership	Principal Activities
DarkIris	May 31, 2024	Cayman Islands	Parent	Holding company
Quantum	March 19, 2021	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products
Stellar	May 11, 2018	Hong Kong, China	100%	Software development, internet sales, wholesale and retail of cultural products
Turing	July 11, 2017	Guangdong, China	100%	Software and technical information services

F-27

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of consolidation

The combined financial statements of the Company reflect the principal activities of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated upon combining the financial statements.

For the purpose of preparing this set of combined financial statements, the combined balance sheet of the Company as at September 30, 2024 and September 30, 2023, the combined statements of operations and comprehensive income, combined statement of changes in shareholders’ equity (deficit) and combined statements of cash flows of the Company for the financial years ended September 30, 2024 and September 30, 2023 have been prepared on a combined basis and include the financial information of the Company as if the current group structure had been in existence throughout the financial years or from the date the entities are under common control, if later.

The preparation of combined financial statements in conformity with U.S. GAAP requires management to exercise judgement in the process of applying the Company’s accounting policies and requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the end of the reporting periods, and the reported amounts of revenue and expenses throughout the financial years. Although these estimates are based on management’s best knowledge of historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances, actual results may ultimately differ from those estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the financial year in which the estimate is revised if the revision affects only that financial year or in the financial year of the revision and future financial years if the revision affects both current and future financial years.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiary in China uses Renminbi (“RMB”) as the functional currency.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the combined balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in combined statements of changes in shareholders’ equity (deficit). Translation gains and losses are recognized in the combined statements of operations and comprehensive income (loss) as other comprehensive income or loss.

For the Company, except for the shareholders’ equity, the balance sheet accounts on September 30, 2024 and 2023 were translated at RMB7.0176 and RMB7.2960 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the years ended September 30, 2024, and 2023 were RMB7.2043, and RMB7.0533 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the combined balance sheets.

Cash in bank

The Company maintains cash with various financial institutions primarily in China. Cash maintained in banks within the PRC of less than RMB0.5 million (equivalent to $71,249) per bank are covered by “deposit insurance regulation” enforced by the State Council of the People’s Republic of China. Cash maintained in banks in Hong Kong, China of less than HKD0.5 million (equivalent to $64,356) per bank are covered by “deposit insurance scheme” enforced by the Hong Kong Deposit Protection Board, established under the Deposit Protection Scheme Ordinance. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration, which are stated at the historical carrying amount net of allowance for credit losses.

The Company maintains an allowance for credit losses which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for credit losses taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. The Company establishes an allowance for credit losses when there is objective evidence that the Company may not be able to collect amounts due. The allowance is recorded against accounts receivables balances, with a corresponding charge recorded in the combined statements of operations and comprehensive income (loss). As of September 30, 2024 and 2023, allowance for credit losses was nil and nil, respectively.

F-28

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the combined statements of operations and comprehensive income (loss). Expenditures on maintenance and repairs are charged to expenses as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2024 and 2023, impairment of long-lived assets was nil.

Operating leases

The Company accounts for operating leases following ASC 842, Leases (“Topic 842”). The Company, through its subsidiary, leases its offices, which are classified as operating leases in accordance with Topic 842. Operating leases are required to record in the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption for the lease terms that are 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term and had no finance leases for any of the periods stated herein.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of September 30, 2024 and 2023.

F-29

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash, accounts receivable, prepayment for game development, deferred initial public offering costs, prepaid expenses and other current assets, accounts payable, contract liabilities, taxes payable, due to a related party, accrued expenses, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of September 30, 2024 and 2023.

Accounts payable

Accounts payable represent liabilities for goods and services provided to the Company prior to the end of the financial year which are unpaid. The amounts are unsecured and are paid on normal commercial terms.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

F-30

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the combined financial statements for the years ended September 30, 2024, and 2023 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which we expect in exchange for the good or service transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The Company principal business is the development, publishing and operating mobile digital games via various third-party digital storefronts. Revenue is primarily derived from sales of mobile in-app purchases, virtual goods and downloadable content that can be purchased by the end users, as desired. When control of the promised products and services is transferred to the customers, the Company recognizes revenue in the amount that reflects the consideration it expects to receive in exchange for these products and services. Revenue from delivery of products is recognized at a point in time when the end consumers download the virtual goods and content.

Principal vs Agent Consideration

The Company offers certain software products via third-party digital storefronts, such as the Apple App Store and the Google Play Store. For sales of our software products via third-party digital storefronts and retail distributor, we determine whether or not we are acting as the principal in the sale to the end user, which we consider in determining if revenue should be reported based on the gross transaction price to the end user or based on the transaction price net of fees retained by the third-party digital storefront. An entity is the principal if it controls a good or service before it is transferred to the customer. Key indicators that we use in evaluating these sales transactions include, but are not limited to, the following:

●	The underlying contract terms and conditions between the various parties to the transaction;
●	Which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
●	Which party has discretion in establishing the price for the specified good or service.

Based on evaluation of the above indicators, for sales arrangements via the Apple App Store, the Google Play Store, and other third party digital platforms, the Company has discretion in establishing the price for the specified good or service and the Company determined that the Company is the principal to the end user and thus report revenue on a gross basis and mobile platform fees charged by these digital storefronts are expensed as incurred and reported within cost of revenues.

For the years ended September 30, 2024 and 2023, there was no revenue recognized on a net basis where the Company is acting as an agent.

F-31

Contract balances and remaining performance obligations

Contract balances typically arise when a difference in timing between the transfer of control to the customer and receipt of consideration occurs.

The Company’s contract liabilities include unused in-game credit of $665,471 and $328,914, and game revenue sharing of $40,330 and nil from distribution as of September 30, 2024 and 2023, respectively, consist primarily of the unsatisfied performance obligations as of the balance sheet dates. During the year ended September 30, 2024 and 2023, $328,914 and $248,311 were recognized in revenue, respectively.

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making Company, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews combined results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Cost of revenue

Cost of revenue consists primarily of platform handling fees, revenue sharing with game developers, and cloud server costs.

Selling expenses

Selling expenses mainly include advertising expenses for promoting mobile digital games.

Government grants

Government subsidy income represent cash subsidies received from PRC government. Cash subsidies which have no defined rules and regulations to govern the criteria necessary for companies to enjoy the benefits are recognized when received. Such subsidies are generally provided as incentives from the local government to encourage the expansion of local business. There is no guarantee that the Company will continue to receive such government subsidy income in the future. For the years ended September 30, 2024, and 2023, the Company had the following government subsidy income: personal income tax subsidy of $498 and $718; and employment subsidy of nil and $1,276, respectively.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of September 30, 2024 and 2023, the Company capitalized $28,542 and nil of deferred offering costs, respectively.

Value-added taxes

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

F-32

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on September 31, 2024 and 2023, respectively.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of September 30, 2024, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of September 30, 2024 and 2023.

Comprehensive income (loss)

Comprehensive income (loss)is defined as the increase in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the combined statements of comprehensive income (loss).

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of September 30, 2024 and 2023, there was no dilution impact.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, including the redeemable shares, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of September 30, 2024 and 2023, there were no dilutive shares.

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making Company, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews combined results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Risks and uncertainties

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

F-33

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures.” This ASU expands required public entities’ segment disclosures, including disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items and interim disclosures of a reportable segment’s profit or loss and assets. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted.

On December 14, 2023, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). The ASU focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 largely follows the proposed ASU issued earlier in 2023 with several important modifications and clarifications discussed below. ASU 2023-09 is effective for public business entities for annual periods beginning after Dec. 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In March 2024, the FASB issued ASU 2024-01, Compensation - Stock Compensation (Topic 718) Scope Application of Profits Interest and Similar Awards. The FASB is issuing this ASU to improve generally accepted accounting principles by adding an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether profits interest and similar awards (“profit interest awards”) should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The illustrative example is intended to reduce 1) complexity in determining whether a profits interest award is subject to the guidance in Topic 718 and 2) existing diversity in practice. For public business entities, the amendments are effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied either (1) retrospectively to all prior periods presented in the financial statements or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. The Company evaluated and does not intend to early adopt this standard.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations, cash flows, and disclosures.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

F-34

Note 3. Accounts receivable, net

Accounts receivable consisted of the following:

	As of	As of
	September 30,	September 30,
	2024	2023
Accounts receivable	$1,349,808	$433,470
Less: allowance for credit losses	-	-
Accounts receivable, net	$1,349,808	$433,470

Note 4. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of	As of
	September 30,	September 30,
	2024	2023
Security deposits	$300,000	-
Prepaid income sharing	109,317	-
Prepaid expenses	52,075	$22,256
VAT receivables	16,348	19,360
Total	477,740	41,616
Less: allowance for doubtful accounts	-	-
Prepaid expenses and other current assets, net	$477,740	$41,616

As of September 30, 2024 and 2023, allowance for doubtful accounts was nil and nil, respectively.

Note 5. Property and equipment, net

Property and equipment, net consisted of the following:

	As of	As of
	September 30,	September 30,
	2024	2023
Office equipment	$56,835	$42,671
Less: accumulated depreciation	(40,184)	(30,410)
Total	$16,651	$12,261

Depreciation expense for the years ended September 30, 2024 and 2023 amounted to $8,346 and $7,383, respectively.

F-35

Note 6. Accrued expenses

Accrued expenses consisted of the following:

	As of	As of
	September 30,	September 30,
	2024	2023
Salaries payable	$36,360	$48,919
Accrued expenses	4,714	16,405
Total	$41,074	$65,324

Note 7. Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands

DarkIris is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, DarkIris is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2 million and 16.5% on any part of assessable profits over HK$2 million on corporations.

PRC

Generally, entities that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

The income tax expenses consisted of the following components:

	For the financial years ended September 30,
	2024	2023
Current income tax expenses	$98,158	-
Deferred income tax expenses (benefits)	-	-
Total income tax expenses	$98,158	-

F-36

A reconciliation of the Company’s Hong Kong (“HK”) statutory tax rate to the effective income tax rate during the periods is as follows:

	For the financial years ended September 30,
	2024	2023
Income tax expense with HK statutory tax rate	16.5%	16.5%
Tax effect of preferential tax treatments	(1.8)%	1.7%
Change of valuation allowance	(6.5)%	(18.2)%
Effective income tax rate	8.2%	0.0%

Deferred tax liabilities and assets attributable to different tax jurisdictions are not offset. Components of deferred tax assets and liabilities were as follows:

	As of	As of
	September 30,	September 30,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$964,969	$826,563
Valuation allowance on net operating loss	(964,969)	(826,563)
Total	-	-

The Company’s mainland China subsidiary had cumulative net operating loss of approximately $3.9 million and $3.3 million as of September 30, 2024 and 2023, respectively, which may be available for reducing future taxable income.

As of each reporting date, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. On the basis of this evaluation, valuation allowance of $1.0 million and $0.8 million was recorded against the gross deferred tax asset balance at September 30, 2024 and 2023, respectively. The amount of the deferred tax asset is considered unrealizable because it is more likely than not that the Company will not generate sufficient future taxable income to utilize this portion of the net operating loss.

Movement of valuation allowance was as follows:

	As of	As of
	September 30,	September 30,
	2024	2023
Beginning of the financial year	$826,563	$608,464
Change of valuation allowance	102,878	241,348
Effect of foreign currency translation adjustments	35,528	(23,249)
End of the financial year	$964,969	$826,563

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in mainland China after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s mainland China entity. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

F-37

Note 8. Equity

Ordinary Shares

On May 31, 2024, the authorized share capital of the Company is $50,000 divided into 50,000 ordinary shares of par value $1 each.

On May 31, 2024, the Company issued 50,000 ordinary shares to shareholders at par value of $1 each.

On February 27, 2025, the Company re-designated and re-classified its authorized share capital from $50,000 divided into 50,000 ordinary shares of par value $1 each to $50,000 divided into 450,000,000 Class A Ordinary Shares of par value of $0.0001 each and 50,000,000 Class B Ordinary Shares of par value of $0.0001 each. The currently issued 50,000 ordinary shares of par value of $0.0001 each in the Company be and are re-designated and re-classified into 32,970 Class A ordinary shares of par value $0.0001 each with 1 vote per share or 17,030 Class B ordinary shares of par value $0.0001 each with 20 votes per share.

On June 10, 2025, the Company allotted and issued an aggregate of 10,517,430 Class A ordinary shares and 5,432,570 Class B ordinary shares of the Company, par value of $0.0001 each respectively, and to all existing shareholders on a pro-rata basis (Issuance). Immediately after the completion of the Issuance, Class A and Class B ordinary shares were 10,550,400 and 5,449,600, respectively. The aforementioned Issuance were considered nominal issuance, and were recapitalizations in substance. In applying the requirements of FASB ASC Topic 260, nominal issuances of ordinary shares should be reflected in a manner similar to a share split or share dividend for which retroactive treatment is required by FASB ASC paragraph 260-10-55-12.

Statutory reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of September 30, 2024 and 2023, the balance of the required statutory reserves was nil and nil, respectively.

Note 9. Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying combined financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of September 30, 2024 and 2023, amounts restricted are the paid-in-capital and statutory reserve of the PRC entities, which amounted to $0.4 million and $2.4 million, respectively.

F-38

Note 10. Concentration of major customers and suppliers

No single customer represented 10% or more of revenue for the years ended September 30, 2024 and 2023.

As of September 30, 2024, two receivables accounted for 61%, and 29% of the Company’s accounts receivable balance, respectively. As of September 30, 2023, two receivables accounted for 79% and 17% of the Company’s accounts receivable balance, respectively.

For the year ended September 30, 2024, four major suppliers accounted for approximately 48%, 12%, 12%, and 12% of the cost of revenues, respectively. For the year ended September 30, 2023, three major suppliers accounted for approximately 50%, 19%, and 13% of the cost of revenues, respectively.

As of September 30, 2024, three suppliers accounted for 44%, 15%, and 10% accounts payable balance, respectively. As of September 30, 2023, one supplier accounted for 81% accounts payable balance.

Note 11. Related party transactions

The relationship and the nature of related party transactions are summarized as follow:

Name	Relationship with the Company	Nature of transactions
Xiamen Xiqi Network Technology Co., Ltd (“Xiqi”)	The shareholder owns 34% of the Company and also owns 35.4% of Xiqi	Providing working capital and payment of expenses for the Company

Due to a related party

	As of	As of
	September 30,	September 30,
	2024	2023
Xiqi	$243,788	$2,712,450

As of September 30, 2024 and 2023, the Company owed Xiqi $0.2 million and $2.7 million, respectively. The balance of due to a related party is interest-free, unsecured, and due upon demand.

For the year ended September 30, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Payment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$3,992,925	$1,478,653

For the year ended September 30, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

	Payment	Borrowing
Name of related parties	Amount	Amount
Xiqi	$4,970,289	$5,605,046

F-39

Note 12. Commitments and Contingencies

Capital commitment

As of September 30, 2024, the Company does not have any capital commitment.

Contingencies

To the Company’s knowledge, there are no claims, lawsuits, investigations and proceedings, including unasserted claims against the Company that reasonably could have a material effect on the Company’s financial position, results, or cash flow.

Note 13. Subsequent events

The Company has evaluated subsequent events through March 17, 2025, the date the financial statements were issued and filed with the U.S. Securities and Exchange Commission. Based on the Company’s evaluation, no event has occurred requiring adjustment or disclosure in the notes to the combined financial statements, except for:

In February 2025, an investor subscribed 1,900 ordinary shares of the Company at $300 per share for 3.8% equity interest of the Company and the total consideration was $570,000.

Note 14. Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of combined subsidiaries exceed 25 percent of combined net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of combined subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s mainland China subsidiary exceeded 25% of the combined net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of combined subsidiaries shall mean that amount of the Company’s proportionate share of net assets of combined subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s combined financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the combined financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2024 and 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the combined financial statements, if any.

F-40

Condensed balance sheets

	As of	As of
	September 30,	September 30,
	2024	2023
Assets
Non-current assets
Investment in subsidiaries	$934,994	-
Total assets	934,994	-

Liabilities and Shareholders’ Equity

Non-current liabilities
Loss in excess of investment in subsidiaries	-	2,853,068
Total liabilities	-	2,853,068

Commitments and contingencies

Shareholders’ equity (deficit)
Class A ordinary shares ($0.0001 par value, 450,000,000 shares authorized, 10,550,400 shares issued and outstanding as of September 30, 2024 and 2023, respectively)	1,055	1,055
Class B ordinary shares ($0.0001 par value, 50,000,000 shares authorized, 5,449,600 shares issued and outstanding as of September 30, 2024 and 2023, respectively)	545	545
Additional paid-in capital	4,701,748	1,959,823
Accumulated deficits	(3,706,377)	(4,803,182)
Accumulated other comprehensive loss	(61,977)	(11,309)
Total shareholders’ equity (deficit)	934,994	(2,853,068)

Total liabilities and shareholders’ equity	$934,994	-

Condensed statements of operations

	For the years ended September 30,
	2024	2023

Equity in earnings (loss) of subsidiaries	$1,096,805	$(1,257,824)
Net income (loss)	$1,096,805	$(1,257,824)
	-	-

Net income (loss)	1,096,805	(1,257,824)
Foreign currency translation (loss) gain	(50,668)	55,652
Comprehensive income (loss)	$1,046,137	$(1,202,172)

Condensed cash flow statements

	For the years ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,096,805	$(1,257,824)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity in earnings (loss) of subsidiaries	(1,096,805)	1,257,824
Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	-	-

F-41

DARKIRIS INC.

黑瞳科技

1,500,000 Class A Ordinary Shares

______________________________

PROSPECTUS

______________________________

US Tiger Securities, Inc.

August 7, 2025

Until September 1, 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.